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                                                                    Exhibit 99.1

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                    FIRST AMENDED AND RESTATED SENIOR SECURED
                           REVOLVING CREDIT AGREEMENT
                                  $125,000,000

                           DATED AS OF MARCH 28, 2001

                                     BETWEEN

                       CORPORATE OFFICE PROPERTIES, L.P.,
                                  AS BORROWER,
                       CORPORATE OFFICE PROPERTIES TRUST,
                                  AS GUARANTOR,
                        ANY MORTGAGED PROPERTY SUBSIDIARY
                     WHICH MAY NOW BE OR HEREAFTER BECOME A
                            PARTY TO THIS AGREEMENT,
                          COLLECTIVELY, AS LOAN PARTIES

                                       AND

                             BANKERS TRUST COMPANY,
                              AND EACH OTHER LENDER
                          WHICH MAY HEREAFTER BECOME A
                        PARTY TO THIS AGREEMENT PURSUANT
                                TO SECTION 8.1.1
                            COLLECTIVELY, AS LENDERS

                                       AND

                             BANKERS TRUST COMPANY,
                                    AS AGENT

                                       AND

                         DEUTSCHE BANC ALEX.BROWN INC.,
                              AS LEAD ARRANGER AND
                            SOLE BOOK RUNNING MANAGER

================================================================================
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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1   INTERPRETATION ...................................................2

      1.1   Appendix of Defined Terms ........................................2

      1.2   Accounting Terms; Utilization of GAAP for Purposes of
            Calculations Under Agreement; Pro Forma ..........................2

      1.3   Certain References, Captions, Persons, and Expressions ...........2

      1.4   Drafter ..........................................................2

      1.5   Knowledge ........................................................2

ARTICLE 2   THE REVOLVING CREDIT FACILITY ....................................3

      2.1   Commitment; Loans; Notes .........................................3

            2.1.1 Commitments ................................................3

            2.1.2 Borrowing Mechanics ........................................3

      2.2   Intentionally Deleted ............................................4

      2.3   Disbursement of Funds ............................................4

      2.4   The Register .....................................................5

      2.5   Maturity .........................................................6

      2.6   Intentionally Deleted ............................................6

      2.7   Interest on the Loans ............................................6

            2.7.1 Rates of Interest ..........................................6

            2.7.2 Interest Periods ...........................................6

            2.7.3 Interest Payments ..........................................7

            2.7.4 Conversion/Continuation ....................................7

            2.7.5 Default Rate Interest ......................................8

            2.7.6 Computation of Interest ....................................8

      2.8   Fees .............................................................9

            2.8.1 Unused Commitment Fees .....................................9

            2.8.2 Fee Letter .................................................9

      2.9   Repayments and Prepayments; General Provisions Regarding
            Payments .........................................................9

            2.9.1 Prepayments and Unscheduled Reductions in Commitment .......9

                  2.9.1.1 Voluntary Prepayments ..............................9

                  2.9.1.2 Voluntary Reductions of Commitment ................10


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

                  2.9.1.3 Reductions in Borrowing Base Due to Casualty,
                          Condemnation or Disposition of a Mortgaged
                          Property ..........................................10

                  2.9.1.4 Prepayments Due to Borrowing Base .................10

                  2.9.1.5 Application of Prepayments ........................10

            2.9.2 Application of Payments to Principal and Interest .........10

            2.9.3 General Provisions Regarding Payments .....................11

                  2.9.3.1 Manner and Time of Payment ........................11

                  2.9.3.2 Apportionment of Payments .........................11

                  2.9.3.3 Payments on Business Days .........................11

                  2.9.3.4 Notation of Payment ...............................11

            2.9.4 Intentionally Omitted .....................................11

      2.10  Use of Loan Proceeds ............................................12

            2.10.1    Loans .................................................12

            2.10.2    Margin Regulations ....................................12

      2.11  Special Provisions Governing LIBOR Rate Loans ...................12

            2.11.1 Determination of Applicable Interest Rate ................12

            2.11.2 Inability to Determine Applicable Interest Rate ..........12

            2.11.3 Illegality or Impracticability of LIBOR Rate .............12

            2.11.4 Compensation For Breakage or Non-Commencement
                   of Interest Periods ......................................13

            2.11.5 Booking of LIBOR Rate Loans ..............................13

            2.11.6 Assumptions Concerning Funding of LIBOR Rate Loans .......13

      2.12  Increased Costs; Taxes; Capital Adequacy ........................14

            2.12.1 Compensation for Increased Costs and Taxes ...............14

            2.12.2 Withholding of Taxes .....................................15

                   2.12.2.1 Payments to Be Free and Clear ...................15

                   2.12.2.2 Grossing-up of Payments .........................15

                   2.12.2.3 U.S. Tax Certificates ...........................16

                   2.12.2.4 Refunds, etc. ...................................16

                   2.12.2.5 Capital Adequacy Adjustme1nt ....................16

            2.12.3 Obligation of Lender to Mitigate .........................17

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      2.13  Addition of Mortgaged Properties ................................17

            2.13.1 Addition of Mortgaged Properties .........................17

      2.14  Releases of Mortgaged Properties ................................19

            2.14.1 Mortgaged Properties .....................................19

            2.14.2 Effect of Release ........................................20

            2.14.3 Revised Schedules ........................................20

      2.15  Substitutions of Mortgaged Properties ...........................20

            2.15.1 Substitution .............................................20

      2.16  Issuance of Letters of Credit and Lenders' Purchase of
            Participations Therein ..........................................21

            2.16.1 Letters of Credit ........................................21

            2.16.2 Mechanics of Issuance ....................................21

                   2.16.2.1 Notice of Issuance ..............................21

                   2.16.2.2 Determination of Issuing Lender .................22

                   2.16.2.3 Issuance of Letter of Credit ....................22

                   2.16.2.4 Notification to Lenders .........................22

                   2.16.2.5 Reports to Lenders ..............................22

            2.16.3 Lenders' Purchase of Participations in Letters of
                   Credit ...................................................23

      2.17  Letter of Credit Fees ...........................................23

      2.18  Drawings and Reimbursement of Amounts Paid Under Letters
            of Credit .......................................................23

            2.18.1 Responsibility of Issuing Lender With Respect to
                   Drawings .................................................23

            2.18.2 Reimbursement by Borrower of Amounts Paid Under
                   Letters of Credit ........................................24

      2.19  Payment by Lenders of Unreimbursed Amounts Paid Under
            Letters of Credit ...............................................24

            2.19.1 Payment by Lenders .......................................24

            2.19.2 Distribution to Lenders of Reimbursements Received
                   From Borrower ............................................25

      2.20  Interest on Amounts Paid Under Letters of Credit ................25

            2.20.1 Payment of Interest by Borrower ..........................25

            2.20.2 Distribution of Interest Payments by Issuing Lender ......25

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      2.21  Obligations Absolute ............................................26

      2.22  Indemnification; Nature of Issuing Lenders' Duties ..............27

            2.22.1 Indemnification ..........................................27

            2.22.2 Nature of Issuing Lenders' Duties ........................27

      2.23  Increased Costs and Taxes Relating to Letters of Credit .........28

ARTICLE 3   CONDITIONS PRECEDENT ............................................29

      3.1   Conditions to Effectiveness of Commitments ......................29

            3.1.1  Corporate Documents ......................................29

            3.1.2  Partnership Documents ....................................29

            3.1.3  Operating Statements .....................................30

            3.1.4  Officer's Certificates ...................................30

            3.1.5  No Material Adverse Effect ...............................31

            3.1.6  Security Interests .......................................31

            3.1.7  Insurance ................................................33

            3.1.8  Management Agreements ....................................33

            3.1.9  Material Leases; Tenant Estoppel Certificates; Tenant
                   Subordination Agreements .................................33

            3.1.10 Environmental Audits .....................................34

            3.1.11 Engineering Reports ......................................34

            3.1.12 Appraisals ...............................................35

            3.1.13 Opinions of Loan Parties' Counsel ........................35

            3.1.14 Opinion of Agent's Counsel ...............................35

            3.1.15 No Adverse Litigation ....................................35

            3.1.16 Existing Indebtedness ....................................35

            3.1.17 Contingent Obligations ...................................35

            3.1.18 Payment of Fees and Expenses .............................36

            3.1.19 Completion of Proceedings ................................36

            3.1.20 Other Documents ..........................................36

      3.2   Conditions to All Loans .........................................36

            3.2.1  Notice of Borrowing ......................................36

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

            3.2.2  Other Conditions .........................................36

      3.3   Conditions to Letters of Credit .................................37

ARTICLE 4   REPRESENTATIONS AND WARRANTIES ..................................38

      4.1   Formation/Organization, Powers, Qualification, Good
            Standing, Business and Subsidiaries .............................38

            4.1.1 Organization and Powers ...................................38

            4.1.2 Qualification and Good Standing ...........................38

            4.1.3 Conduct of Business .......................................38

      4.2   Authorization of Borrowing, etc. ................................38

            4.2.1 Authorization of Borrowing ................................38

            4.2.2 No Conflict ...............................................39

            4.2.3 Governmental Consents .....................................39

            4.2.4 Binding Obligation ........................................39

      4.3   Financial Condition; No Material Adverse Effect; Contingent
            Obligations .....................................................39

            4.3.1 Financial Condition .......................................39

            4.3.2 No Material Adverse Effect ................................40

            4.3.3 Contingent Obligations ....................................40

      4.4   Properties; Agreements; Licenses ................................40

            4.4.1 Title to Mortgaged Properties; Liens ......................40

            4.4.2 Material Leases ...........................................41

      4.5   Litigation; Adverse Facts .......................................41

      4.6   Taxes ...........................................................41

            4.6.1 Payment of Taxes ..........................................41

            4.6.2 REIT Status ...............................................42

            4.6.3 Foreign Person ............................................42

            4.6.4 Classification as a Partnership ...........................42

      4.7   Performance of Agreements; Materially Adverse Agreements ........42

      4.8   Governmental Regulation; Securities Activities ..................42

      4.9   Employee Benefit Plans ..........................................43

      4.10  Certain Fees ....................................................43

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      4.11  Solvency ........................................................43

      4.12  Disclosure ......................................................43

      4.13  Liens on the Collateral .........................................44

            4.13.1 General ..................................................44

            4.13.2 Mortgages ................................................44

            4.13.3 Assignments of Rents and Leases ..........................44

            4.13.4 Mechanics' Liens .........................................45

            4.13.5 Filings and Recordings ...................................45

      4.14  Zoning; Authorizations ..........................................45

            4.14.1 Zoning ...................................................45

            4.14.2 Authorizations ...........................................45

      4.15  Physical Condition; Encroachment ................................46

      4.16  Insurance .......................................................46

      4.17  Leases ..........................................................46

      4.18  Environmental Reports; Engineering Reports; Appraisals;
            Market Studies ..................................................46

      4.19  No Condemnation or Casualty .....................................47

      4.20  Utilities and Access ............................................47

      4.21  Wetlands ........................................................47

      4.22  Labor Matters ...................................................47

      4.23  Employment and Labor Agreements .................................47

ARTICLE 5   AFFIRMATIVE COVENANTS ...........................................48

      5.1   Financial Statements and Other Reports ..........................48

            5.1.1 [Intentionally Deleted] ...................................48

            5.1.2 Borrowing Base Certificates ...............................48

            5.1.3 Quarterly Property Operating Statements ...................48

            5.1.4 Quarterly Financial Statements of COPT and Its
                  Subsidiaries ..............................................48

            5.1.5 Year-End Financial Statements .............................49

            5.1.6 Annual Operating Plan .....................................50

            5.1.7 Officers' Certificates ....................................50

            5.1.8 Compliance Certificates ...................................50

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

            5.1.9  COPT's Certification .....................................50

            5.1.10 Accountants' Reports .....................................50

            5.1.11 Reconciliation Statements ................................50

            5.1.12 Evidence of Insurance ....................................51

            5.1.13 SEC Filings and Press Releases ...........................51

            5.1.14 Events of Default, etc. ..................................51

            5.1.15 Litigation or Other Proceedings ..........................51

            5.1.16 Financial Plans ..........................................52

            5.1.17 Insurance ................................................52

            5.1.18 Environmental Audits and Reports .........................52

            5.1.19 Board of Trustees ........................................52

            5.1.20 Change in Name or Chief Place of Business ................52

            5.1.21 [Intentionally Deleted] ..................................53

            5.1.22 Notices with Respect to Mortgaged Properties .............53

            5.1.23 Supplements to Schedules .................................53

            5.1.24 Other Information ........................................53

      5.2   Entity Existence; Financial Matters; Control ....................53

            5.2.1  Entity Existence .........................................53

            5.2.2  Financial Matters ........................................53

            5.2.3  Change in Controlling Principals .........................54

            5.2.4  Change in Control ........................................54

            5.2.5  Change in Management .....................................54

      5.3   Qualified Income Covenant; Common Stock .........................54

      5.4   Taxes and Claims ................................................54

      5.5   Maintenance of Properties; Repair; Alteration ...................55

      5.6   Inspection; the Agent; Appraisals ...............................56

            5.6.1  Inspection ...............................................56

            5.6.2  Appraisals ...............................................56

      5.7   Compliance with Laws, Authorizations, etc. ......................56

      5.8   Performance of Loan Documents ...................................57

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      5.9   Payment of Liens ................................................57

            5.9.1  Removal by Loan Parties ..................................57

            5.9.2  Removal by the Agent .....................................57

            5.9.3  Title Searches ...........................................57

      5.10  Insurance .......................................................58

            5.10.1 Risks to be Insured ......................................58

                   5.10.1.1 Casualty ........................................58

                   5.10.1.2 Workers' Compensation ...........................60

                   5.10.1.3 Liability .......................................60

                   5.10.1.4 Additional Insurance ............................61

            5.10.2 Policy Provisions ........................................61

            5.10.3 Increases in Coverage ....................................62

            5.10.4 Payment of Proceeds ......................................62

            5.10.5 Delivery of Counterpart Policies; Evidence ...............62

            5.10.6 Replacement or Renewal Policies ..........................62

            5.10.7 Material Change in Policy ................................62

            5.10.8 Separate Insurance .......................................63

      5.11  Casualty and Condemnation; Restoration ..........................63

            5.11.1 Notice of Casualty .......................................63

            5.11.2 Insurance Proceeds .......................................63

            5.11.3 Notice of Condemnation; Negotiation and Settlement
                   of Claims ................................................64

            5.11.4 Condemnation Proceeds ....................................64

            5.11.5 Election to Release/Restore ..............................65

            5.11.6 Restoration with Net Insurance/Condemnation Proceeds .....67

            5.11.7 Engineer's Inspection ....................................69

      5.12  Renovations .....................................................69

            5.12.1    Notice of Renovation; Renovation Plans ................69

            5.12.2    Conduct of Renovation; Costs ..........................70

            5.12.3    Completion Certificate ................................70

            5.12.4    Engineer's Inspection .................................70


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      5.13  Intentionally Omitted ...........................................70

      5.14  Brundage Clause .................................................70

      5.15  Further Assurances ..............................................70

            5.15.1 Assurances ...............................................70

            5.15.2 Filing and Recording Obligations .........................71

            5.15.3 Costs of Defending and Upholding the Lien ................72

            5.15.4 Costs of Enforcement .....................................72

      5.16  Minimum Occupancy of Mortgaged Properties .......................72

ARTICLE 6   NEGATIVE COVENANTS ..............................................73

      6.1   Indebtedness of Loan Parties ....................................73

      6.2   Liens and Related Matters .......................................74

            6.2.1  Prohibition on Liens .....................................74

            6.2.2  No Further Negative Pledges ..............................74

      6.3   Investments .....................................................74

      6.4   Contingent Obligations ..........................................75

      6.5   Distributions ...................................................76

      6.6   Financial Covenants .............................................76

            6.6.1 Consolidated Tangible Net Worth ...........................76

            6.6.2 Minimum Mortgaged Property Interest Coverage ..............77

            6.6.3 Minimum Consolidated Interest Coverage ....................77

            6.6.4 Maximum Consolidated Unhedged Floating Rate Debt ..........77

            6.6.5 Maximum Consolidated Total Indebtedness ...................77

            6.6.6 Minimum Fixed Charge Coverage .............................77

      6.7   Fundamental Changes .............................................77

      6.8   Zoning and Contract Changes and Compliance ......................78

      6.9   No Joint Assessment; Separate Lots ..............................79

      6.10  Transactions with Affiliated Persons ............................79

      6.11  Sale or Discount of Receivables .................................79

      6.12  Ownership of Mortgaged Property Subsidiaries ....................79

      6.13  Conduct of Business .............................................80

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

            6.13.1 Conduct of Business ......................................80

      6.14  Properties ......................................................80

            6.14.1 Transfer of Mortgaged Properties .........................80

            6.14.2 Suburban Office Properties ...............................80

      6.15  Management Agreements; Material Leases ..........................80

      6.16  Changes in Certain Obligations and Documents;
            Issuance of Equity Securities ...................................81

            6.16.1 Credit Agreement .........................................81

            6.16.2 Equity Securities ........................................81

            6.16.3 Organization Documents ...................................81

      6.17  Fiscal Year .....................................................81

ARTICLE 7   EVENTS OF DEFAULT; REMEDIES .....................................81

      7.1   Events of Default ...............................................81

            7.1.1  Failure to Make Payments When Due ........................81

            7.1.2  Other Defaults Under Loan Documents ......................82

            7.1.3  Default in Other Agreements ..............................82

            7.1.4  Breach of Warranty .......................................82

            7.1.5  Invalidity of Loan Document; Failure of Security;
                   Repudiation of Obligations ...............................83

            7.1.6  Prohibited Transfers .....................................83

            7.1.7  Involuntary Bankruptcy; Appointment of Receiver, etc. ....83

            7.1.8  Voluntary Bankruptcy; Appointment of Receiver, etc. ......83

            7.1.9  Judgments and Attachments ................................84

            7.1.10 Dissolution ..............................................84

            7.1.11 Material Adverse Effect ..................................84

            7.1.12 Change in Control ........................................84

            7.1.13 Change in Management .....................................84

            7.1.14 Default under Term Loan ..................................84

      7.2   Certain Remedies ................................................85

ARTICLE 8   MISCELLANEOUS ...................................................87

      8.1   Assignments and Participations in Commitments and Loans .........87

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

            8.1.1 General ...................................................87

            8.1.2 Participations ............................................87

            8.1.3 Assignments to Federal Reserve Banks ......................87

            8.1.4 Information ...............................................88

      8.2   Expenses ........................................................88

      8.3   Indemnity .......................................................89

            8.3.1 Indemnity .................................................89

            8.3.3 Contribution ..............................................91

            8.3.4 No Limitation .............................................91

            8.3.5 Independence of Indemnity; No Enlargement .................91

      8.4   No Joint Venture or Partnership .................................92

      8.5   Ratable Sharing .................................................92

      8.6   Amendments and Waivers ..........................................92

            8.6.1 Amendments, etc. ..........................................92

            8.6.2 Deemed Consent ............................................93

      8.7   Independence of Covenants .......................................94

      8.8   Notices .........................................................94

      8.9   Survival of Representations, Warranties and Agreements ..........94

      8.10  Agent's Discretion ..............................................94

      8.11  Obligations Several; Independent Nature of the Lenders' Rights ..95

      8.12  Remedies of Loan Parties ........................................95

      8.13  Maximum Amount ..................................................95

      8.14  Marshalling; Payments Set Aside .................................96

      8.15  Severability ....................................................96

      8.16  Headings ........................................................96

      8.17  Applicable Law ..................................................96

      8.18  Successors and Assigns ..........................................97

      8.19  Consent to Jurisdiction and Service of Process ..................97

      8.20  Waiver of Jury Trial ............................................98

      8.21  Counterparts; Effectiveness .....................................99

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      8.22  Material Inducement .............................................99

      8.23  Entire Agreement ................................................99

      8.24  Additional Mortgaged Property Subsidiaries ......................99

      8.25  Lender Interest Rate Agreements ................................100

ARTICLE 9   AGENT ..........................................................100

      9.1   Appointment ....................................................100

      9.2   Powers; General Immunity .......................................100

            9.2.1 Duties Specified .........................................100

            9.2.2 No Responsibility for Certain Matters ....................101

            9.2.3 Exculpatory Provisions ...................................101

            9.2.4 Agent Entitled to Act as Lender ..........................102

            9.2.5 Certain Duties of Agent ..................................102

      9.3   Representations and Warranties; No Responsibility For
            Appraisal of Creditworthiness ..................................102

      9.4   Right to Indemnity .............................................102

      9.5   Payee of Note Treated as Owner .................................103

      9.6   Security Documents, Etc. .......................................103

            9.6.1 Security Documents .......................................103

            9.6.2 Lender Action ............................................104

      9.7   Successor Agent ................................................104

                                    EXHIBITS

Exhibit A         Form of Note
Exhibit B         Form of Notice of Borrowing
Exhibit C         Form of Notice of Conversion/Continuation
Exhibit D         Form of Compliance Certificate
Exhibit E         Form of Borrowing Base Certificate
Exhibit F         Form of Addition Certificate
Exhibit G         Form of Assignment Agreement
Exhibit H         Form of Issuance of Letter of Credit

                                    SCHEDULES

Schedule 1.1 A    Interests of Loan Parties in Mortgaged Properties

Schedule 1.1 B    Interests of Loan Parties in Other Properties

Schedule 4.1.1    COPT and Subsidiary Jurisdictions

Schedule 4.3.1    Unreported Material Contingent Obligations, etc.

Schedule 4.4.1    Rights of First Refusal, etc.

Schedule 4.4.2    Material Leases

Schedule 4.5      Litigation

Schedule 4.7      Materially Adverse Agreements

Schedule 5.2.3    Minimum Shareholdings of Controlling Principals

Schedule 5.5      Certain Capital Expenditures

Schedule 6.1.8    Indebtedness

Schedule 6.3      Investments

Schedule 6.14.2   Excluded Real Property Assets

Schedule 6.16.2   Equity Securities

Schedule 8.24     Mortgaged Property Subsidiary Counterpart

                        FIRST AMENDED AND RESTATED SENIOR
                       SECURED REVOLVING CREDIT AGREEMENT

      This FIRST AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT is dated as of March 28, 2001 and entered into among CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("BORROWER"), CORPORATE OFFICE PROPERTIES TRUST, a Maryland real estate investment trust ("COPT"), any Mortgaged Property Subsidiary which may now be or hereafter become a party to this Agreement, BANKERS TRUST COMPANY and each other lender which may hereafter become a party to this Agreement pursuant to Section 8.1.1 (individually, a "LENDER" and collectively, the "LENDERS"), BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, the "AGENT") and DEUTSCHE BANC ALEX BROWN INC., as lead arranger and sole book running manager.

                                 R E C I T A L S

      Borrower, COPT, Lenders and Agent entered into that certain Senior Secured Revolving Credit Agreement dated as of May 28, 1998, as amended prior to the date hereof (as amended, the "EXISTING AGREEMENT") and certain other documents in connection therewith. The parties hereto wish to amend and restate the Existing Agreement as set forth herein.

      A. The Loan Parties desire that the Lenders extend to Borrower a revolving credit facility, the proceeds of which will be used to provide financing for (i) the acquisition, construction, renovation and leasing of real property located in the United States and (ii) general business purposes.

      B. Certain of the Loan Parties desire to grant Liens in certain collateral in favor of the Agent for the benefit of the Lenders to secure its obligations under this Agreement, the Notes and the other Loan Documents.

      C. COPT and the Mortgage Property Subsidiaries desire to guaranty the obligations of Borrower under this Agreement, the Notes and the other Loan Documents.

      D. The making of the Loans and the issuance of Letters of Credit contemplated by this Agreement are of substantial benefit to the Loan Parties.

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Loan Parties, the Lenders and the Agent agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

      This Agreement and the other Loan Documents shall be construed and interpreted in accordance with this Article 1.

1.1   APPENDIX OF DEFINED TERMS.

      Appendix I to this Agreement, incorporated herein by this reference, defines certain terms contained therein which are used in this Agreement and the other Loan Documents. Such terms shall have the meanings ascribed to them in Appendix I when used in this Agreement or the other Loan Documents with initial capital letters.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT; PRO FORMA.

      Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to the Agent for distribution to the Lenders pursuant to
Section 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Except as otherwise expressly provided herein, calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in Section 5.1.

1.3   CERTAIN REFERENCES, CAPTIONS, PERSONS, AND EXPRESSIONS.

      In any Loan Document, except as otherwise specified therein: (a) all references to Articles, Sections, clauses, Recitals, Exhibits, Schedules or Attachments refer to those contained in or annexed to such Loan Document; (b) all titles or captions are used for convenience and reference only and do not limit or affect the meaning or effect of the provisions following them; (c) all references in a Loan Document to any Person, other than Borrower or any of its Affiliates, includes the successors and assigns of such Person; (d) "includes", "including" and similar terms mean "includes/including without limitation"; and
(e) whenever the context so requires, the neuter gender includes the masculine or feminine and the singular number includes the plural, and vice versa.

1.4   DRAFTER.

      No inference against or in favor of any party to any Loan Document shall be drawn from the fact that such party or its counsel has drafted any portion of any Loan Document.

1.5   KNOWLEDGE.

      As used in this Agreement or in any other Loan Document, the phrases "to the actual knowledge", "to the knowledge of" and any variations thereof shall mean, as of any date of determination and after inquiry that would be made by a prudent operator of a business such as the business of the person making the representation or an owner and manager of properties such as the Mortgaged Properties owning or managing such Mortgaged Properties for its own account, the actual knowledge or awareness, as of such date, of (i) Clay W. Hamlin III, Randall M. Griffin, Roger A. Waesche, Jr. and John H. Gurley, or
(ii) at such times as any of such persons are not officers or directors of the relevant entity, the persons who occupy the offices of such person or such entity's Chairman of the Board of Trustees, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, General Counsel and such other officers as shall from time to time perform the functions that are performed by the foregoing officers as of the date of this Agreement. Each Loan Party represents and warrants for itself only that the foregoing Persons have primary executive and administrative responsibility for its operations and assets and that in the performance of their duties in the ordinary course of business one or more of such Persons would customarily have knowledge of the matters referred to herein.

                                   ARTICLE 2
                          THE REVOLVING CREDIT FACILITY

2.1   COMMITMENT; LOANS; NOTES.

      2.1.1 COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Closing Date to but excluding the Maturity Date an aggregate amount not exceeding such Lender's Pro Rata Share of the aggregate amount of the Commitments to be used for the purposes identified in Section 2.10.1.

      Each Lender's Commitment shall expire on the Maturity Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full no later than the Maturity Date.

      Anything contained in this Agreement to the contrary notwithstanding, the Loans and the Commitments shall be subject to the limitations that the sum of:
(a) aggregate principal amount of the outstanding Loans plus (b) the Letter of Credit Usage shall not exceed the Available Amount then in effect.

      2.1.2 BORROWING MECHANICS. Borrower shall be permitted to request a Loan pursuant to this Section 2.1.2 only four times during any 30 day period. Whenever Borrower desires that the Lenders make Loans, it shall deliver to the Agent a Notice of Borrowing no later than 10:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date with respect to a LIBOR Rate Loan or, in the case of a Loan bearing interest with reference to the Base Rate, one Business Day in advance of the proposed Funding Date.

      Each Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Loans requested (which in the case of Libor Rate Loans shall be in an aggregate minimum amount of $1,000,000), (iii) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans, (iv) if such Loans are LIBOR Rate Loans, the initial Interest Period applicable thereto, (v) that not more than three other Funding Dates shall have occurred within the 30 days next preceding the proposed Funding Date, and (vi) that the amount of the proposed Loans will not cause the sum of: (a) aggregate principal amount of the outstanding Loans (after giving effect to such proposed Loans) plus (b) the Letter of Credit Usage to exceed the Available Amount then in effect.

      Borrower may give the Agent telephonic notice by the required time of any proposed Loan under this Section 2.1.2; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Agent on or before the applicable Funding Date. Neither the Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly Authorized Officer or other Person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2.1.2, and upon funding of Loans by the Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected Loans hereunder.

      Borrower shall notify the Agent (who shall notify the Lenders) prior to the funding of any Loans in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

      Except as otherwise provided in Sections 2.11.2 and 2.11.3, a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith.

2.2   INTENTIONALLY DELETED.

2.3   DISBURSEMENT OF FUNDS.

      As of the Closing Date, any Loans outstanding under the Existing Agreement shall be repaid with Loan proceeds disbursed hereunder, with each Lender having funded a portion of such Loan proceeds in an amount equal to its Pro Rata Share thereof, and Borrower shall be obligated under the Existing Agreement to compensate each Lender (as defined in the Existing Agreement) for any amounts payable thereunder with respect to the prepayment of a LIBOR Rate Loan under the Existing Agreement on a day other than the last day of the Interest Period (as defined in the Existing Agreement) applicable thereto.

      All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. After receipt by the Agent of a Notice of Borrowing pursuant to
Section 2.1.2 (or telephonic notice in lieu thereof), the Agent shall promptly notify (and, if the Notice of Borrowing is received by the Agent by 10:00 A.M. (New York time) on any day, in any event by 2:00 P.M. of such day) each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to the Agent, in same day funds, at the office of the Agent located at One Bankers Trust Plaza, New York, New York, not later than 12:00 Noon (New York time) on the applicable Funding Date in same day funds in Dollars. Upon satisfaction or waiver of the conditions precedent specified in Sections 3.1 (in the case of Loans made on the first Funding Date) and 3.2 (in the case of all Loans), the Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by causing an amount of same day funds (in Dollars) equal to the proceeds of all such Loans received by the Agent from the Lenders to be transferred to the account designated in the Notice of Borrowing.

      Unless the Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Agent the amount of such Lender's Loan requested on such Funding Date, the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to the Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this Section 2.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.4   THE REGISTER.

      2.4.1 The Agent shall maintain, at its address referred to in Section 8.8 a register for the recordation of the names and addresses of the Lenders and the Commitment and Loans of each Lender from time to time (the "REGISTER"). The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      2.4.2 The Agent shall record in the Register the Commitment and the Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of the applicable Loans.

      2.4.3 Each Lender shall record on its internal records (including any promissory note described in Section 2.4.4) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, however, that failure to make any such recordation, or any error in such recordation, shall not affect Borrower's Obligations in respect of the applicable Loans; provided further, however, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

      2.4.4 Any Lender may, by notice to the Agent and Borrower, request that all or part of the principal amount of Borrower's Loans from such Lender and such Lender's Commitment hereunder be evidenced by Notes. Within three Business Days of a Borrower's receipt of such notice, Borrower shall execute and deliver to the Agent for delivery to the appropriate Lender a Note in the amount(s) of such Lender's Commitment payable to the notifying Lender or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to Section
8.1 hereof. If the foreclosure or other enforcement of any Mortgage or any other Security Document requires the presentation of a Note evidencing the Obligations secured by such Security Document and Borrower fails or refuses to comply with a request for such Note, then a copy of this Agreement may be presented in lieu of such a Note.

2.5   MATURITY.

      The aggregate outstanding principal balance of the Loans, together with accrued interest thereon and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on the Maturity Date.

2.6   INTENTIONALLY DELETED.

2.7   INTEREST ON THE LOANS.

      2.7.1 RATES OF INTEREST. Subject to the provisions of Sections 2.7.5, 2.11 and 2.12, each Loan shall bear interest on the unpaid principal amount thereof from the date made to but not including maturity (whether by acceleration or otherwise) at a rate determined by reference to the Adjusted LIBOR Rate or the Base Rate, as applicable; provided, however, that in the event that any LIBOR Rate Loan is to be made on a day when there are already six (6) Interest Periods outstanding, such Loan shall bear interest at a rate determined by reference to the Base Rate, notwithstanding any contrary notice from Borrower. The basis for determining the interest rate with respect to any Loan shall be changed from time to time in accordance with Section 2.7.4.

      Subject to the provisions of Sections 2.7.5, 2.9.1 and 2.12, the Loans shall bear interest to but not including maturity as follows:

            (i) if a Base Rate Loan, then at a rate equal to the Base Rate.

            (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate PLUS the Applicable Margin.

      2.7.2 INTEREST PERIODS. In connection with each LIBOR Rate Loan, Borrower shall, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be at Borrower's option a one, two or three month period; provided, however, that:

            (i) the initial Interest Period of any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan;

            (ii) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

            (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this Section 2.7.2, end on the last Business Day of a calendar month;

            (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date;

            (vi) there shall be no more than six (6) Interest Periods outstanding at any time;

            (vii) if six Interest Periods are outstanding, at least one Interest Period shall be either (a) a one month Interest Period or (b) an Interest Period with less than 30 days remaining; and

            (viii) in the event Borrower shall fail to specify an Interest Period for a LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrower shall be deemed to have selected an Interest Period of one month.

      2.7.3 INTEREST PAYMENTS. Subject to the provisions of Sections 2.7.5, interest on the Loans shall be payable monthly in arrears on and to each Payment Date, upon any prepayment of the Loans (to the extent accrued on the amount being prepaid) and at the Maturity Date.

      2.7.4 CONVERSION/CONTINUATION. Subject to the provisions of Sections 2.7.5 and 2.11, Borrower may elect from time to time to convert a Base Rate Loan, or a portion thereof, to a LIBOR Rate Loan subject to the requirements set forth in
Section 2.7.2. Upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, Borrower may elect to continue such Loan, or a portion thereof, as a LIBOR Rate Loan, subject to the requirements set forth in Section 2.7.2, or to convert such Loan, or a portion thereof, to a Base Rate Loan. Borrower shall deliver a Notice of Conversion/Continuation to the Agent no later than 10:00 A.M. (New York) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrower may give the Agent telephonic notice by the required time of any proposed conversion/continuation under this Section 2.7.4, provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this Section 2.7.4, the Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

      Neither the Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly Authorized Officer or other Person authorized to act on behalf of Borrower or for otherwise acting in good faith under this Section 2.7.4, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrower shall have effected a conversion or continuation, as the case may be, hereunder.

      Except as otherwise provided in Sections 2.7.5, 2.11 and 2.12, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

      2.7.5 DEFAULT RATE INTEREST. During the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due (other than any excess interest payable solely pursuant to this Section 2.7.5) and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy or insolvency laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided, however, that, in the case of LIBOR Rate Loans, if such Event of Default is continuing, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.7.5 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Agent or any Lender.

      2.7.6 COMPUTATION OF INTEREST. Interest on the Loans shall be computed (a) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (b) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loans, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan shall be included, and the date of repayment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.8   FEES.

      2.8.1 UNUSED COMMITMENT FEES. Borrower agrees to pay to the Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, unused commitment fees for the period from and including the Closing Date to and excluding the Maturity Date as follows: (i) equal to, if the average of the daily unused portion of the Commitments is greater than 65%, such average of the daily unused portion of the Commitment MULTIPLIED BY 0.25% per annum; or (ii) equal to, if the average of the daily unused portion of the Commitments is less than or equal to 65%, such average of the daily unused portion of the Commitment MULTIPLIED BY 0.20% per annum. Any such unused commitment fees are to be calculated on the basis of a 360-day year and the actual number of days elapsed. Anything contained in this Agreement to the contrary notwithstanding, for purposes of calculating the unused commitment fees payable by Borrower pursuant to this Section 2.8.1, the "UNUSED PORTION OF THE COMMITMENTS," as of any date of determination, shall be an amount equal to the average daily amount by which the aggregate of the Commitments exceeds the sum of: (a) the aggregate principal amount of the Loans outstanding plus (b) the Letter of Credit Usage during the applicable calendar quarter or portion thereof. The unused commitment fee shall be payable as provided in this Section 2.8.1 notwithstanding that the then Available Amount may be less than the amount of the Commitments. An unused commitment fee shall be payable quarterly in arrears on the fifth day of each calendar quarter or portion thereof during the term hereof, with a final payment due on the Maturity Date.

      2.8.2 FEE LETTER. Borrower shall pay the fees described in the Fee Letter in accordance with the terms thereof.

2.9   REPAYMENTS AND PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

      2.9.1 PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENT.

                  2.9.1.1 VOLUNTARY PREPAYMENTS. Borrower may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice in the case of LIBOR Rate Loans, in each case confirmed in writing to the Agent (which notice the Agent will promptly transmit by telecopy, telex or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount (or, if less, the total amount of all outstanding Loans); provided, however, that in the event a LIBOR Rate Loan is prepaid on a day other than the last day of the Interest Period applicable thereto, such prepayment shall be accompanied by the payment of any amounts payable under Section 2.11. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided, however, that in the case of any such prepayment, Borrower shall promptly pay all amounts then due to the Lenders pursuant to Section 2.11. Any such voluntary prepayment shall be applied as specified in Section 2.9.1.5. Amounts prepaid pursuant to this
Section 2.9.1.1 may be reborrowed pursuant to Section 2.1.1.

            2.9.1.2 VOLUNTARY REDUCTIONS OF COMMITMENT. Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Agent (which notice the Agent will promptly transmit by telecopy, telex or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the sum of: (a) the aggregate principal amount of the then outstanding Loans plus
(b) the Letter of Credit Usage; provided, however, that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Borrower's notice to the Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Borrower's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share.

            2.9.1.3 REDUCTIONS IN BORROWING BASE DUE TO CASUALTY, CONDEMNATION OR DISPOSITION OF A MORTGAGED PROPERTY. If there shall occur a casualty or Taking with respect to any Mortgaged Property (or any portion thereof) or a sale or other permanent disposition of such Mortgaged Property, with respect to which occurrence a prepayment is required to be made, then the Borrowing Base shall be recomputed as of such date, after giving effect to any Release.

            2.9.1.4 PREPAYMENTS DUE TO BORROWING BASE. If at any time the aggregate principal amount of the then outstanding Loans PLUS the Letter of Credit Usage exceeds the Borrowing Base then in effect, as demonstrated by a Borrowing Base Certificate delivered (or required to be delivered) pursuant to
Section 5.1.2, Borrower shall prepay the Loans in an amount equal to such excess not later than 15 Business Days after the date that such Borrowing Base Certificate shall have been delivered (or, if such Borrowing Base Certificate shall not have been delivered timely or at all, on the last day that such Borrowing Base Certificate is permitted by Section 5.1.2 to be delivered). Any mandatory prepayments pursuant to this Section 2.9.1.4 shall be applied as specified in Section 2.9.1.5.

            2.9.1.5 APPLICATION OF PREPAYMENTS. Each prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.11.4, unless some other application is mutually acceptable to Borrower and the Lenders.

      2.9.2 APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of the Loans shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of unpaid interest before application to principal.

      2.9.3 GENERAL PROVISIONS REGARDING PAYMENTS.

            2.9.3.1 MANNER AND TIME OF PAYMENT. All payments by Borrower of principal, interest, fees and other Obligations hereunder and under the Notes and the other Loan Documents shall be made in same day funds and without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Agent not later than 12:00 Noon (New York time) on the date due at its office located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 for the account of the Lenders; funds received by the Agent after that time shall be deemed to have been paid on the next succeeding Business Day.

            2.9.3.2 APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to the Lenders' respective Pro Rata Shares. The Agent shall promptly distribute to each Lender, at the address as such Lender may request, its Pro Rata Share of all such payments received by the Agent and the unused commitment fees of such Lender when received by the Agent pursuant to Section 2.8.1. Notwithstanding the foregoing provisions of this
Section 2.9.3.2, if, pursuant to the provisions of Section 2.11.3, any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter. Any payment to be apportioned and distributed by Agent pursuant to this Section 2.9.3.2 that is received by Agent prior to 12:00 Noon (New York time) on any Business Day shall be so apportioned and distributed by Agent to the applicable Lenders on such Business Day; any such payment received by Agent on or after 12:00 Noon (New York time) on any Business Day shall be so apportioned and distributed by Agent to the applicable Lenders on the next succeeding Business Day. Any payment or portion thereof that is not apportioned and distributed in accordance with the foregoing sentence shall accrue interest at the Federal Funds Effective Rate from the Business Day on which the payment is to be distributed to (but not including) the Business Day on which the payment is apportioned and distributed to the applicable Lenders, and Agent shall pay to each such Lender its proportionate share of all such accrued interest at such time as the payment in question is apportioned and distributed; Borrower shall in no event be liable for such interest.

            2.9.3.3 PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

            2.9.3.4 NOTATION OF PAYMENT. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided, however, that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of any Loan Party hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

      2.9.4 INTENTIONALLY OMITTED.

2.10  USE OF LOAN PROCEEDS.

      2.10.1 LOANS. Subject to the other provisions of this Agreement, the proceeds of the Loans shall be applied by Borrower for the general business purposes of Borrower.

      2.10.2 MARGIN REGULATIONS. No portion of the proceeds of any Loan under this Agreement shall be used by any Loan Party or any of its Subsidiaries in any manner that might cause the borrowing to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing.

2.11  SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

      Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to the LIBOR Rate Loans as to the matters covered:

      2.11.1 DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, the Agent shall determine the Adjusted LIBOR Rate for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender. The Agent's determination shall be final, conclusive and binding upon all parties, absent manifest error.

      2.11.2 INABILITY TO DETERMINE APPLICABLE INTEREST RATE. If on any Interest Rate Determination Date the Agent determines in good faith that by reason of circumstances affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, the Agent shall on such date give notice to Borrower of such determination, whereupon (i) no Loans may be made as, or converted to LIBOR Rate Loans until such time as the Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to contain a request that such Loans be made as or converted to Base Rate Loans. The Agent's determination shall be final and conclusive and binding upon all parties hereto, absent manifest error.

      2.11.3 ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE. If at any time any Lender determines in good faith that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) which was adopted or became effective after the date of this Agreement or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank LIBOR market, or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and the Agent of such determination. Thereafter, (a) the obligation of the Affected Lender to make

Loans as, or to convert Loans to LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower to be made or continued hereunder, the Affected Lender shall make such Loan as, or convert such Loan to, as applicable, a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the LIBOR Rate Loans or when required by law and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this section 2.11.3 shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement. Once the conditions causing a Lender to be an Affected Lender no longer exist, such Lender shall, promptly after it becomes aware thereof, withdraw the notice that it is an Affected Lender by giving notice (by telecopy or by telephone confirmed in writing) to Borrower and the Agent and such Lender's obligations to make LIBOR Rate Loans hereunder shall be immediately reinstated. Any Lender's determination shall be final and conclusive and binding upon all parties hereto, absent manifest error, but shall be made only after consultation with the Agent.

      2.11.4 COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrower shall compensate each Lender, upon written request by such Lender setting forth the basis for requesting such amounts, for all reasonable costs, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any costs, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds) which such Lender may sustain: (i) if for any reason a borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuance, as applicable, or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on the date specified therefor, (ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment (including any prepayment pursuant to Section 2.9.1.1 or Section 2.9.1.4) or other principal payment of any of its LIBOR Rate Loans is not made by Borrower on any date specified in a notice of prepayment given by Borrower or (iv) as a consequence of any other default by Borrower in repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

      2.11.5 BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer the LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender, provided that at the time of such making or transfer Borrower would not thereby be made subject to (x) suspension of the applicability of the LIBOR Rate Loans under Section 2.11.3, (y) payment obligations under Section 2.12.1, or (z) withholding for Taxes under Section 2.12.2.

      2.11.6 ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to a Lender under this Agreement shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR

Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender located in the United States of America. Nevertheless, such Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Agreement.

2.12     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

      2.12.1 COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to Section
2.12.2 (which shall be controlling with respect to the matters covered thereby), if any Lender shall in good faith determine that any law, treaty or governmental rule, regulation or order, or any change therein or in the governmental interpretation, administration or application thereof (including the adoption of any new law, treaty or governmental rule, regulation or order), or any determination of a Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Governmental Authority or quasi-governmental authority (whether or not having the force of law):

                  (a) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender), with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (b) imposes, modifies or holds applicable any reserve
            (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are already reflected in the definition of Adjusted Eurodollar Rate); or

                  (c) imposes any other condition (other than with respect to a
            Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank LIBOR market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder then bearing the Adjusted LIBOR Rate or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.12.1, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      2.12.2 WITHHOLDING OF TAXES.

            2.12.2.1 PAYMENTS TO BE FREE AND CLEAR. All sums payable by Borrower under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (excluding (i) Taxes imposed on the Agent's or any Lender's overall net income or measured by Lender's net or gross income, net receipts or net worth or (ii) franchise Taxes imposed on Lender by a jurisdiction in which (a) such Lender is organized, (b) such Lender is doing business or (c) such Lender's applicable lending office is located, and which franchise Taxes would not have been imposed but for such organization, doing business or lending office of such Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower.

            2.12.2.2 GROSSING-UP OF PAYMENTS. If Borrower or any other Loan Party is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to the Agent or any Lender under any of the Loan Documents:

                  (a) Borrower shall notify the Agent of any such requirement or any change in any such requirement promptly after Borrower becomes aware of it;

                  (b) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on such Lender) on behalf of and in the name of the Agent or such Lender;

                  (c) the sum payable by Borrower in respect of which such
            deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is
            required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by Section 2.13.2.2(b) above to pay, Borrower shall deliver to the Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided, however, that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of the Lender listed on the signature page hereof) or after the date such Lender became a Lender pursuant to Section 8.1 (in the case of each other Lender) in any such requirement for a deduction, withholding or payment shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement (in the case of the Lender listed on the signature page hereof) or at the date such Lender became a Lender pursuant to Section 8.1 (in the case of each other Lender) in respect of payments to such Lender.

            2.12.2.3 U.S. TAX CERTIFICATES. Each Lender that is organized under the laws of the United States of America or any state or political subdivision thereof or the District of Columbia shall deliver to Borrower a properly completed and duly executed Internal Revenue Service Form W-9 on the date on which it becomes a Lender (including pursuant to Section 8.1). Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any state or other political subdivision thereof or the District of Columbia shall deliver to Borrower, on the date on which it becomes a Lender pursuant to Section 8.1, such certificates, documents or other evidence, properly completed and duly executed by such Lender (including Internal Revenue Service Form W-8 and Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or
Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441, 1442 or 3406 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Each Lender further agrees to deliver additional Internal Revenue Service Forms W-8, W-9, 1001, 4224 (or successor forms, or such other certificates, documents or evidence, completed as aforesaid, and establishing that such Lender is not so subject to deduction or withholding) (i) promptly following the occurrence of any event requiring a change in a form previously delivered by it to Borrower and (ii) such extensions or renewals as may reasonably be requested by the Borrower.

            2.12.2.4 REFUNDS, ETC. If any Lender receives a refund in respect of any Taxes paid by Borrower pursuant to Section 2.12.2.2(b), it shall promptly pay such refund and any interest paid with respect thereto.

            2.12.2.5 CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have reasonably determined that the adoption, effectiveness, phase-in or applicability (after the date of this Agreement) of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, including any central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law (after the date of this Agreement)) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's interest in the Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to the Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Nothing in this Section 2.12.3 shall require the Borrower to make any payments in respect of Taxes; the Borrower's obligation to indemnify for Lender Taxes shall be limited to its obligations under Section 2.12.2.

      2.12.3 OBLIGATION OF LENDER TO MITIGATE. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to (x) become an Affected Lender, (y) receive payments under Section 2.12.1, or (z) require Borrower to make payments under Section 2.12.2, it will, to the extent not inconsistent with its formally-adopted internal policies of general application and any applicable legal or regulatory restrictions, use reasonable efforts to
(i) maintain the Loans or interest of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the effect of the matters described in clauses (x), (y) and (z) above would be materially reduced and if, as determined by such Lender in its reasonable judgment, the making, funding or maintaining of the Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect the Loans or the interests of such Lender; provided, however, if that such Lender will not be obligated to utilize such other lending office pursuant to this Section unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.12.4 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to the Agent) shall be conclusive absent manifest error.

2.13  ADDITION OF MORTGAGED PROPERTIES.

      2.13.1 ADDITION OF MORTGAGED PROPERTIES. Borrower may, with the prior written approval of the Supermajority Lenders, which approval may be granted, withheld, conditioned or delayed in their sole discretion, add one or more Properties which are not Mortgaged Properties immediately prior to the time of such addition (each, an "ADDITIONAL MORTGAGED PROPERTY") as Mortgaged Properties; provided that, in any event:

            (i) as of such Addition Date, such Additional Mortgaged Property shall be owned by Borrower or, if approved by the Supermajority Lenders, a Mortgaged Property Subsidiary; provided that such Mortgaged Property Subsidiary shall have executed a Mortgaged Property Subsidiary Guaranty or a counterpart of the Mortgaged Property Subsidiary Guaranty, as the case may be, and a counterpart of this Agreement, the Environmental Indemnity and the Security Agreement;

            (ii) each Additional Mortgaged Property shall include the entire fee interest in a suburban office building, located in the United States of America and otherwise be of a type, quality and character consistent with Borrower's business plan and strategy;

            (iii) at least 30 days (or such shorter period as shall be acceptable to the Agent) before the proposed Addition Date, Borrower, at its expense, shall deliver to the Agent the Property Information with respect to such Additional Mortgaged Property, which Property Information shall be satisfactory in form and substance to the Supermajority Lenders in their sole discretion;

            (iv) if such Additional Mortgaged Property is the subject of an acquisition, all Investments and Guaranties to be made by the Loan Parties and their respective Subsidiaries in connection with the proposed acquisition shall be permitted pursuant to Sections 6.3 and 6.4;

            (v) at least two (2) days before such Addition Date, Borrower, at its expense, shall deliver to the Agent the following with respect to the applicable Additional Mortgaged Property:

                  (a) an Officer's Certificate of Borrower setting forth a
            schedule of insurance with respect to each of the insurance policies required pursuant to Section 5.10, and the Agent shall be satisfied with the nature and scope of such insurance policies and each such insurance policy shall name the Agent, on behalf of the Lenders, as loss payee, or as additional insured, as the case may be,

                  (b) an Addition Certificate in reasonable detail satisfactory to the Agent,

                  (c) supplements to the Schedules to this Agreement, the
            Environmental Indemnity and the Security Agreement reflecting the designation of such Additional Mortgaged Property, which Schedules shall be reasonably acceptable to the Agent,

                  (d) each of the other documents and satisfy each of the other conditions set forth in Sections 3.1.1 (if applicable, with respect to a Mortgaged Property Subsidiary), 3.1.2 (if applicable, with respect to a Mortgaged Property Subsidiary), 3.1.6, 3.1.7, 3.1.8, 3.1.9, 3.1.10, 3.1.11, 3.1.12 and 3.1.16 with respect to such
            Additional Mortgaged Property,

                  (e) an Appraisal with respect to such Additional Mortgaged
            Property, which Appraisal shall be satisfactory in form and substance to the Agent,

                  (f) executed or certified, conformed copies of any applicable
            Acquisition Agreement, and such other documents, certificates and opinions executed and delivered by or on behalf of COPT or any of its Subsidiaries as the Agent or any Lender may reasonably request,

                  (g) a Borrowing Base Certificate setting forth in reasonable detail the computation of the Borrowing Base as of the Addition Date and after giving effect to such Additional Mortgaged Property, and

                  (h) payment pursuant to Section 8.2 of the expenses incurred by the Agent or any Lender in connection with the matters subject to this Section 2.13.

2.14  RELEASES OF MORTGAGED PROPERTIES.

      2.14.1 MORTGAGED PROPERTIES. At any time and from time to time after the Closing Date, in connection with a refinancing of any Mortgaged Property, or the sale or other permanent disposition of any Mortgaged Property, but subject to
Section 2.15, Borrower may obtain a Release of the Lien of the Security Documents in respect of all, but except as provided below not a portion of, such Mortgaged Property subject to the following terms and conditions on the applicable Release Date; provided that no Mortgaged Property shall be Released within three months of the Addition Date of such Mortgaged Property:

            (i) Borrower shall have delivered written notice to the Agent (a) not less than 30 days (or such shorter period as shall be acceptable to the Agent) prior to the proposed Release Date specifying the proposed Release Date and such Mortgaged Property and (b) not less than five (5) days prior to the actual Release Date specifying such actual Release Date and such Mortgaged Property;

            (ii) no Event of Default or Potential Event of Default shall have occurred and be continuing as of the date of the delivery of the notice pursuant to clause (i) above (other than any which will be cured by such Release and, if applicable, the application of proceeds in connection therewith) and no Event of Default or Potential Event of Default shall be continuing as of the Release Date after giving effect to such Release;

            (iii) concurrently with such Release, the Borrowing Base shall be recomputed by giving effect to such Release;

            (iv) Borrower shall have prepaid the Loans in the amount required by
            Section 2.9.1.4 (for purposes hereof, such prepayment shall be made as a condition precedent to the Release of a Mortgaged Property without the benefit of any period of time, as set forth in Section 2.9.1.4, within which Borrower must prepay the Loans after the delivery of an updated Borrowing Base Certificate);

            (v) Borrower shall have delivered to the Agent and the Lenders (a) an Officer's Certificate dated the Release Date, certifying as to the matters referred to in clause (ii) above, and (b) a Borrowing Base Certificate setting forth in reasonable detail the computation of the Borrowing Base as of the Release Date and after giving effect to such Release;

            (vi) Borrower, at its sole cost and expense, shall have (a) with respect to any partial Release of the Lien of the Security Documents in respect of such Mortgaged Property, delivered to the Agent one or more endorsements to the Title Policy in respect of such Mortgaged Property insuring that, after giving effect to such partial Release and with respect to the portion of such Mortgaged Property which is not being Released, the Liens created by the applicable Mortgage and insured under such Title Policy are in full force and effect and unaffected by such partial Release as to the remaining portion of such Mortgaged Property, (b) prepared any and all documents and instruments necessary to effect such Release, all of which shall be satisfactory in form and substance to the Agent, and (c) paid all reasonable costs and expenses incurred by the Agent and its counsel in connection with the review, execution and delivery of the release documents; and

            (vii) all other proceedings taken or to be taken in connection with such Release and all documents incidental thereto shall be satisfactory in form and substance to the Agent and the Agent's counsel. The Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request and counsel for the Agent shall have received such documents and evidence that such counsel shall require in order to establish compliance with the conditions set forth in this Section 2.14.

Borrower may obtain a Release of the Lien of the Security Documents in respect of a portion of any Mortgaged Property, if title to such portion has been permanently Taken, by complying with the foregoing terms and conditions on the applicable Release Date.

      2.14.2 EFFECT OF RELEASE. Upon any Release of any Mortgaged Property in accordance with this Section 2.14, such Property shall cease to be a Mortgaged Property for the purposes of this Agreement (other than for purposes of any indemnity contained herein or in any of the other Loan Documents to the extent such indemnification applies to such Mortgaged Property).

      2.14.3 REVISED SCHEDULES. Upon the Release of any Mortgaged Property pursuant to this Section 2.14, Borrower shall deliver to the Agent revised Schedules to this Agreement, the Environmental Indemnity and the Security Agreement, as applicable, reflecting the Release of such Mortgaged Property, which Schedules shall be reasonably satisfactory to the Agent and shall become effective upon the date of such Release.

2.15  SUBSTITUTIONS OF MORTGAGED PROPERTIES.

      2.15.1 SUBSTITUTION. At any time and from time to time after the Closing Date, Borrower may, with the prior written approval of the Supermajority Lenders, which approval may be granted, withheld, conditioned or delayed in their sole discretion, substitute an Additional Mortgaged Property for a Mortgaged Property subject to the following terms and conditions:

            (i) Borrower shall satisfy the terms and conditions set forth in
            Section 2.13 (other than Section 2.13.1(v)(g)) with respect to the Additional Mortgaged Property;

            (ii) Borrower shall satisfy the terms and conditions set forth in
            Section 2.14 (other than Sections 2.14.1(iii), 2.14.1(iv) or 2.14.1(v)(b)) with respect to the Mortgaged Property to be Released;

            (iii) Borrower, at its expense, shall deliver to the Agent a Borrowing Base Certificate setting forth in reasonable detail the computation of the Borrowing

            Base as of the Addition Date and after giving effect to such Additional Mortgaged Property and such Mortgaged Property being Released.

2.16 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

      2.16.1 LETTERS OF CREDIT. In addition to Borrower requesting that Lenders make Loans pursuant to Section 2.1.1, Borrower may request, in accordance with the provisions of this Section 2.16.1, from time to time during the period from the Closing Date to but excluding the date that is ten (10) days prior to the Maturity Date, that one or more Lenders issue Letters of Credit for the account of Borrower for the purposes specified in the definition of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, any one or more Lenders may, but (except as provided in Section 2.16.2.2) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this
Section 2.16.1; provided that Borrower shall not request that any Lender issue (and no Lender shall issue):

            (i) any Letter of Credit if, after giving effect to such issuance, the sum of: (a) the aggregate principal amount of the outstanding Loans plus (b) the Letter of Credit Usage would exceed the Available Amount then in effect;

            (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

            (iii) any Letter of Credit having an expiration date later than the earlier of (a) the Business Day prior to the Maturity Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that such Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with Section 8.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

            (iv) any Letter of Credit denominated in a currency other than Dollars.

      2.16.2 MECHANICS OF ISSUANCE.

            2.16.2.1 NOTICE OF ISSUANCE. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Agent a Notice of Issuance of Letter of Credit no later than 12:00 Noon (New York City time) at least three Business Days (or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance) in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if


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

presented by the beneficiary on or prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents.

                  Borrower shall notify the applicable Issuing Lender (and the
            Agent, if the Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

            2.16.2.2 DETERMINATION OF ISSUING LENDER. Upon receipt by the Agent of a Notice of Issuance of Letter of Credit pursuant to Section 2.16.2.1 requesting the issuance of a Letter of Credit, in the event the Agent elects to issue such Letter of Credit, the Agent shall promptly so notify Borrower, and the Agent shall be the Issuing Lender with respect thereto. In the event that the Agent, in its sole discretion, elects not to issue such Letter of Credit, the Agent shall promptly so notify Borrower, whereupon Borrower may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrower and the Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of the Agent not to issue such Letter of Credit, the Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by the Agent, when aggregated with the Agent's outstanding Loans, may exceed the Agent's Commitment then in effect.

            2.16.2.3 ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with Section 8.6) of the conditions set forth in Section 3.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

            2.16.2.4 NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify the Agent and each other Lender of such issuance, which notice may, if so requested by a Lender, be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if the Agent is the Issuing Lender, together with such notice), the Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 2.16.3.

            2.16.2.5 REPORTS TO LENDERS. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding


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

during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

      2.16.3 LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

2.17  LETTER OF CREDIT FEES.

      Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

            (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.125% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to the Agent for the account of Lenders, equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin per annum, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

            (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this Section
2.16.3 the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by the Agent of any amount described in clause (i)(b) of this
Section 2.17, the Agent shall distribute to each Lender its Pro Rata Share of such amount.

2.18  DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

      2.18.1 RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

      2.18.2 REIMBURSEMENT BY BORROWER OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrower and the Agent, and Borrower shall reimburse such Issuing Lender on the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified the Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrower intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to the Agent requesting Lenders to make Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2.2, Lenders shall, on the Reimbursement Date, make Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Agent to reimburse such Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER that if for any reason proceeds of Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Loans, if any, which are so received. Nothing in this Section 2.18 shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Loans under this
Section 2.18.

2.19  PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

      2.19.1 PAYMENT BY LENDERS. In the event that Borrower shall fail for any reason to reimburse any Issuing Lender as provided in Section 2.18 in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.19, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this Section 2.19 shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this Section
2.19 in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

      2.19.2 DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM BORROWER. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to Section 2.19.1 for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under
Section 2.19.1 with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

2.20  INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

      2.20.1 PAYMENT OF INTEREST BY BORROWER. Borrower agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Loans pursuant to Section 2.18.2) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans that are Base Rate Loans. Interest payable pursuant to this
Section 2.20.1 shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

      2.20.2 DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to Section
2.20.1 with respect to a drawing honored under a Letter of Credit issued by it,
(a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Loans pursuant to Section 2.18.2), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to Section 2.17 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to Section 2.19.1 for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under Section 2.19.1 with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

2.21  OBLIGATIONS ABSOLUTE.

      The obligation of Borrower to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to Section 2.18.2 and the obligations of Lenders under Section
2.19.1 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any of the Loan Parties or one of their Subsidiaries and the beneficiary for which any Letter of Credit was procured);

            (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

            (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any of the Loan Parties or any of their Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by any party thereto;

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

2.22  INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

      2.22.1 INDEMNIFICATION. In addition to amounts payable as provided in
Section 2.23, Borrower hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

      2.22.2 NATURE OF ISSUING LENDERS' DUTIES. As between Borrower and any Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

      In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this Section 2.22.2, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrower.

      Notwithstanding anything to the contrary contained in this Section 2.22, Borrower shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

2.23  INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

      Subject to the provisions of Section 2.12.2 (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under Section 2.16 through 2.23, inclusive, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

            (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

            (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding Sections
            2.16 through 2.23, inclusive, or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrower shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this Section 2.23, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

3.1   CONDITIONS TO EFFECTIVENESS OF COMMITMENTS.

      The obligations of the Lenders to make Loans and to issue Letters of Credit under this Agreement are conditioned upon the prior or concurrent satisfaction, at the expense of Borrower, of the conditions specified in this
Section 3.1, in each case as reasonably determined by the Agent;

      3.1.1 CORPORATE DOCUMENTS. Each Loan Party (including any Mortgaged Property Subsidiary) that is a corporation, trust, or limited liability company and each corporate, trust and limited liability company general partner of a Loan Party shall deliver or cause to be delivered to the Agent (with sufficient originally executed copies for each Lender and the Agent's counsel) the following, each dated the Closing Date or the Addition Date, as applicable, unless otherwise noted:

            3.1.1.1 executed originals of each Loan Document to which it is a party;

            3.1.1.2 certified copies of its Certificate of Incorporation/Declaration of Trust/Articles of Organization, together with a good standing certificate (including verification, where generally available, of tax good standing) from the Secretary of State (or similar official) of its jurisdiction of incorporation/formation and each other state in which an applicable Mortgaged Property is located), each dated not more than 60 days prior to the Closing Date or the Addition Date, as applicable;

            3.1.1.3 copies of its Bylaws, certified as of the Closing Date or the Addition Date, as applicable, by its corporate/trust secretary or an assistant secretary if a corporation or trust, and copies of its limited liability company agreement, certified as of the Closing Date or the Addition Date, as applicable, by the manager of the limited liability company if a limited liability company;

            3.1.1.4 if a corporation or trust, resolutions of its Board of Directors/Board of Trustees approving and authorizing (a) the execution, delivery and performance of each Loan Document to which it is a party and (b) the consummation of the transactions contemplated hereby and thereby, in each case certified as of the Closing Date or the Addition Date, as applicable, by its corporate/trust secretary or an assistant secretary as being in full force and effect without modification or amendment; and

            3.1.1.5 signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party.

      3.1.2 PARTNERSHIP DOCUMENTS. Each Loan Party (including a Mortgaged Property Subsidiary) that is a partnership shall deliver to the Agent (with sufficient originally executed copies for each Lender and the Agent's counsel) the following, each dated the Closing Date or the Addition Date, as applicable, unless otherwise noted:

            3.1.2.1 executed originals of each Loan Document to which it is a party;

            3.1.2.2 a conformed copy of its partnership agreement, certified by each general partner of such partnership as of the Closing Date or the Addition Date, as applicable, as being in full force and effect without modification or amendment;

            3.1.2.3 its Certificate of Limited Partnership, certified by the Secretary of State (or similar official) of its jurisdiction of formation and a certificate of existence or good standing, as the case may be, from the Secretary of State (or similar official) of such jurisdiction, each dated not more than 60 days prior to the Closing Date or the Addition Date, as applicable, and a good standing certificate or certificate of existence, as the case may be, from the Secretary of State (or similar official) of each state or other jurisdiction in which an applicable Mortgaged Property is located;

            3.1.2.4 all documents of such Loan Party and its partners (to the extent required by the applicable organizational documents) approving or authorizing (a) the execution, delivery and performance of the Loan Documents to which it is a party, and (b) the consummation of the transactions contemplated hereby and thereby, each certified as of the Closing Date or the Addition Date, as applicable, by the general partner of such Loan Party; and

            3.1.2.5 a signature and incumbency certificate of the Person(s) executing on behalf of such Loan Party any Loan Documents.

      3.1.3 OPERATING STATEMENTS. Borrower shall have delivered to the Agent the following information, current as of a date not less than 45 days before the Closing Date or the Addition Date, as applicable, and each in form and substance satisfactory to the Agent:

            3.1.3.1 current Rent Rolls for each Mortgaged Property;

            3.1.3.2 quarterly operating statements for each Mortgaged Property in the form referred to in Section 5.1.3;

            3.1.3.3 current operating plans and budgets for each Mortgaged Property, with a year to date analysis of variations from such plans and budgets; and

            3.1.3.4 current capital expense budgets for each Mortgaged Property, with a year to date analysis of variations from such budgets.

      3.1.4 OFFICER'S CERTIFICATES. Each Loan Party shall have delivered to the Agent an Officers' Certificate of the Chief Executive Officer or the Chief Financial Officer of such Loan Party, or its general partner, certifying as to the following:

            3.1.4.1 the accuracy of the financial and operating statements delivered to the Agent as of the Closing Date;

            3.1.4.2 the Consolidated Tangible Net Worth of COPT and its Subsidiaries as of March 31, 1998, as adjusted for additional issuances of equity Securities of COPT or any of its Subsidiaries since that date in a manner acceptable to Agent;

            3.1.4.3 since December 31, 2000, no Material Adverse Effect has occurred; and


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

            3.1.4.4 a Borrowing Base Certificate, together with a calculation of the Borrowing Base attached thereto in a form reasonably satisfactory to the Agent and a Compliance Certificate, together with a calculation testing compliance with financial and monetary covenants attached thereto, in a form reasonably satisfactory to the Agent, each as of the Closing Date.

      3.1.5 NO MATERIAL ADVERSE EFFECT. Since December 31, 2000, no condition or event has occurred that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      3.1.6 SECURITY INTERESTS. On or before the Closing Date or the Addition Date, as applicable, Borrower shall have taken or caused to be taken all such actions as may be necessary or reasonably requested by the Agent to give the Agent a valid, enforceable and perfected first priority Lien on or first priority security interest in the Collateral owned by Borrower or, if applicable, a Mortgaged Property Subsidiary as of the Closing Date or the Addition Date, as applicable. Such actions shall include the following; provided, however, that Sections 3.1.6.6, 3.1.6.7, 3.1.9(iii), 3.1.10 and 3.1.11
shall not apply to Mortgaged Properties included in the Borrowing Base as of the Closing Date:

            3.1.6.1 the delivery to the Agent of fully executed and acknowledged counterparts of the Mortgage, the Assignment of Rents and Leases, the Security Agreement and all other Security Documents with respect to the Mortgaged Properties and the other Collateral owned by Borrower or, if applicable, a Mortgaged Property Subsidiary as of the Closing Date or the Addition Date, as applicable, and the delivery of evidence satisfactory to the Agent that counterparts of the Mortgage, the Assignment of Rents and Leases and all other of such documents as the Agent desires to have recorded have been or will be recorded in all places necessary or desirable to create and maintain (a) valid and enforceable first priority Liens on the fee simple interests of Borrower or, if applicable, a Mortgaged Property Subsidiary in the Mortgaged Properties in favor of the Agent, on behalf of the Lenders, as mortgagee (or as beneficiary in those jurisdictions where the Lien is granted to a trustee for the benefit of the Agent, on behalf of the Lenders), (b) valid and enforceable first priority Liens on the Rents and Leases in favor of the Agent, on behalf of the Lenders,
(c) valid and enforceable first priority Liens in all fixtures at the Mortgaged Properties, in favor of the Agent, on behalf of the Lenders, as secured party, and (d) valid and enforceable first priority Liens in all other items of Collateral owned by Borrower or, if applicable, a Mortgaged Property Subsidiary as of the Closing Date or the Addition Date, as applicable, in favor of the Agent, on behalf of the Lenders;

            3.1.6.2 the delivery to the Agent for filing pursuant to the Security Documents of properly executed financing statements under the Uniform Commercial Code (or any equivalent or similar legislation), or any other documents required to be filed by other Applicable Laws, satisfactory in form and substance to the Agent in each jurisdiction as may be necessary to (in the Agent's reasonable judgment) effectively perfect and maintain the security interests in the Collateral created by the Security Documents executed by Borrower or, if applicable, a Mortgaged Property Subsidiary and (b) the delivery of evidence that such financing statements or other documents will have been or will be recorded in all places necessary or desirable, in the reasonable judgment of the Agent, to create and maintain valid and enforceable first priority Liens on such Collateral in favor of the Agent, on behalf of the Lenders;

            3.1.6.3 the delivery to the Agent of a title commitment (together with copies of all documents listed therein as exceptions to title) dated not more than 40 days prior to the Closing Date or the Addition Date, as applicable, with respect to each Mortgaged Property and pro forma Title Policies dated not more than 20 days prior to the Closing Date with respect to each such Mortgaged Property, each reasonably satisfactory in form and substance to the Agent;

            3.1.6.4 the delivery to the Agent of the Title Policies or marked title commitments insuring fee simple title to each of the Mortgaged Properties vested in Borrower or, if applicable, a Mortgaged Property Subsidiary and insuring the first priority of the Liens created under the Mortgages in an amount for each Mortgaged Property equal to not less than (a) where interstate tie-in endorsements are not available, the most recent Appraised Value with respect to such Mortgaged Property, and (b) where interstate tie-in endorsements are available, after giving effect to such tie-in endorsement, the lesser of sixty-five percent (65%) of the aggregate most recent Appraised Value of all "tied-in" Mortgaged Properties and $125,000,000, but in any event in an amount sufficient to avoid any co-insurance of title losses, in each case subject only to Permitted Encumbrances, and such other title exceptions as are satisfactory to the Agent. Such Title Policies shall be reinsured with title insurance companies acceptable to the Agent in amounts as required by the Agent subject to facultative reinsurance agreements in form satisfactory to the Agent. Such Title Policies shall also contain such endorsements and affirmative insurance provisions as the Agent may reasonably require and to the extent the same are available in the applicable jurisdiction, including "comprehensive" endorsements, revolving credit endorsements, affirmative insurance against mechanic's liens, survey exceptions, violations of covenants, conditions and restrictions, encroachments, gap insurance, contiguity endorsements, tie-in endorsements, access endorsements, "last-dollar" endorsements, survey endorsements, contingent loss/first loss endorsements, variable rate mortgage endorsements, and any other endorsements reasonably required by the Agent to address issues raised by the Agent's due diligence or as a matter of Applicable Law. In addition, Borrower shall have paid to the Title Company and to the appropriate Governmental Authority all expenses and premiums of the Title Company in connection with the issuance of such Title Policies and in connection with any Loan hereunder an amount equal to the recording and stamp taxes (including mortgage recording, intangible and similar taxes) payable in connection with recording each Mortgage, the Assignment of Rents and Leases in the appropriate county land or recorder's offices or otherwise payable in connection with any Loans hereunder;

            3.1.6.5 the delivery to the Title Company of such certificates and affidavits as the Title Company may reasonably require in connection with the issuance of the Title Policies;

            3.1.6.6 the delivery to the Agent of a Survey with respect to each of the Mortgaged Properties, dated or re-dated to within 180 days prior to the Closing Date or the Addition Date, as applicable, which Surveys shall be reasonably satisfactory in form and substance to the Agent;

            3.1.6.7 unless a title insurance zoning endorsement is issued to the Agent by the Title Company, the delivery to the Agent of a letter, to the extent generally available, from the applicable Governmental Authority with respect to each of the Mortgaged Properties and reasonably satisfactory to the Agent stating that all Improvements on each such Mortgaged Property have been constructed and are being used and operated in material compliance with


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

(a) all applicable zoning, subdivision, local environmental, building and land use laws, ordinances, rules and regulations of all Governmental Authorities or quasi-governmental authorities having jurisdiction with respect to each such Mortgaged Property and all applicable fire and building maintenance codes, and
(b) all building permits issued in respect of each such Mortgaged Property for work then being conducted and the certificate of occupancy (if available) for each such Mortgaged Property;

            3.1.6.8 the delivery to the Agent of an opinion of counsel in each state or other jurisdiction in which Mortgaged Property is located, dated the Closing Date or the Addition Date, as applicable, addressed to the Agent and the Lenders and in form and substance reasonably satisfactory to the Agent;

            3.1.6.9 the delivery to the Agent of evidence reasonably satisfactory to the Agent that all other filings, recordings and other actions the Agent deems necessary or advisable to establish, perfect and preserve the Liens granted to the Agent in the Collateral owned by Borrower or, if applicable, a Mortgaged Property Subsidiary as of the Closing Date or the Addition Date, as applicable, shall have been made.

      3.1.7 INSURANCE. Borrower shall have delivered to the Agent (i) duplicate originals or true and complete copies of each policy or other evidence of insurance required by this Agreement evidencing (a) the issuance of such policies, (b) that Borrower is not then in default in the payment of any premium and (c) coverage which meets all of the requirements set forth in this Agreement; and (ii) an Officers' Certificate dated the Closing Date or the Addition Date, as applicable, to the effect that the insurance coverage required by this Agreement is in full force and effect and that all premiums therefor have been paid. To the maximum extent permitted by law, Borrower hereby irrevocably waives, releases and discharges any and all rights of action, demands and other claims of any kind or nature against the Agent or the Lenders arising from any failure of the Agent or the Lenders to comply with the National Flood Insurance Act of 1968 (42 U.S.C.ss.ss.4001, ET SEQ.), the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, including any failure of the Agent or the Lenders to provide Borrower with written notification within ten (10) days prior to the Closing Date or the Addition Date, as applicable, whether any Mortgaged Property is in a special flood hazard area or whether federal disaster relief assistance will be available in the event of flood damage to any Mortgaged Property.

      3.1.8 MANAGEMENT AGREEMENTS. Borrower shall have delivered to the Agent executed or conformed, certified copies of each of the Management Agreements and all amendments thereto entered into on or before the Closing Date or the Addition Date, as applicable, which Management Agreements shall be reasonably satisfactory in form and substance to the Agent. The Management Agreements shall be in full force and effect and no term or condition thereof shall have been amended or modified, or waived in any material respect after the execution thereof (other than the waiver of any Management Fee previously due and payable).

      3.1.9 MATERIAL LEASES; TENANT ESTOPPEL CERTIFICATES; TENANT SUBORDINATION AGREEMENTS. Borrower shall have delivered to the Agent (i) a Rent Roll for each Mortgaged Property, accompanied by an Officers' Certificate with respect thereto, (ii) executed or conformed, certified copies of each Material Lease with respect to each Mortgaged Property and all amendments thereto entered into on or before the Closing Date or the Addition Date, as applicable, which Material Leases shall be reasonably satisfactory in form and substance to the Agent; the Material Leases, as so amended, shall be in full force and effect and no term or condition thereof shall have been further amended or modified, or waived after the execution thereof; and no Person shall have failed in any material respect to perform any material obligation or covenant or satisfy any material condition required by the Material Leases to be performed or complied with on or before the Closing Date or the Addition Date, as applicable; and (iii) original counterparts of Tenant Subordination Agreements and estoppel certificates with respect to Leases demising at least 75% of the net rentable square footage of each Mortgaged Property (and including all Material Leases) (or such lesser requirement with respect to any Mortgaged Property as is mutually acceptable to the Majority Lenders (including the Agent)), reasonably satisfactory in form and substance to the Agent, duly executed and delivered by each Tenant party to such Material Lease.

      3.1.10 ENVIRONMENTAL AUDITS. Borrower shall have delivered to the Agent evidence satisfactory to the Agent, in its sole discretion, that (i) there are no material pending or threatened claims, suits, actions or proceedings arising out of or relating to the existence of any Hazardous Materials at, in, on, from, around or under any of the Mortgaged Properties; (ii) each such Mortgaged Property is in compliance in all material respects with all applicable Environmental Laws with respect to such Mortgaged Property; and (iii) no Hazardous Materials exist at, in, on, from, around or under any such Mortgaged Property, except in compliance in all material respects with applicable Environmental Laws and all other Hazardous Materials have been removed from each Mortgaged Property to the extent required by Applicable Law. Such evidence shall include a comprehensive environmental audit (which shall include a Phase I environmental audit and, either if recommended or suggested by an Approved Environmental Consultant or, if not so recommended or suggested, if determined by the Agent in its sole discretion to be necessary or desirable after considering factors reasonably related to such determination, a Phase II environmental audit), satisfactory in form and substance to the Agent, conducted and certified by an Approved Environmental Consultant. Such evidence shall also include (a) a reliance letter from such Approved Environmental Consultant with respect to each such environmental audit addressed to the Agent and the Lenders, which reliance letter shall be satisfactory in form and substance to the Agent,
(b) certification that all required approvals from all Governmental Authorities having jurisdiction with respect to the environmental condition of the Mortgaged Properties, if any, have been obtained, and (c) such other environmental reports, inspections and investigations as the Agent shall in its sole discretion require after considering factors reasonably related to such determination, prepared, in each instance, by an Approved Environmental Consultant, which approvals, reports, inspections and investigations shall be satisfactory in form and substance to the Agent, in its sole discretion. On or before the Closing Date or the Addition Date, as applicable, Borrower shall have delivered to the Agent evidence satisfactory to the Agent, in its sole discretion, that Borrower or, if applicable, the Mortgaged Property Subsidiary has complied with the recommendations and suggestions of all environmental consultant(s) referred to above.

      3.1.11 ENGINEERING REPORTS. Borrower shall have delivered to the Agent,
(i) a written Engineering Report with respect to each Mortgaged Property prepared by an Engineer acceptable to the Agent, which Engineering Report shall contain current repair recommendations for the first five years, and shall in all other respects be reasonably satisfactory in form and substance to the Agent; and (ii) a reliance letter from such Engineer with respect to each such Engineering Report addressed to the Agent and the Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent.

      3.1.12 APPRAISALS. The Agent shall have received (i) an Appraisal of each Mortgaged Property prepared by an Appraiser designated by the Agent, which Appraisal shall be reasonably satisfactory in form and substance to the Agent and shall satisfy all applicable regulatory requirements; and (ii) copies of all appraisals, market studies, and similar information with respect to each of the Mortgaged Properties in the possession or under the control of the Loan Parties or any of their respective Subsidiaries or partners.

      3.1.13 OPINIONS OF LOAN PARTIES' COUNSEL. On the Closing Date Borrower shall have delivered to the Agent and its counsel and the Lenders executed copies of the favorable written opinion(s), dated as of the Closing Date, of legal counsel(s) for the Loan Parties, which shall be in form and substance reasonably approved by the Agent and its counsel and the Majority Lenders.

      3.1.14 OPINION OF AGENT'S COUNSEL. The Lenders shall have received executed copies of the favorable written opinion of O'Melveny & Myers LLP, counsel to the Agent, dated as of the Closing Date.

      3.1.15 NO ADVERSE LITIGATION. There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Loan Parties or any of their respective Subsidiaries, or any property of the Loan Parties or any of their respective Subsidiaries that has not been disclosed by Borrower in writing pursuant to Section 4.5 prior to the execution of this Agreement and that is reasonably likely to have a Material Adverse Effect, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of the Agent, is likely to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loans on the terms and conditions contained in this Agreement and the other Loan Documents.

      3.1.16 EXISTING INDEBTEDNESS. Borrower shall have caused the holders of all Indebtedness secured by the Mortgaged Properties (except for the Indebtedness secured by the Mortgages) to deliver to the Agent and the Title Company pay-off or demand letters and other similar materials with respect to such Indebtedness sufficient to enable the Title Company to use the proceeds of the loan to pay off such Indebtedness and obtain releases and reconveyances of mortgages, fixture filings, financing statements and other liens to enable the Title Company to deliver the required Title Policy.

      3.1.17 CONTINGENT OBLIGATIONS. The Agent and the Lenders shall have received and approved a list of any Contingent Obligations of the Loan Parties in excess of $1,000,000 individually or $5,000,000 in the aggregate.

      3.1.18 PAYMENT OF FEES AND EXPENSES. Borrower shall have paid to the Agent, for distribution (as appropriate) to the Lenders, the fees payable to the Lenders and the expenses payable pursuant to Section 8.2.

      3.1.19 COMPLETION OF PROCEEDINGS. All corporate, trust and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent and its counsel shall be reasonably satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.

      3.1.20 OTHER DOCUMENTS. Each Loan Party shall have delivered to the Agent such other information and documents as the Agent may reasonably request.

3.2   CONDITIONS TO ALL LOANS.

      The obligations of the Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

      3.2.1 NOTICE OF BORROWING. The Agent shall have received before that Funding Date, in accordance with the provisions of Section 2.1.2, an originally executed Notice of Borrowing, in each case signed by an Authorized Officer of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to the Agent.

      3.2.2 OTHER CONDITIONS. As of that Funding Date:

            (i) the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

            (ii) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

            (iii) each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

            (iv) no order, judgment or decree of any arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

            (v) the making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;

            (vi) there shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Loan Parties or their respective Subsidiaries that has not been disclosed by the Loan Parties in writing pursuant to Section 4.5 or 5.1.15 prior to the making of such Loans and that would be reasonably likely materially and adversely to affect the Mortgaged Properties, taken as a whole, or that would be reasonably likely to have a Material Adverse Effect, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of the Agent, would be reasonably likely to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder; and

            (vii) after giving effect to the proposed Loans, the Available Amount shall not be less than the sum of: (a) the aggregate principal amount of the then outstanding Loans PLUS (b) the Letter of Credit Usage, and Borrower shall have delivered to the Agent the Borrowing Base Certificate for the most recent calendar month as required pursuant to Section 5.1.2.

3.3   CONDITIONS TO LETTERS OF CREDIT.

      The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

            (i) On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

            (ii) On or before the date of issuance of such Letter of Credit, the Agent shall have received, in accordance with the provisions of
            Section 2.16.2.1, an originally executed Notice of Issuance of Letter of Credit, in each case signed by an Authorized Officer of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to the Agent, together with all other information specified in Section 2.16.2.1 and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

            (iii) On the date of issuance of such Letter of Credit, all conditions precedent described in Section 3.2.2 shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lenders to issue Letters of Credit and to induce the other Lenders to purchase participations therein, the Loan Parties represent and warrant to the Agent and the Lenders that the following statements in this Article 4 are true, correct and complete on the Closing Date and on each Funding Date.

4.1 FORMATION/ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

      4.1.1 ORGANIZATION AND POWERS. COPT and each of its Subsidiaries is a trust/corporation/partnership/limited liability company duly formed/organized, validly existing and in good standing under the laws of its jurisdiction of formation/incorporation/organization (which jurisdiction is set forth on Schedule 4.1.1 annexed hereto). COPT and each such Subsidiary has the requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party, to carry out the transactions contemplated hereby and thereby. Borrower is a limited partnership duly formed and validly existing under the laws of its jurisdiction of organization (which jurisdiction is set forth on Schedule 4.1.1) and has all requisite partnership power and authority to own and operate its properties (including the Mortgaged Properties owned by it), to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby and to issue and pay the Notes.

      4.1.2 QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The jurisdictions in which each Loan Party and each of its respective Subsidiaries owns property or otherwise conducts business as of the Closing Date are set forth on Schedule 4.1.1 annexed hereto.

      4.1.3 CONDUCT OF BUSINESS. The Loan Parties are engaged only in the businesses permitted to be engaged in by them pursuant to Section 6.13.

4.2   AUTHORIZATION OF BORROWING, ETC.

      4.2.1 AUTHORIZATION OF BORROWING. The execution, delivery and performance of this Agreement and the other Loan Documents to which each Loan Party is a party and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate, partnership or other action on the part of each Loan Party, as the case may be.

      4.2.2 NO CONFLICT. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated hereby and thereby to be performed by it do not and will not (i) violate any provision of law applicable to any Loan Party, the Declaration of Trust or Bylaws, partnership agreement, or other organizational document of such Loan Party or any order, judgment or decree of any court or other agency of government binding on such Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, which default, individually or in the aggregate, could have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than Liens securing the Obligations), or (iv) require any approval of shareholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party the absence of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, other than approvals or consents which will be or have been obtained on or before the Closing Date or the applicable Funding Date, as the case may be, and disclosed in writing to the Agent.

      4.2.3 GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated hereby and thereby to be performed by it do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for (i) such of the foregoing which will have been made or obtained on or before the Closing Date or the applicable Funding Date, as the case may be, and (ii) the recordings and filings required to perfect the Liens granted pursuant to the Security Documents. As of the Closing Date, all consents or approvals from or notices to or filings with any federal, state, or other (domestic or foreign) regulatory authorities required to be obtained on or before such date in connection with the documents or transactions described or referred to in the preceding sentence will have been accomplished in all material respects in compliance in all material respects with all Applicable Laws. The consummation of the transactions contemplated by this Agreement and the other Loan Documents to be performed by the applicable Loan Parties do not and will not violate any Applicable Law or regulation in any respect, except where such violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      4.2.4 BINDING OBLIGATION. This Agreement is, and the other Loan Documents when executed and delivered hereunder will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

4.3   FINANCIAL CONDITION; NO MATERIAL ADVERSE EFFECT; CONTINGENT OBLIGATIONS.

      4.3.1 FINANCIAL CONDITION. Borrower has heretofore delivered to the Agent, at the Agent's request, the following financial statements and information: (i) the audited balance sheet of COPT at December 31, 2000, and the related consolidated statements of income, shareholders' equity and cash flows of COPT for the 12 months then ended, (ii) the unaudited statements of Property Gross Revenues and Property Operating Expenses for each of the Mortgaged Properties for the calendar years ended December 31, 2000, and the two immediately prior calendar years if available after Borrower's diligent efforts to obtain the same; and (iii) the consolidated financial statements of COPT and its Subsidiaries required to be delivered to the Agent pursuant to this Agreement. The statements referred to in clause (i) of the preceding sentence were prepared in conformity with GAAP and fairly present, in all material respects, the consolidated financial position of COPT and its Subsidiaries as at the date thereof and the consolidated results of operations of COPT and its Subsidiaries for the period then ended, subject to changes resulting from audit and normal year end adjustments. Except as set forth on Schedule 4.3.1 annexed hereto, COPT and its Subsidiaries do not have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or other long-term commitment not customarily involved in their respective businesses that is not reflected in the foregoing financial statements or the notes thereto and which is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of COPT and its Subsidiaries, taken as a whole.

      4.3.2 NO MATERIAL ADVERSE EFFECT. Since December 31, 2000, no conditions or events have occurred that have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) a material adverse effect on the Mortgaged Properties taken as a whole.

      4.3.3 CONTINGENT OBLIGATIONS. As of the Closing Date, the Loan Parties and their respective Subsidiaries will not be directly or indirectly liable with respect to any Contingent Obligations, except as set forth on Schedule 4.3.3 annexed hereto and except for any Contingent Obligations which are not in excess of $1,000,000 individually or $5,000,000 in the aggregate.

4.4   PROPERTIES; AGREEMENTS; LICENSES.

      4.4.1 TITLE TO MORTGAGED PROPERTIES; LIENS. Each of Schedule 1.1A and
Schedule 1.1B correctly sets forth the interest of each Loan Party and each of their respective Subsidiaries in each of the Mortgaged Properties and the other Properties, respectively. There are no outstanding options, rights of first refusal, rights of first offer or similar rights to purchase or otherwise acquire Borrower's or, if applicable, any Mortgage Property Subsidiary's interest in any such Mortgaged Property, other than as set forth on Schedule
4.4.1 annexed hereto. Borrower or, if applicable, a Mortgage Property Subsidiary has good and marketable fee simple title to the Mortgaged Properties and good title to the remainder of the Collateral purported to be owned by it, free and clear of all Liens, in each case except Permitted Encumbrances and Liens permitted under the Loan Documents. All material fixtures, furnishings, attachments and equipment necessary for the operation, use and occupancy of each such Mortgaged Property have been installed or incorporated into such Mortgaged Property and Borrower or, if applicable, a Mortgaged Property Subsidiary is the sole owner of all of the same, free and clear of all chattel mortgages, conditional vendor's liens and other liens, and security interests other than Permitted Encumbrances and Liens permitted pursuant to Section 6.2. Except as heretofore disclosed in writing by Borrower to the Agent, no tax liens have been filed against Borrower and/or any of the Mortgaged Properties, other than Liens for non-delinquent real property taxes.


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

      4.4.2 MATERIAL LEASES. Each Material Lease with respect to each Mortgaged Property and all amendments thereto that have been or shall be entered into on or before the Closing Date are listed on Schedule 4.4.2 annexed hereto. The Material Leases, as so amended, shall be in full force and effect and no term or condition thereof has been further amended or modified, or waived after the execution thereof except in accordance with this Agreement; and no Person will have failed in any respect to perform any obligation or covenant or satisfy any condition required by the Material Leases to be performed or complied with, except where failure to so comply will not then have had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5   LITIGATION; ADVERSE FACTS.

      Except as set forth in Schedule 4.5 annexed hereto, there is no action, suit, proceeding, arbitration or governmental investigation at law or in equity or before or by any Governmental Authority, or to the knowledge of any of the Loan Parties, changes to Applicable Law, pending or, to the knowledge of any of the Loan Parties, threatened against or affecting any Loan Party or any of its Subsidiaries, any Mortgaged Property or any other property of such Loan Party or any of its respective Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any of its Subsidiaries is (i) in violation in any material respect of any Applicable Law or (ii) subject to or in default with respect to any Applicable Law in either case that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.5, to the knowledge of the Loan Parties, there are no pending or threatened actions, suits or proceedings to revoke, attack, invalidate, rescind or modify the zoning affecting any Mortgaged Property or any Authorizations heretofore issued with respect to any Mortgaged Property or asserting that such Authorizations or the zoning affecting any Mortgaged Property or any other property of any Loan Party or any of its Subsidiaries do not permit the continued use of such Mortgaged Property or property as contemplated by the Loan Documents. Except as set forth on Schedule 4.5, to the knowledge of the Loan Parties, no Person has asserted any claimed violation of Applicable Laws arising from the operation, use or occupancy of the Mortgaged Properties which has not been cured which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6   TAXES.

      4.6.1 PAYMENT OF TAXES. Except to the extent set forth on the financial statements delivered pursuant to this Agreement, all material federal, state and local Tax returns and reports relating to any Loan Party or any of its Subsidiaries or the Mortgaged Properties required to be filed have been timely filed, and, except as permitted under Section 5.4.1, all material Taxes, Impositions, assessments, fees and other governmental charges upon any Loan Party or any of its Subsidiaries or upon the Mortgaged Properties which are due and payable have been paid prior to delinquency. No Loan Party knows of any proposed Tax assessment against any of its Subsidiaries or the Mortgaged Properties that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any of its Subsidiaries (i) has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document that remains in effect extending, or having the effect of extending, the period for assessment or collection of any Taxes, assessments, fees or other governmental charges or (ii) has any obligation under any written Tax sharing agreement or agreement regarding payments in lieu of Taxes (other than obligations pursuant to partnership agreements to make distributions of cash for the payment of taxes).

      4.6.2 REIT STATUS. Since January 1, 1992, which is the date from which COPT's predecessor first qualified as a REIT under the Internal Revenue Code, COPT has at all times maintained its qualification as a REIT under the Internal Revenue Code.

      4.6.3 FOREIGN PERSON. None of the Loan Parties is a "foreign person" within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

      4.6.4 CLASSIFICATION AS A PARTNERSHIP. Borrower is properly classified as a partnership for federal income tax purposes.

4.7   PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

      No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 4.7 annexed hereto, no Loan Party nor any of its Subsidiaries is a party to or otherwise subject to any agreement or instrument (other than the Loan Documents), any charge or other internal restriction or any Contractual Obligation which by its terms or effect (i) prohibits or restricts such Loan Party or Subsidiary from acquiring, loaning or disposing of any Mortgaged Property or other asset, or any interest therein, or acquiring or entering into, or providing any services under any management agreement or (ii) otherwise restricts the conduct by such Loan Party or any of its Subsidiaries of any business, except in each case where the consequences, direct or indirect, of any violation thereof could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument, any charter or other internal restriction or any Contractual Obligation which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.8   GOVERNMENTAL REGULATION; SECURITIES ACTIVITIES.

      No Loan Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which could limit its ability to incur Indebtedness or which could otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.


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

4.9   EMPLOYEE BENEFIT PLANS.

      No Loan Party maintains any Employee Benefit Plan that is subject to any provision of the Employee Retirement Income Security Act of 1974, as amended from time to time.

4.10  CERTAIN FEES.

      No broker's or finder's fee or commission will be payable by any Loan Party or any of its Subsidiaries with respect to this Agreement or any of the transactions contemplated hereby (other than the fees payable pursuant to this Agreement), and Borrower hereby indemnifies the Agent and the Lenders against, and agrees that it will hold the Agent and the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees or commissions payable by Borrower alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.11  SOLVENCY.

      After giving effect to the consummation of the other transactions contemplated by this Agreement and the other Loan Documents, as of the Closing Date and as of each Funding Date, with respect to each Loan Party, (i) (a) the then-current fair saleable value of the property of such Loan Party is (y) greater than the total amount of liabilities (including contingent liabilities) of such Loan Party and (z) not less than the amount that will be required to pay the probable liabilities on such Loan Party's then-existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party; (b) such Loan Party's capital is (or will be, as the case may be), not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Loan Party does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and
(ii) such Loan Party is (or will be, as the case may be) "solvent" within the meaning given that term and similar terms under Applicable Laws relating to fraudulent transfers and conveyances. For purposes of clause (i) of the preceding sentence, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.12  DISCLOSURE.

      No representation or warranty of any Loan Party contained in this Agreement and the other Loan Documents to which it is a party or in any other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of any Loan Party for use in connection with the transactions contemplated by the Loan Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact (known to such Loan Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made or will be made, as the case may be. Any projections and pro forma financial information contained in such materials are based or will be based upon good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by the Agent and the


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

Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. There is no fact known to any Loan Party (other than matters of a general economic nature) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and that has not been disclosed in any of the Loan Documents to which a Loan Party is a party as of the date hereof or in such other documents, certificates and statements furnished to the Agent and the Lenders for use in connection with the transactions contemplated hereby.

4.13  LIENS ON THE COLLATERAL.

      4.13.1 GENERAL. Except as expressly provided in the legal opinions delivered pursuant to this Agreement, the provisions of this Agreement and the Security Documents are effective to create and maintain, upon proper filing or recording or taking of possession, as applicable, in favor of the Agent, on behalf of the Lenders, valid and legally enforceable Liens on all of the Mortgaged Properties and all of the remainder of the Collateral and, when all necessary and appropriate recordings and filings have been effected in all necessary and appropriate public offices, and payment is made of any applicable mortgage recording, intangible and/or similar taxes, this Agreement and the Security Documents will constitute perfected Liens on all of such Mortgaged Properties and all of the remainder of the Collateral prior and superior to all other Liens except Permitted Encumbrances.

      4.13.2 MORTGAGES. Each Mortgage upon execution and delivery by Borrower or, if applicable, a Mortgaged Property Subsidiary will be a valid and enforceable first priority Lien on the Mortgaged Property that such Mortgage purports to encumber, except for Permitted Encumbrances, and such Mortgage, when such Mortgage is recorded in the real property records of the county in which such Mortgaged Property is located and upon payment of any applicable mortgage recording, intangible and/or similar taxes, will be a perfected, valid and enforceable first priority Lien on such Mortgaged Property in favor of the Agent, on behalf of the Lenders, which Mortgaged Property will then be free and clear of all Liens having priority over the first Lien of such Mortgage, except for Permitted Encumbrances.

      4.13.3 ASSIGNMENTS OF RENTS AND LEASES. Except as expressly provided in the legal opinions delivered pursuant to this Agreement, each Assignment of Rents and Leases, upon execution and recordation of such Assignment of Rents and Leases in the real property records of the county in which the Mortgaged Property affected by such Assignment of Rents and Leases is located and upon payment of any applicable recording or intangible taxes, will be, as to each Mortgaged Property, a perfected, valid and enforceable first priority present assignment of or Lien on the Leases affecting such Mortgaged Property and of the Rents of and from such Mortgaged Property, which Mortgaged Properties will then otherwise be free and clear of all Liens having priority over the Assignment of Rents and Leases, except for Permitted Encumbrances. As of the Closing Date or as of the Addition Date, as applicable, with respect to a Mortgaged Property, Borrower represents that upon recordation of the applicable Assignment of Rents and Leases the Agent has taken all actions necessary to obtain, and as of the Closing Date or as of the Addition Date, as applicable, with respect to a Mortgaged Property the Agent has, a valid and perfected first priority assignment of or Lien on the Rents from such Mortgaged Property and of all security for the Leases affecting such Mortgaged Property, including cash or securities deposited as security under such Leases subject to the prior right of the Tenants making such deposits.

      4.13.4 MECHANICS' LIENS. Except as otherwise permitted pursuant to the provisions of this Agreement or the applicable Mortgage or as insured over by Title Policies that are then in effect, no mechanic's liens have been filed and remain in effect against any Mortgaged Property.

      4.13.5 FILINGS AND RECORDINGS. All filings (including all financing statements and all assignments of financing statements under the Uniform Commercial Code) have been delivered to the Agent for filing in each public office in which such filings and recordings are required or advisable to perfect the Liens on each of the Mortgaged Properties and the other Collateral granted by the Loan Parties pursuant to the Security Documents and, except for the filing of continuation statements with respect to such financing statements as may be required or advisable to be filed at periodic intervals, no periodic refiling or periodic recording is presently required to protect and preserve such Liens and security interests.

4.14  ZONING; AUTHORIZATIONS.

      4.14.1 ZONING. The use and operation by Borrower or, if applicable, a Mortgaged Property Subsidiary of its Mortgaged Property as multi- or single-tenant suburban office building or buildings, with related uses, separate and apart from any other properties, constitutes a legal use under applicable zoning regulations and complies in all material respects with all Applicable Laws and all applicable Insurance Requirements, and does not violate any Authorizations or other material approvals, material restrictions of record or any material agreement affecting any Mortgaged Property (or any portion thereof) to which Borrower or, if applicable, a Mortgaged Property Subsidiary is a party or by which Borrower or, if applicable, a Mortgaged Property Subsidiary or such Mortgaged Property (or portion thereof) is bound, except for violations and failures to comply which could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither the zoning nor any right of access to or use of any Mortgaged Property is to any material extent dependent upon or related to any real property other than such Mortgaged Property.

      4.14.2 AUTHORIZATIONS. There have been issued in respect of each Mortgaged Property all Authorizations necessary to own, operate, use and occupy such Mortgaged Property in the manner operated by Borrower or, if applicable, a Mortgaged Property Subsidiary and their respective predecessors in interest, as of the Closing Date or the Addition Date, as applicable, and contemplated by Borrower or, if applicable, a Mortgaged Property Subsidiary to be operated on and after the Closing Date or the Additional Date, as applicable (including any required permits relating to Hazardous Materials). None of the Loan Parties has knowledge that any Authorization necessary or required to own, operate, use and occupy any Mortgaged Property in the manner currently operated by the Tenants under any Material Lease and contemplated to be operated by the Tenants on and after the Closing Date or the Addition Date, as applicable (including any required permits relating to Hazardous Materials) has not been issued and is not in full force and effect, other than any such Authorizations which, if not obtained, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither Borrower or any applicable Mortgaged Property Subsidiary nor, to the knowledge of any of the Loan Parties, any prior owner thereof, has received any notice of violation or revocation thereof except for those which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.15  PHYSICAL CONDITION; ENCROACHMENT.

      Except as disclosed on the Engineering Reports delivered pursuant to this Agreement or pursuant to the Existing Agreement, each Mortgaged Property is free of material structural defects and is in good repair (normal wear and tear excepted) and all building systems contained therein and all other material items of Collateral are in good working order in all material respects subject to ordinary wear and tear, except as disclosed in the Engineering Reports, and is free and clear of any damage that would affect materially and adversely the value of such Mortgaged Property or the use of such Mortgaged Property for its intended purposes. To the knowledge of any of the Loan Parties, other than as described in the Title Policy and in any Survey, no Improvement at any Mortgaged Property encroaches upon any building line, setback line, side yard line or any recorded or visible easement.

4.16  INSURANCE.

      All insurance required to be maintained by the Loan Parties and their respective Subsidiaries pursuant to this Agreement or any other Loan Document is in full force and effect in accordance with the terms thereof. As to each Mortgaged Property located in an area identified by the Federal Emergency Management Agency as having special flood hazards, if flood insurance is available, a flood insurance policy is in effect. All premiums have been paid with respect to each insurance policy required to be maintained by the Loan Parties and their Subsidiaries pursuant to this Agreement or any other Loan Document.

4.17  LEASES.

      There is no default or event which with notice or lapse of time or both would constitute a default under any of the provisions of any Material Lease affecting any Mortgaged Property that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No litigation is currently pending or has been threatened by any Tenant in connection with any Material Lease affecting any Mortgaged Property that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All Material Leases and other Leases material to the operation of the Mortgaged Properties are in full force and effect, except to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.18  ENVIRONMENTAL REPORTS; ENGINEERING REPORTS; APPRAISALS; MARKET STUDIES.

      Pursuant to the requirements of either this Agreement or the Existing Agreement, Borrower has delivered to the Agent correct and complete copies of all environmental audits, engineering reports, appraisals and market studies with respect to each Mortgaged Property that any Loan Party or any of its Subsidiaries has in its possession. To any Loan Party's knowledge, the information contained in such audits, reports, appraisals and market studies remains true, correct and complete.

4.19  NO CONDEMNATION OR CASUALTY.

      No condemnation or other like proceedings (including relocation of any roadways abutting any Mortgaged Property or change in grade of such roadways or denial of access to any Mortgaged Property) that has had, or could reasonably be expected to result in, a Material Adverse Effect, are pending and served nor, to the knowledge of any of the Loan Parties, threatened against any Mortgaged Property in any manner whatsoever. No casualty has occurred to any Mortgaged Property that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.20  UTILITIES AND ACCESS.

      To the extent necessary for the full utilization of each Mortgaged Property in accordance with its current use, telephone services, gas, steam, electric power, storm sewers, sanitary sewers and water facilities and all other utility services are available to each Mortgaged Property, are adequate to serve each such Mortgaged Property, exist at the boundaries of the Land and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities. All streets and easements necessary for the occupancy and operation of each Mortgaged Property are available to the boundaries of the Land. All necessary rights-of-way for all roads, which are sufficient to permit each Mortgaged Property to be utilized fully for its current use, have been completed and are serviceable, and, to the knowledge of any of the Loan Parties, all public rights-of-way through or adjacent to the Mortgaged Properties have been acquired and dedicated and accepted for maintenance and public use by the applicable Governmental Authorities.

4.21  WETLANDS.

      Except as disclosed in any of the written environmental audits and reports delivered pursuant to this Agreement or pursuant to the Existing Agreement, none of the Improvements on any Mortgaged Property are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

4.22  LABOR MATTERS.

      There are no strikes or other labor disputes against any Loan Party or any of its Subsidiaries, pending or, to the knowledge of such Loan Party, threatened that have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Hours worked by and payments made by such Loan Party or any of its Subsidiaries to their respective employees are not in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters.

4.23  EMPLOYMENT AND LABOR AGREEMENTS.

      Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of any employment agreements to which it is party, except for failures to comply which could not be reasonably expected to result, either individually or in the aggregate, in a Material Adverse Effect.

                                   ARTICLE 5
                              AFFIRMATIVE COVENANTS

      Each Loan Party covenants and agrees that, from and after the Closing Date and so long thereafter as the Commitments hereunder shall remain in effect and until payment in full of the Loans and the other Obligations (other than indemnification obligations with respect to claims that have not been asserted at the time that the Loans and all other Obligations have been paid in full) and the cancellation or expiration of all Letters of Credit, each Loan Party shall perform and shall cause each of its Subsidiaries to perform all covenants made by it in this Article 5.

5.1   FINANCIAL STATEMENTS AND OTHER REPORTS.

      COPT shall maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP. Borrower shall deliver to Lenders:

      5.1.1 [INTENTIONALLY DELETED];

      5.1.2 BORROWING BASE CERTIFICATES: as soon as available and in any event
(a) within 20 days after the end of each calendar month, a Borrowing Base Certificate, in reasonable detail satisfactory to the Agent and certified by the Chief Executive Officer or Chief Financial Officer of the Loan Parties, calculated as of the last day of such calendar month, and (b) at the times otherwise required by this Agreement, or upon written request from the Agent or at the option of Borrower, a Borrowing Base Certificate calculated as of the appropriate date in reasonable detail satisfactory to the Agent;

      5.1.3 QUARTERLY PROPERTY OPERATING STATEMENTS: as soon as available and in any event within 60 days after the end of each calendar quarter, commencing with respect to the calendar quarter ending March 31, 2001, a current Rent Roll, a statement of the Occupancy Rate, Property Gross Revenues and Property Operating Expenses and any other expenses with respect to each Mortgaged Property, and a consolidated operating statement with respect to all Mortgaged Properties (including a statement of the Occupancy Rate with respect to all Mortgaged Properties), in each case for the 12 month period ending on the last day of such calendar quarter, in reasonable detail satisfactory to the Agent and certified by the Chief Executive Officer or Chief Financial Officer of the Loan Parties stating that, subject to normal adjustments following the preparation of the financial statements referred to in Sections 5.1.4 and 5.1.5 below, (x) such statements and consolidated operating statements fairly present, in all material respects, the results of operations of the Mortgaged Properties for the periods indicated and (y) all Property Operating Expenses and any other expenses with respect to each Mortgaged Property which have become due and payable as of the last day of the calendar month next preceding the delivery of such statements have been fully paid or recognized by Borrower;

      5.1.4 QUARTERLY FINANCIAL STATEMENTS OF COPT AND ITS SUBSIDIARIES: as soon as available and in any event within 60 days after the end of each calendar quarter of each calendar year, commencing with respect to the calendar quarter ending March 31, 2001, (a) the consolidated balance sheet of COPT and its Subsidiaries as at the end of such calendar quarter and the related consolidated statements of income, reconciliation of surplus, stockholders' equity and cash flows of COPT and its Subsidiaries for such calendar quarter and for the period from the beginning of the then current calendar year to the end of such calendar quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous year and the corresponding figures from the plan and financial forecast for the current year delivered pursuant to this Section, and (b) the consolidating financial statements of COPT and its Subsidiaries (including balance sheets and income statements segmenting any Subsidiaries of COPT or groups of Subsidiaries of COPT, as requested by the Agent in its reasonable discretion) together with any adjustments and/or eliminations needed to reconcile such Subsidiary financial statements to the consolidated financial statements of COPT, all in reasonable detail (it being understood and agreed that, to the extent COPT's quarterly report filed on Form 10-Q with the Securities and Exchange Commission for such period contains the foregoing information, such quarterly report shall be deemed to comply with the foregoing requirements) and certified by the Chief Executive Officer or the Chief Financial Officer of the Loan Parties stating that such consolidated and consolidating financial statements fairly present, in all material respects, the financial condition of COPT and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

      5.1.5 YEAR-END FINANCIAL STATEMENTS: as soon as available and in any event within 90 days after the end of each calendar year, commencing with respect to the calendar year ending December 31, 2000, (a) the consolidated balance sheet of COPT and its Subsidiaries as at the end of such calendar year and the related consolidated statements of income, shareholders' equity and cash flows of COPT and its Subsidiaries for such calendar year, setting forth in each case in comparative form the corresponding figures for the previous calendar year and the corresponding figures from the plan and financial forecast delivered pursuant to this Section for the calendar year covered by such consolidated financial statements, (b) the balance sheets and related income statements of each Mortgaged Property, (c) the consolidating financial statements of COPT and its Subsidiaries (including balance sheets and income statements segmenting any Subsidiaries of COPT or groups of Subsidiaries of COPT, as requested by the Agent in its reasonable discretion) together with any adjustments and/or eliminations needed to reconcile such Subsidiary financial statements to the consolidated financial statements of COPT, all of the foregoing in reasonable detail and certified by the Chief Executive Officer or Chief Financial Officer of the Loan Parties stating that they present fairly, in all material respects, the financial condition of COPT and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, and (d) in the case of the consolidated financial statements referred to in clause (a), a report thereon of the Loan Parties' Accountants or other independent accountants of recognized national standing selected by COPT and reasonably satisfactory to the Agent, which report shall be unqualified, shall express no doubts about the ability of COPT and its Subsidiaries to continue as a going concern and shall state that such consolidated financial statements fairly present, in all material respects, the financial position of COPT and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;


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      5.1.6 ANNUAL OPERATING PLAN: as soon as available and in any event within
45 days after the end of each calendar year, an annual operating plan and budget for each Mortgaged Property, showing all anticipated operating revenues and expenses, capital expenditures, leasing activity, repairs and improvements, and such other matters as the Agent shall reasonably require;

      5.1.7 OFFICERS' CERTIFICATES: together with each delivery of financial statements of COPT and its Subsidiaries pursuant to Sections 5.1.3, 5.1.4 and
5.1.5 above, an Officers' Certificate of the Loan Parties stating that (1) the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of COPT and its Subsidiaries and the Collateral during the accounting period covered by such financial statements, and (2) such review has not disclosed the existence during or at the end of such accounting period, and the signer does not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Loan Parties have taken, are taking and propose to take with respect thereto;

      5.1.8 COMPLIANCE CERTIFICATES: together with each delivery of the financial statements of COPT and its Subsidiaries pursuant to Sections 5.1.3,
5.1.4 and 5.1.5 above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the covenants set forth in Section 6.6;

      5.1.9 COPT'S CERTIFICATION: together with each delivery of financial statements of COPT pursuant to Section 5.1.5 above, a written statement by the Chief Executive Officer or the Chief Financial Officer of COPT (a) certifying in substance that the preparation of such financial statements has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, and (b) certifying whether, in connection with the preparation of such financial statements, any condition or event that constitutes an Event of Default or Potential Event of Default has come to its attention and, if such a condition or event has come to its attention, specifying the nature and period of existence thereof;

      5.1.10 ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to COPT or any of its Subsidiaries by the Loan Parties' Accountants or any other independent accountants in connection with each annual, interim or special audit of the consolidated financial statements of COPT and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

      5.1.11 RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in Section 5.1.5, the consolidated financial statements of COPT and its Subsidiaries delivered pursuant to this Section differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of such financial statements following such change, consolidated financial statements of COPT and its Subsidiaries for (1) the current calendar year to the effective date of such change and (2) the two


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

full calendar years immediately preceding the calendar year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of such financial statements following such change, a written statement of the Chief Financial Officer or Chief Executive Officer of the Loan Parties setting forth the differences which would have resulted in the calculation of the covenants set forth in Article 6 if such financial statements, had been prepared without giving effect to such change;

      5.1.12 EVIDENCE OF INSURANCE: together with the delivery of the foregoing statements, evidence reasonably satisfactory to the Agent that the monthly premiums with respect to the insurance required to be maintained pursuant to the Loan Documents have been paid for the current month; provided that evidence previously delivered pursuant to this Section with respect to the prior payment of premiums for the current month need not be redelivered;

      5.1.13 SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by COPT to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by COPT or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority or private regulatory authority, and (c) all press releases and other statements made available generally by COPT or any of its Subsidiaries to the public or to the security holders of COPT;

      5.1.14 EVENTS OF DEFAULT, ETC.: promptly upon any Loan Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that the Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to COPT or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Article 7 of any condition or event that constitutes or may (upon the giving or receiving of notice or the lapse of time, later, or otherwise) a default, a potential event of default, an event of default (in each case, as defined in the agreement or instrument creating, evidencing or governing any such Indebtedness) under or with respect to any Indebtedness of COPT and its Subsidiaries (other than the Indebtedness hereunder), or becoming aware that any agent, trustee, lender or security holder with respect thereto has given any notice or taken any other action with respect to such condition or event, or (d) of the occurrence of any event or change that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action the Loan Parties have taken, are taking and propose to take with respect thereto;

      5.1.15 LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon COPT or Borrower obtaining knowledge of (x) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting COPT or any of its Subsidiaries (including Borrower), or any property of COPT or such Subsidiary (collectively, "PROCEEDINGS") not previously disclosed in writing by COPT or Borrower to Lender or (y) any material development in any Proceeding that, in any case:

            (i) if adversely determined, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or

            (ii) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby; or

            (iii) threatens the validity or priority of the Liens granted pursuant to the Loan Documents;

written notice thereof together with such other information as may be reasonably available to any of the Loan Parties to enable the Agent and its counsel to evaluate such matters; and (b) within 20 days after the end of each calendar quarter of COPT, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, COPT and its Subsidiaries which, if adversely determined, could reasonably be expected to result in a money judgment in excess of $1,000,000 individually or $5,000,000 in the aggregate (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has accepted coverage), and promptly after request by the Agent, such other information as may be reasonably requested by the Agent to enable the Agent and its counsel to evaluate any of such Proceedings;

      5.1.16 FINANCIAL PLANS: as soon as practicable and in any event no later than November 30 of each year, projected financial statements for each Mortgaged Property for the three next succeeding calendar years in detail reasonably satisfactory to the Agent, together with an explanation of the assumptions on which such forecasts are based, and such other information and projections as the Agent may reasonably request for any Mortgaged Property or COPT or any of its Subsidiaries;

      5.1.17 INSURANCE: as soon as practicable and in any event by the last day of each calendar year, a report in form and substance reasonably satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by COPT and its Subsidiaries or, in lieu thereof, copies of such policies, and a report as to all material insurance coverage planned to be maintained by COPT and its Subsidiaries in the next succeeding calendar year to the extent varying from the description of that delivered or described;

      5.1.18 ENVIRONMENTAL AUDITS AND REPORTS: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of COPT or any of its Subsidiaries or by independent consultants, with respect to material environmental matters at any Mortgaged Property or which relate to an Environmental Claim which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

      5.1.19 BOARD OF TRUSTEES: with reasonable promptness, written notice of any change in the Board of Trustees of COPT;

      5.1.20 CHANGE IN NAME OR CHIEF PLACE OF BUSINESS: (a) notification of any change in a Loan Party's name, identity or corporate structure within 60 days of such change and (b) 60 days' prior written notice of any change in a Loan Party's executive office or chief place of business;


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

      5.1.21 [INTENTIONALLY DELETED];

      5.1.22 NOTICES WITH RESPECT TO MORTGAGED PROPERTIES: (i) immediately upon any Loan Party's acquiring actual knowledge of the same, a written notice with respect to the occurrence or effectiveness of any event or condition that could reasonably be expected to have a material adverse effect on one or more of the Mortgaged Properties; and (ii) at least 20 days prior to the commencement of any Restoration/Renovation of any Mortgaged Property, a written notice of renovation or restoration with respect thereto and upon the completion of such Renovation/Restoration, a written notice of such completion;

      5.1.23 SUPPLEMENTS TO SCHEDULES: if at any time, the information contained on any Schedule to this Agreement or any other Loan Document is incomplete or incorrect, Borrower shall promptly and, in any event prior to the next Funding Date, deliver to the Agent written information that completes or corrects such Schedule; provided that unless such information is reasonably approved in writing by the Agent, such information shall not be deemed to supplement the applicable Schedule for purpose of this Agreement and the other Loan Documents unless such information solely reflects an action by Borrower which it is expressly permitted pursuant to the terms of the Loan Documents; and

      5.1.24 OTHER INFORMATION: with reasonable promptness, (a) information and other data revised to correct any erroneous information and other data previously delivered by COPT or Borrower to Lender pursuant to this Agreement or included in any statement, report or certificate previously delivered by COPT or Borrower to the Agent pursuant to this Agreement, together with such statement, report or certificate that shall have been revised to reflect such revised information and data, and (b) such other information and data with respect to the Loan Parties and their respective Subsidiaries, the Mortgaged Properties (separately and for all Mortgaged Properties), the Leases, the Management Agreements, the other Collateral and the other assets and liabilities of the Loan Parties and their respective Subsidiaries, all in form reasonably satisfactory to the Agent, as from time to time may be reasonably requested by the Agent.

5.2   ENTITY EXISTENCE; FINANCIAL MATTERS; CONTROL.

      5.2.1 ENTITY EXISTENCE. Each Loan Party shall, and shall cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its trust, corporate, limited partnership, limited liability company or other entity existence and all Authorizations, rights and franchises material to its business.

      5.2.2 FINANCIAL MATTERS. COPT and its Subsidiaries, taken as a whole, shall (i) maintain financial statements, payroll records, accounting records and other entity records and other documents separate from any other Person; (ii) maintain bank accounts in their own name or names, separate from any other Person; (iii) pay their own expenses and other liabilities from their own assets and incur (or endeavor to incur) obligations to other Persons based solely upon their own assets and creditworthiness and not upon the creditworthiness of any other Person; and (iv) file their own tax returns or join in the consolidated tax return of such group as a separate member thereof.


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      5.2.3 CHANGE IN CONTROLLING PRINCIPALS. Without the Majority Lenders'
(including the Agent's) prior written consent, the Controlling Principals, in the aggregate, shall not cease at any time or for any reason to maintain, free of any Lien, beneficial ownership (as defined under Section 13(d) of the Exchange Act) of, and a direct economic interest in, at least the number of shares of common shares of COPT set forth on Schedule 5.2.3. For purposes of this Section, the computation of such number of common shares owned shall include the maximum number of such common shares into which the Controlling Principals are entitled to convert Partnership Interest units in Borrower, without giving effect to applicable time limits and other restrictions on such conversion, or to any right given to COPT or Borrower to deliver cash in lieu of shares upon any such conversion. The number of shares set forth on Schedule
5.2.3 shall be appropriately adjusted for stock splits or similar adjustments to the capitalization of COPT.

      5.2.4 CHANGE IN CONTROL. Without the Supermajority Lenders' prior written consent, no Change in Control shall occur.

      5.2.5 CHANGE IN MANAGEMENT. At least one of the following Persons shall remain in the following respective positions for COPT: Clay W. Hamlin, III - Chief Executive Officer; Randall M. Griffin - President and Chief Operating Officer; and Roger A. Waesche, Jr. - Senior Vice President and Chief Financial Officer at all times up to the Maturity Date, provided that, if due to death, incapacity, removal or any other reason, more than two of the foregoing named Persons no longer hold the respective positions for COPT as described herein, then COPT shall have up to one hundred eighty (180) days to obtain the approval of the Majority Lenders, in their reasonable discretion, for each replacement executive thereafter proposed by COPT to fill the positions identified herein. In the event Borrower shall fail to obtain approval of the Majority Lenders as provided herein within such one hundred eighty (180) day period, then, unless waived by the Majority Lenders in writing, such failure shall constitute an Event of Default hereunder.

5.3   QUALIFIED INCOME COVENANT; COMMON STOCK.

      5.3.1 COPT will conduct its affairs and the affairs of its Subsidiaries in a manner so as to (i) continue to qualify as a REIT under Sections 856-860 of the Internal Revenue Code and (ii) permit COPH to qualify as a "QUALIFIED REIT SUBSIDIARY" under Section 856(i) of the Internal Revenue Code.

      5.3.2 COPT shall at all times hereafter (i) cause its common shares to be duly listed on the NYSE and (ii) shall timely file all reports required to be filed by it in connection therewith.

5.4   TAXES AND CLAIMS.

      Each Loan Party shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged all Taxes and Impositions imposed upon any Loan Party or any of its Subsidiaries, or payable by any Loan Party or any of its Subsidiaries with respect to any Mortgaged Property or other assets or in respect of any of the franchises, business, income or other property of any Loan Party or any of its Subsidiaries before the same shall become delinquent and before any penalty accrues thereon, and will pay, discharge or otherwise satisfy or cause to be paid, discharged or otherwise satisfied at or before maturity or before they become delinquent, all Indebtedness, obligations and other claims (including claims for labor, supplies, materials and services that, if unpaid, might become a Lien on the property of any Loan Party or any of its Subsidiaries) of any Loan Party and its Subsidiaries; provided, however, that no such charge or claim needs to be paid if (i) such charge or claim is being diligently contested in good faith by appropriate proceedings, (ii) reserves reasonably required by the Agent shall have been made therefor by such Loan Party or such Subsidiary, (iii) none of the Mortgaged Properties or any other material Collateral is in jeopardy of being sold, forfeited or lost during or as a result of such contest, (iv) none of a Loan Party, or any of its Subsidiaries, the Agent or any Lender is reasonably likely to become subject to any civil fine or penalty not adequately reserved against (in the case of any Loan Party or Subsidiary thereof) or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and
(v) such contest has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party shall, and shall cause each of its Subsidiaries to, deliver to the Agent all receipts evidencing the payment of all such Taxes and Impositions with respect to any Property and, upon written request by the Agent, all other Taxes, Impositions, assessments, levies, permits, fees, rents and other public charges imposed upon or in respect of or assessed against any Loan Party, any of its Subsidiaries or any of their respective properties or assets except for those being paid or contested as described in the provisos above.

5.5   MAINTENANCE OF PROPERTIES; REPAIR; ALTERATION.

      Borrower and each Mortgaged Property Subsidiary shall (i) maintain or cause to be maintained each Mortgaged Property and all other items of Collateral in a manner consistent for suburban office properties and related property, and shall keep or cause to be kept every part thereof in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of Borrower or such Mortgaged Property Subsidiary, as applicable; (ii) not remove, demolish or structurally alter, or permit or suffer the removal, demolition or structural alteration of, any of the Improvements in respect of a Mortgaged Property except as required of Borrower or such Mortgaged Property Subsidiary, as applicable, or permitted for Tenants, or otherwise as permitted with the prior written consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed; (iii) complete promptly and in a good and workmanlike manner any Improvements which may be now or hereafter constructed on any Mortgaged Property and promptly restore in like manner any portion of the Improvements in respect of a Mortgaged Property which may be damaged or destroyed thereon from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor (subject to the right to contest the amount of validity thereof in good faith); (iv) comply in all material respects with all Applicable Laws, applicable Insurance Requirements and all covenants, conditions and restrictions now or hereafter affecting any Mortgaged Property or other item of Collateral or any part thereof or requiring any alterations or Improvements, other than any failure to comply that does not and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (v) not commit or permit any waste of the Collateral; and (vi) not remove any item of the Collateral constituting tangible personal property or fixtures without replacing it with a comparable item of equal or greater quality, value and usefulness, except that Borrower or such Mortgaged Property Subsidiary, as applicable, may sell or dispose of in the ordinary course of business any property which is obsolete or no longer useful in its business.


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5.6   INSPECTION; THE AGENT; APPRAISALS.

      5.6.1 INSPECTION. As often as may be reasonably requested, each Loan Party shall, and shall cause each of its Subsidiaries to, permit (i) any authorized representatives designated by the Agent to visit and inspect any Mortgaged Property, subject to the rights of Tenants, and (ii) any authorized representatives designated by the Agent to inspect the financial and accounting records, tenant leasing files and other management books and records of such Loan Party or Subsidiary, and to make copies and take extracts therefrom, and to discuss its and their affairs, operations, finances and accounts with its and their officers, property managers and independent accountants; provided that each such visit, inspection and discussion shall be made upon reasonable notice and at such reasonable times during normal business hours, with as little disruption of Borrower's, any Mortgaged Property Subsidiary's and Tenants' business and operations as is reasonably practical.

      5.6.2 APPRAISALS. The Agent may from time to time (and shall upon the written request of Borrower, which request shall be made no more than once in each calendar year) obtain Appraisals of any Mortgaged Property (which Appraisals shall, if applicable with respect to any approved Renovation of such Mortgaged Property, contain an estimate of the appraised value of such Mortgaged Property upon completion of such Renovation) and Borrower shall cooperate fully with the Appraiser selected by the Agent to conduct such Appraisals. In the event that any Loan Party or any of its respective Subsidiaries obtains an appraisal of one or more of the Mortgaged Properties other than pursuant to this Section, Borrower shall deliver a copy of such appraisal to the Agent promptly upon the completion thereof and the Agent may elect, in its sole discretion and subject to Applicable Laws, to treat such appraisal as an "APPRAISAL." In the event that the Agent obtains an Appraisal of one or more of the Mortgaged Properties, the Agent shall deliver a copy of such Appraisal to Borrower upon the completion thereof. Any increase or decrease in the Appraised Value of a Mortgaged Property as reflected in an updated Appraisal shall be shown on the next Borrowing Base Certificate delivered to the Lenders pursuant to Section
5.1.2 and, in connection therewith, Borrower shall comply with the requirements of Section 2.9.1.4, if applicable. Borrower shall take all such actions as are necessary to ensure that the Appraised Value of any Mortgaged Property at no time exceeds the amount secured by the Mortgage applicable to such Mortgaged Property. Without limiting the generality of the foregoing, before an increase in Appraised Value with respect to a Mortgaged Property may be taken into account in calculating the Property Amount with respect to such Mortgaged Property, Borrower must amend the applicable Mortgage to secure the full amount of the increased Appraised Value.

5.7   COMPLIANCE WITH LAWS, AUTHORIZATIONS, ETC.

      Each Loan Party shall, and shall cause each of its Subsidiaries and all Persons occupying any Mortgaged Properties to, comply in all material respects with the requirements of all Applicable Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep all material Authorizations which are from time to time required for the use and operation of each Mortgaged Property in full force and effect.

5.8   PERFORMANCE OF LOAN DOCUMENTS.

      Each Loan Party shall, and shall cause each of its Subsidiaries to, observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in each of the Loan Documents to which it is or will be a party in accordance with the terms thereof and will maintain the validity and effectiveness of such Loan Documents.

5.9   PAYMENT OF LIENS.

      5.9.1 REMOVAL BY LOAN PARTIES. If a Lien not permitted under this Agreement may encumber any Mortgaged Property or other item of Collateral or any portion thereof, the Loan Parties shall promptly discharge or cause to be discharged by payment to the lienor or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Agent's option, promptly obtain insurance against, any such Lien or mechanics' or materialmen's claims of lien filed or otherwise asserted against any Mortgaged Property or any other item of Collateral or any portion thereof within 60 days after the date of notice thereof, but compliance with the provisions of this
Section 5.9.1 shall not be deemed to constitute a waiver of the provisions of
Section 6.2. The Loan Parties shall exhibit to the Agent upon request all receipts or other satisfactory evidence of payment, bonding, deposit of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against any Mortgaged Property or other item of Collateral of Borrower or, if applicable, a Mortgaged Property Subsidiary. Borrower shall fully preserve the Lien and the priority of each of the Mortgages and the other Security Documents without cost or expense to the Agent or the Lenders.

      5.9.2 REMOVAL BY THE AGENT. If the Loan Parties fail to promptly discharge, remove or bond off any such Lien or mechanics' or materialmen's claim of lien as described above within 60 days after the receipt of notice thereof, then the Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or lien claimant or post any bond or furnish any security or indemnity as the Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this Section 5.9.2, the Agent shall not be required to establish or confirm the validity or amount of the Lien. Borrower agrees that all costs and expenses expended or otherwise incurred pursuant to this Section
5.9.2 (including reasonable attorneys' fees and disbursements) by the Agent shall be paid by Borrower in accordance with the terms hereof.

      5.9.3 TITLE SEARCHES. The Agent may, at any time and at the expense of Borrower, obtain an updated title and/or lien search regarding any Mortgaged Property or Collateral, or any portion thereof; provided that, unless the Agent reasonably believes that a Lien not otherwise permitted under this Agreement may encumber any Mortgaged Property or Collateral or any portion thereof or an Event of Default shall have occurred and be continuing, the Agent may so obtain such search with respect to such Mortgaged Property or Collateral or portion thereof not more than once each calendar year.


                                       57
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5.10  INSURANCE.

      5.10.1 RISKS TO BE INSURED. With respect to each Mortgaged Property, Borrower shall procure and maintain, or shall cause a Mortgaged Property Subsidiary to procure and maintain continuously in effect, insurance coverage issued by an insurer (i) authorized to issue such insurance in all applicable jurisdictions, (ii) rated "A" (or its equivalent) or better by Alfred M. Best Company, Inc., (iii) with a financial size rating of VIII (or its equivalent) or better, by Alfred M. Best Company, Inc., and (iv) otherwise satisfactory to the Agent; provided, however, that (1) each insurer of COPT's or any of its Subsidiaries' umbrella liability insurance policies as of the Closing Date (and any renewal thereof by such insurers), may be rated "A-" (or its equivalent) by Alfred M. Best Company, Inc.; it being understood and agreed that such carrier(s) shall comply with the requirement set forth in clause (ii) above, and
(2) as of the Closing Date, the insurers of COPT's or any of its Subsidiaries' earthquake, flood and wind insurance policies (and any renewals thereof by such insurers, respectively) may be rated "A-" (or its equivalent) by Alfred M. Best Company, Inc. and have a financial size rating of "VIII" (or its equivalent) by Alfred M. Best Company, Inc.; it being understood and agreed that, in the event COPT or any of its Subsidiaries procures any earthquake, flood or wind insurance from a carrier other than the carrier providing such insurance on the Closing Date, such carrier shall comply with the requirements set forth in clauses (ii) and (iii) above unless otherwise approved by the Agent. Each Loan Party shall pay, and shall cause each of its Subsidiaries to pay, in a timely manner all premiums due in connection therewith. All insurance policies shall be issued by insurers doing business as admitted licensed carriers in the state where such Mortgaged Property is located, and shall be authorized and licensed to issue insurance in such state unless otherwise approved by the Agent in its sole discretion. The insurance to be procured and maintained by COPT and its Subsidiaries is the following:

            5.10.1.1 CASUALTY. Borrower shall keep, or shall cause a Mortgaged Property Subsidiary to keep, each Mortgaged Property insured for the benefit of the Agent, on behalf of the Lenders, in each case, as follows:

                  (a) ALL RISK OF PHYSICAL LOSS. Insurance with respect to the
            Improvements now or hereafter located on the Mortgaged Properties and any alterations or additions thereto and the furniture, fixtures and equipment against any peril included within the classification "ALL RISKS OF PHYSICAL LOSS" with extended coverage (including fire, lightning, windstorm, sprinkler, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, malicious mischief, terrorist acts, aircraft, vehicle, sinkholes and smoke) in an amount equal to the full insurable value of such Improvements and such furniture, fixtures and equipment. The term "FULL INSURABLE VALUE" shall mean the actual replacement cost of such Improvements and such furniture, fixtures and equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined every five years by an insurer upon the request of the Agent, a recognized independent insurance broker or an appraiser selected (and approved by the Agent) and paid by the applicable Loan Party or its Subsidiary; provided, however, that such amount shall be sufficient to prevent such Loan Party or such Subsidiary from becoming a co-insurer, and the policy shall contain a stated value endorsement to that effect.


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                  (b) BUILDER'S RISK. During any period of construction of
            Improvements and any repair, Restoration, Renovation or replacement thereof, a standard builder's all risk policy (completed value non-reporting form) or equivalent coverage under the policy described in Section 5.10.1.1(a) above for an amount at least equal to the full insurable value of the work to be performed and equipment, supplies and materials to be furnished, as shall be reasonably approved by the Agent for such purpose, the coverage of which shall include the hazards described in Section 5.10.1.1(a) and building collapse; provided, however, that such policy may be obtained by a contractor if it names the Agent and Borrower as additional named insureds and if it otherwise complies with this Agreement. Such policy shall contain a stated value endorsement so that no co-insurance provision shall be applicable to any loss thereunder. Such policy shall contain the provision that "permission is hereby granted to complete and/or occupy" upon the earlier to occur of substantial completion of any discrete increment of the work or a Tenant taking occupancy of any Mortgaged Property (or portion thereof) as to which work was being performed.

                  (c) FLOOD. Insurance against damage or loss by flood as to any
            Mortgaged Property that is located in an area now or subsequently designated as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as such Acts may be amended, modified, supplemented or replaced from time to time, on such basis and not less than such amounts as shall be reasonably approved by the Agent, but not less than the amount required by law. If any Loan Party or any of its Subsidiaries fails to obtain flood insurance as required, the Agent may purchase such flood insurance, and Borrower shall pay all premiums and other costs and expenses incurred by the Agent.

                  (d) BOILERS. Broad form boiler and machinery insurance
            (without exclusion for explosion) covering all boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, machinery and equipment located in, on or about each Mortgaged Property insuring against damage or loss from boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, machinery and equipment and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Mortgaged Properties.

                  (e) BUSINESS INTERRUPTION OR RENTAL INCOME INSURANCE. Business
            interruption and/or loss of rental value or use and occupancy insurance insuring against business interruption at and against loss of rental income from each Mortgaged Property due to any of the hazards listed in Section 5.10.1.1(a) above in an amount sufficient to avoid any co-insurance penalty and to provide proceeds for a period not less than one year of loss.


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                  (f) EARTHQUAKE INSURANCE. With respect to any Mortgaged
            Property located in California or other area at high risk for earthquakes, as determined by the Agent, and at the discretion of the Agent, earthquake insurance on such basis and in such amounts as shall be reasonably required by the Agent.

            5.10.1.2 WORKERS' COMPENSATION. Each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, for itself and for each Mortgaged Property at which such Loan Party or such Subsidiary maintains employees, statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by such Loan Party or such Subsidiary), in statutory amounts as required by law (including employer's liability insurance), except in those states where such Loan Party elects to not subscribe to the workers' compensation statute. If the applicable Loan Party elects to not subscribe to the workers' compensation statute, such Loan Party shall have a benefit program and employees' legal liability coverage to respond to claims that would otherwise be covered by a standard policy of workers' compensation.

            5.10.1.3 LIABILITY. COPT and its Subsidiaries shall procure and maintain:

                  (a) Comprehensive General Liability Insurance. Comprehensive
            general liability insurance, on an occurrence basis in the amount of $1,000,000 per occurrence per Mortgaged Property and $3,000,000 in the aggregate per Mortgaged Property covering each Loan Party, each of its Subsidiaries, the Agent and each Lender against claims for bodily injury, death and property damage (including claims and legal liability to the extent insurable imposed upon Lender and all court costs and attorneys' fees and expenses), arising out of or connected with the possession, use, leasing, operation, maintenance or condition of each Mortgaged Property or occurring in, upon or about or resulting from each Mortgaged Property, or any drive, sidewalk, curb or passageway adjacent thereto (to the extent insurable), which insurance shall include blanket contractual liability coverage which insures contractual liability (to the extent insurable) under the indemnification set forth in Section 8.3 of this Agreement (but such coverage or the amount thereof shall in no way limit such indemnification), garage liability (if applicable), products liability (if applicable) and elevator liability (if applicable) coverage and during any period of construction of any Improvements, owner's and contractor's protective liability coverage, including completed operations liability coverage. If any of the coverages referred to in this Section are obtained under a so called "blanket" policy with more than one Property covered, the policy shall contain an "individual aggregate per location/project" endorsement.

                  (b) General Liability and Property Damage. Commercial general liability and property damage insurance on an occurrence basis in connection with any construction being performed at any Mortgaged Property, to be carried by any contractor or construction manager or by any Person, including any Loan Party or any of its Subsidiaries, performing a similar function, including "BUILDERS RISK" coverage in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate.


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                  (c) Liquor Liability and Dram Shop Insurance. For any
            Mortgaged Property on which any Loan Party or any of its Subsidiaries operates a liquor business in which liquor is served, liquor liability and dram shop insurance on such basis and in such amounts as shall be reasonably required by Lender in a minimum amount of $1,000,000 per occurrence and $3,000,000 in the aggregate for Mortgaged Properties.

                  (d) Umbrella or Excess Liability Insurance. Umbrella or excess liability insurance, on an incurrence basis in the amount of at least $50,000,000 per occurrence and in the aggregate per year covering each Loan Party, each of its Subsidiaries and Lender against claims for damages in excess of all primary liability policies.

            5.10.1.4 ADDITIONAL INSURANCE. Each Loan Party shall procure and maintain, and shall cause each of its Subsidiaries to procure and maintain, such other insurance with respect to the Mortgaged Properties against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Mortgaged Properties.

      5.10.2 POLICY PROVISIONS. Each policy of insurance maintained in respect of Borrower and/or any Mortgaged Property pursuant to this Section shall (a) in the case of each category of public liability insurance, name Borrower as insured and name the Agent (for the benefit of the Lenders) as an additional insured, and in the case of all other insurance required under this Agreement, as an additional insured or as a loss payee, as the Agent shall require; (b) except in the case of public liability insurance and workers' compensation insurance, provide that all proceeds thereunder shall be payable to the Agent pursuant to a standard first mortgagee endorsement, without contribution, that all losses with respect to each Mortgaged Property shall be paid directly to the Agent, without contribution by any similar insurance carried by the Agent and that adjustment and settlement of any material loss shall be subject to the reasonable approval of the Agent; (c) include effective waivers by the insurer of all rights of subrogation against any loss payee, additional insured or named insured; (d) permit the Agent to pay the premiums and continue any insurance upon failure of such Loan Party or such Subsidiary, as the case may be, to pay premiums when due, upon the insolvency of such Loan Party or such Subsidiary, as the case may be, or through foreclosure; (e) to the extent such provisions are reasonably obtainable, provide that such insurance shall not be impaired or invalidated by virtue of (i) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by any of the Loan Parties, the Agent, the Lenders, or any other named insured, additional insured or loss payee, except for the willful misconduct of the Agent or the Lenders knowingly in violation of the conditions of such policy, (ii) the occupation or use of such Mortgaged Property for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to such Mortgaged Property or (iv) any change in the possession of such Mortgaged Property without a change in the identity of the holder of actual title to such Mortgaged Property; (f) be subject to a deductible, if any, not greater than $100,000 (or, with respect to coverage for wind damage, such greater amount as shall not exceed 5.0% of the affected Mortgaged Property's agreed value); (g) contain an endorsement providing that none of the Agent, the Lenders or the Loan Parties shall be, or shall be deemed to be, a co-insurer with respect to any risk insured by such policy; and (h) provide


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that if all or any part of such policy shall be canceled or terminated, or shall expire, the insurer will forthwith give notice thereof to the Agent and each additional insured and loss payee and that no cancellation, termination, expiration, reduction in amount of, or material change (other than an increase) in, coverage thereof shall be effective until at least 30 days after receipt by the Agent and each additional insured and loss payee of written notice thereof.

      5.10.3 INCREASES IN COVERAGE. The policy limits of any policy of insurance required hereunder shall be increased from time to time to reflect what a reasonable prudent owner of land and improvements similar in type and locality to each Mortgaged Property would carry.

      5.10.4 PAYMENT OF PROCEEDS. If any such insurance proceeds required to be paid to the Agent are instead made payable to Borrower, COPT or any Subsidiary thereof, each of Borrower and COPT hereby appoints the Agent as its attorney-in-fact, irrevocably and coupled with an interest, to endorse and/or transfer any such payment to the Agent.

      5.10.5 DELIVERY OF COUNTERPART POLICIES; EVIDENCE. Each Loan Party shall deliver, and shall cause each of its Subsidiaries to deliver, to the Agent on or before the Closing Date evidence acceptable to the Agent for the valid policies of insurance required by this Agreement or any other Loan Document to be carried evidencing (i) the issuance of such policies, (ii) the payment of all premiums payable for the period ending not earlier than the first Anniversary and (iii) coverage which meets all of the requirements set forth in this Agreement. At each time after the Closing Date that any Loan Party or any of its Subsidiaries is required by this Agreement or by any Security Document or any other Loan Document to deliver evidence of insurance, such Loan Party shall deliver, or shall cause such Subsidiary to deliver, such evidence of valid policies of insurance acceptable to the Agent evidencing (a) the issuance of the policies of insurance required by this Agreement or other Loan Document to be carried, (b) the payment of all premiums then due to the applicable insurer, (c) coverage which meets all of the requirements set forth in this Agreement or other Loan Document, and (d) that the required policies are in full force and effect.

      5.10.6 REPLACEMENT OR RENEWAL POLICIES. Not less than 30 days prior to the expiration, termination or cancellation of any insurance policy which any Loan Party or any of its Subsidiaries is required to maintain hereunder, such Loan Party shall obtain, or shall cause such Subsidiary to obtain, a replacement or renewal policy or policies (or a binding commitment for such replacement or renewal policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Agent a valid binder in respect of such policy or policies in the same form and containing the same information as the expiring policy or policies required to be delivered by each Loan Party and its Subsidiaries pursuant to this Section or a copy of the binding commitment for such policy complying with all the requirements of this Section, followed by a certified true copy of the policy or policies when issued.

      5.10.7 MATERIAL CHANGE IN POLICY. Each Loan Party shall deliver, and shall cause each of its Subsidiaries to deliver, to the Agent concurrently with each material change in any insurance policy covering any part of the Mortgaged Properties required to be maintained by each Loan Party and its Subsidiaries hereunder, a valid binder or policy endorsement with respect to such changed insurance policy certified by the insurance company issuing such policy,


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in the same form and containing the same information as the original evidence of insurance required to be delivered by each Loan Party and its Subsidiaries pursuant to this Section.

      5.10.8 SEPARATE INSURANCE. No Loan Party will take out, nor will it permit any of its Subsidiaries to take out, separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section unless such insurance complies with all of the requirements of this Section.

5.11  CASUALTY AND CONDEMNATION; RESTORATION.

      5.11.1 NOTICE OF CASUALTY. Upon the occurrence of any damage to or loss or destruction of all or any portion of any Mortgaged Property, whether or not covered by insurance, which will cost (or may reasonably be expected to cost) more than $1,000,000 to Restore, as reasonably determined by Borrower and so certified in an Officers' Certificate delivered to the Agent, (i) Borrower shall promptly deliver to the Agent written notice of the same which shall, among other things, describe such casualty, and (ii) as soon as practicable but in any event prior to the commencement of Restoration of such Mortgaged Property, Borrower shall deliver to the Agent a notice of its intended course of action with respect to such Restoration, in such detail as the Agent shall reasonably require.

      5.11.2 INSURANCE PROCEEDS. All Insurance Proceeds in respect of a Mortgaged Property and the right thereto are hereby irrevocably assigned and pledged by each Loan Party to the Agent for the benefit of the Lenders, and the Agent is authorized, at its option, to collect and receive all of the same and to give proper receipts and acquittances therefor; provided, however, that if no Event of Default shall have occurred and be continuing such Loan Party shall have the right to direct the Agent to apply Insurance Proceeds in accordance with Sections 5.11.6. If no Event of Default shall have occurred and be continuing, to the extent not inconsistent with the requirements of Sections
5.11.5 and 5.11.6, such Loan Party shall have the right to direct the Agent (1) to pay to such Loan Party all Insurance Proceeds with respect to such casualty affecting a Mortgaged Property which will cost (or may reasonably be expected to cost) less than $1,000,000 to Restore and (2) to pay to such Loan Party all proceeds of any related business interruption insurance. Each Loan Party agrees to execute and to cause each of its Subsidiaries to execute such further assignments and pledges of any Insurance Proceeds in respect of the Mortgaged Properties as the Agent may reasonably require and shall otherwise cooperate with the Agent in obtaining for the Agent and the Lenders the benefit of any Insurance Proceeds lawfully or equitably payable in respect of any such Mortgaged Property, subject to the provisos above. If, prior to the receipt by the Agent of such Insurance Proceeds, any Mortgaged Property shall have been transferred upon foreclosure of the applicable Mortgage (or by deed in lieu thereof), the Agent shall have the right to receive such Insurance Proceeds to the extent (x) such Insurance Proceeds are attributable to a casualty occurring prior to foreclosure or delivery of any deed in lieu thereof and (y) of any deficiency found to be due upon such sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Agent in connection with the collection of such Insurance Proceeds. The Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Loan Party or Subsidiary thereof. During the continuance of an Event of Default, the Agent is hereby authorized and empowered by each of the Loan Parties to settle, adjust or compromise any claims for damage, destruction or loss thereunder, with or without the consent of any Loan Party or any of its


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Subsidiaries (and each of the Loan Parties hereby irrevocably appoints and constitutes the Agent as such Loan Party's lawful attorney-in-fact, coupled with an interest and with full power of substitution, for such purpose). In no event shall any Loan Party or any of its Subsidiaries settle, adjust or compromise any claim for Insurance Proceeds in respect of any Mortgaged Property in excess of $1,000,000 without the prior written consent of the Agent, which shall not be unreasonably withheld, conditioned or delayed. If any Loan Party or any of its Subsidiaries receives any Insurance Proceeds resulting from such casualty in respect of any Mortgaged Property, such Loan Party or Subsidiary shall promptly endorse and transfer, or cause such Subsidiary to endorse and transfer, such excess Insurance Proceeds to the Agent and each Loan Party covenants that until so paid over to the Agent, such Loan Party or such Subsidiary, as applicable, shall hold such Insurance Proceeds in trust for the benefit of the Agent and shall not commingle such Insurance Proceeds with any other funds or assets of such Loan Party or Subsidiary or any other Person.

      5.11.3 NOTICE OF CONDEMNATION; NEGOTIATION AND SETTLEMENT OF CLAIMS. The Loan Parties shall, and shall cause their respective Subsidiaries to, promptly deliver written notice to the Agent upon obtaining knowledge of the institution, or the proposed institution, of any bona fide action or proceeding for the Taking of all or any portion of any Mortgaged Property. The Agent shall have the right to participate in any negotiation, action or proceeding relating to any such action or proceeding affecting any Mortgaged Property, and no settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Agent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the occurrence of any Taking with respect to a Mortgaged Property which will cost (or may reasonably be expected to cost) more than $1,000,000 to Restore, as reasonably determined by Borrower and so certified in an Officers' Certificate delivered to the Agent, as soon as practicable thereafter but in any event not less than 20 days prior to the commencement of any Restoration of such Mortgaged Property, Borrower shall deliver to the Agent a notice of its intentions with respect to such renovation in such detail as the Agent shall require.

      5.11.4 CONDEMNATION PROCEEDS. All Condemnation Proceeds in respect of each of the Mortgaged Properties and the right thereto are hereby irrevocably assigned and pledged by each Loan Party to the Agent for the benefit of the Lenders, and the Agent is authorized, at its option, to collect and receive all such Condemnation Proceeds and to give proper receipts and acquittances therefor; provided, however, (x) if no Event of Default shall have occurred and be continuing, such Loan Party shall have the right to direct the Agent to apply Condemnation Proceeds in accordance with Section 5.11.6 (without application of the minimum amount requirements contained therein) and (z) if no Event of Default shall have occurred and be continuing, such Loan Party shall have the right to direct the Agent to pay such Loan Party all Condemnation Proceeds with respect to a Taking affecting a Mortgaged Property which will cost (or may reasonably be expected to cost) less than $1,000,000 to Restore. Each Loan Party agrees to execute, and to cause each of its Subsidiaries to execute, such further assignments of any Condemnation Proceeds in respect of any Mortgaged Property as the Agent may reasonably require and shall otherwise cooperate with the Agent in obtaining for the Agent and the Lenders the benefit of any Condemnation Proceeds lawfully or equitably payable in respect of such Mortgaged Property, subject to the provisos above. If, prior to the receipt by the Agent of such Condemnation Proceeds, the portion of the Mortgaged Property, subject to such action or proceeding shall have been sold on foreclosure of the applicable Mortgage (or by deed in lieu


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thereof), the Agent shall have the right to receive such Condemnation Proceeds to the extent (x) such Condemnation Proceeds are attributable to a Taking occurring prior to foreclosure or delivery of any deed in lieu thereof and (y) of any deficiency found to be due upon such sale, with legal interest thereon, and reasonable counsel fees, costs and disbursements incurred by the Agent in connection with the collection of such Condemnation Proceeds. The Agent may, but shall not be obligated to, make proof of loss if not made promptly by the applicable Loan Party or Subsidiary thereof. Upon the occurrence and during the continuance of an Event of Default (but not otherwise), the Agent is hereby authorized and empowered by each Loan Party to settle, adjust or compromise any claims for Condemnation Proceeds with or without the consent of such Loan Party or any of its Subsidiaries (and each of the Loan Parties hereby irrevocably appoints and constitutes the Agent as its lawful attorney-in-fact, coupled with an interest and with full power of substitution, for such purpose). In no event shall any Loan Party or any of its Subsidiaries settle, adjust or compromise any claim for Condemnation Proceeds in respect of any Mortgaged Property without the prior written consent of the Agent, which shall not be unreasonably withheld, conditioned or delayed. Each condemnor concerned is hereby authorized and directed to make payment of all Condemnation Proceeds in respect of each of the Mortgaged Properties payable by it directly to the Agent. If any Loan Party or any of its Subsidiaries receives any Condemnation Proceeds resulting from such condemnation in respect of any Mortgaged Property, such Loan Party or such Subsidiary shall promptly endorse and transfer such excess Condemnation Proceeds to the Agent and each Loan Party covenants that until so paid over to the Agent, such Loan Party or Subsidiary, as the case may be, shall hold such Condemnation Proceeds in trust for the benefit of the Agent and shall not commingle such Condemnation Proceeds with any other funds or assets of such Loan Party or Subsidiary or any other Person.

      5.11.5 ELECTION TO RELEASE/RESTORE.

      In the event of any casualty or Taking with respect to a Mortgaged Property, which will cost (or may reasonably be expected to cost) more than $1,000,000 to Restore, as determined by Borrower and so certified in an Officer's Certificate delivered to the Agent, Borrower shall elect by written notice delivered to the Agent as soon as practicable thereafter, but in any event before the earlier of (i) twenty-one (21) days after the occurrence of such casualty or Taking and (ii) the commencement of the Restoration of such Mortgaged Property, either:

                  (a) to Release such Mortgaged Property pursuant to Section
            2.14, prepay the Loans to the extent required by Section 2.9.4 (and release to Borrower any excess Net Insurance/Condemnation Proceeds held by the Agent after such required prepayment) and recompute the Borrowing Base as provided in Section 2.9.3, or

                  (b) if all the following conditions shall be satisfied, to
            Restore such Mortgaged Property pursuant to Section 5.11.6:

                        (1) the Maturity Date shall then not have occurred;

                        (2) no Potential Event of Default or Event of Default shall have occurred and be continuing;


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                        (3) the Agent shall have determined that Borrower is in
                        compliance in all respects with the provisions of
                        Section 5.11.6;

                        (4) the Agent shall have determined, in its reasonable discretion and after considering written opinions of architects and engineers and other information as Borrower shall timely deliver to the Agent, that Restoration of such Mortgaged Property is, under the circumstances then existing, physically and economically feasible and can be completed in accordance with Section
                        5.11.6 on or before a date not less than six months prior to the Maturity Date (or such later date as is reasonably and mutually acceptable to Borrower and Majority Lenders);

                        (5) Borrower or, if applicable, a Mortgaged Property Subsidiary shall have business interruption insurance complying with Section 5.10 in an amount at least equal to the reduction in Property Adjusted Net Income with respect to such Mortgaged Property, if any, which Borrower reasonably expects to suffer during the period of Restoration;

                        (6) either (A) the Net Insurance/Condemnation Proceeds shall be sufficient to complete the costs of such Restoration, as determined by the Agent in its reasonable discretion, or (B) Borrower shall have provided, at Borrower's option, a letter of credit satisfactory to the Agent, in its reasonable discretion (or other collateral reasonably satisfactory to the Agent), for the amount of any shortfall in the amount of Net Insurance/Condemnation Proceeds necessary to cover the costs to complete such Restoration; and

                        (7) unless Agent agrees that no such Appraisal shall be required, the Agent shall have received an Appraisal satisfactory to the Agent demonstrating that the Appraised Value of such Mortgaged Property following such Restoration shall not be less than the most recent Appraised Value of such Mortgaged Property prior to such casualty or Taking.

If the Loan Parties and their respective Subsidiaries shall fail to satisfy the conditions set forth herein with respect to the related Mortgaged Property, or shall fail to diligently and continuously prosecute the Work to completion (other than as a result of Excusable Delay), as determined by the Agent, in its reasonable discretion, then the Borrowing Base shall be recomputed as provided in Section 2.9.3, Borrower shall prepay the Loans and the Agent shall apply any or all remaining Net Insurance/Condemnation Proceeds towards such prepayment and the Mortgaged Property shall be Released pursuant to Section 2.14. Provided that no Event of Default or Potential Event of Default then exists, any excess Net Insurance/Condemnation Proceeds remaining after such prepayment shall be released by the Agent to Borrower.


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      5.11.6 RESTORATION WITH NET INSURANCE/CONDEMNATION PROCEEDS. In the event of any casualty or Taking with respect to a Mortgaged Property, which will cost (or may reasonably be expected to cost) more than $1,000,000 to Restore, as reasonably determined by Borrower and so certified in an Officers' Certificate delivered to the Agent, if Borrower elects to Restore a Mortgaged Property pursuant to this Section 5.11.6 and the conditions set forth in Section 5.11.5 are satisfied, all Net Insurance/Condemnation Proceeds shall be held by the Agent in an interest-bearing account at the Agent, with all interest to be held therein until completion and final inspection of the Work, and shall be applied by the Agent to the payment of the cost of Restoring such Mortgaged Property so damaged or destroyed or of the portion or portions of such Mortgaged Property not so Taken (the "WORK") and shall be paid out from time to time to Borrower as the Work progresses, subject to retainage as reasonably determined by the Agent in accordance with construction lending practices and otherwise in accordance with any conditions reasonably imposed by the Agent but subject to each of the following conditions:

            5.11.6.1 Subject to Excusable Delays, Borrower shall promptly (and in any event within 120 days after the applicable casualty or Taking (or such other period as may be agreeable to the Agent and the Majority Lenders)) commence, or cause the commencement of, Restoration of such Mortgaged Property.

            5.11.6.2 If the Work is structural or if the cost of the Work, as estimated by Borrower, shall exceed 15% of the Property Amount with respect to such Mortgaged Property the Work shall be in the charge of an architect or Engineer (who may be an employee or Affiliate of Borrower only if the cost of the Work does not exceed such lesser amount), and before Borrower commences any Work, other than temporary work to protect property or prevent interference with business, the Agent shall have approved the plans and specifications and the general contract for the Work to be submitted by Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Such plans and specifications shall provide for such Work that, upon completion thereof, the Improvements shall (x) be in compliance in all material respects with all legal requirements such that all representations or warranties of the Loan Parties relating to the compliance of such Mortgaged Property with Applicable Laws in this Agreement or any of the other Loan Documents would then be true and correct, and (y) be at least equal in value and general utility to the Improvements which were on such Mortgaged Property prior to the damage, destruction or Taking. Such plans and specifications shall be accompanied by (1) a signed estimate of Borrower, or, if an architect or Engineer is required to supervise the Work, such architect or Engineer, stating the estimated cost of completing the Work, which estimate shall bear the architect's or Engineer's seal if not made by Borrower and (2) to the extent necessary at such stage of the Work, certified copies of all Authorizations required in connection with the commencement and performance of the Work.

            5.11.6.3 Each request for payment shall be made on seven days' prior notice to the Agent and shall be accompanied by paid invoices and by (a) a certificate to be made by such architect or Engineer, if one be required under
Section 5.11.6.2 above, otherwise by an Officers' Certificate of Borrower, stating that (1) all of the Work completed has been done in substantial compliance with the approved plans and specifications, if any be required under said Section 5.11.6.2 above, and (2) the sum requested is justly required to reimburse Borrower for payments made by Borrower to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief


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description of such services and materials), and that when added to all sums previously paid out by the Agent does not exceed the cost of the Work done to the date of such certificate, and (b) an Officers' Certificate of Borrower stating either that (x) the amount of such proceeds remaining in the hands of the Agent, or (y) the amount of such funds, plus funds in the hands of the applicable Loan Party or Subsidiary thereof from other sources irrevocably committed to the completion of the Work in a manner reasonably satisfactory to the Agent (including delivery of such funds to the Agent for application to pay the costs of the Restoration), will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Agent may require an estimate of the cost of such completion). The Agent may require that any such statements be independently verified by an inspector approved by the Agent.

            5.11.6.4 Each request shall be accompanied by waivers of lien satisfactory to the Agent covering that part of the Work for which payment or reimbursement has been made (or other evidence as shall be satisfactory to the Agent in its sole discretion confirming that no rights of mechanics, contractors, subcontractors, materialmen or suppliers are outstanding in respect of such Work) and by a search prepared by the Title Company reasonably satisfactory to the Agent establishing that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of Agent and evidencing the continued priority of the Mortgage and Assignment of Rents and Leases on such Mortgaged Property.

            5.11.6.5 The available Insurance Proceeds or Condemnation Proceeds which are paid or will be payable by the insurance company (together with any cash, irrevocable letter of credit, payment or performance bond or United States government obligation assigned to the Agent as collateral, in each case reasonably acceptable to the Agent as to amount, obligor and maturity) are, in the reasonable judgment of the Agent, sufficient to pay in full the costs of the Restoration.

            5.11.6.6 There shall be no Event of Default or Potential Event of Default.

            5.11.6.7 The request for any payment after the Work has been completed shall be accompanied by (a) a copy of any certificate or certificates required by law to render occupancy of the improvements being rebuilt, repaired or restored legal; and (b) final lien waivers for all labor, materials and supplies from all contractors, subcontractors and materialmen, except with respect to claims or rights being contested or bonded in accordance with the provisions hereof.

            5.11.6.8 After commencing the Work, Borrower shall, subject to Excusable Delays, perform the Work diligently and in good faith in a good and workmanlike manner to completion in accordance with the approved plans and specifications, if any.

            5.11.6.9 The Agent shall have received "agreements to complete" of the general contractor and any independent architects or Engineers, which agreements to complete shall be in form and substance reasonably satisfactory to the Agent.

            5.11.6.10 Borrower shall have obtained and maintained completed value builders' risk (all risk) insurance in accordance with this Agreement.


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      All costs and expenses of any Restoration, including, without limitation, any Work, Engineer's fees, architect's fees or contractors fees and the cost and expenses of complying with this Section, shall be for the account of Borrower. Upon completion of the Work and payment in full therefor, Borrower shall promptly deliver to the Agent a Completion Certificate with respect thereto, together with all final lien waivers in form and substance reasonably satisfactory to the Agent, and the Agent shall return to Borrower the amount of any unspent Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Agent on account of the casualty or Taking that necessitated such Work, together with all undisbursed accrued interest thereon. Nothing in this Section shall prevent the Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Agreement or any other Loan Document.

      5.11.7 ENGINEER'S INSPECTION. At any time after Lender becomes aware of a casualty or Taking involving an aggregate amount in excess of $1,000,000 (as reasonably determined by Borrower and so certified in an Officers' Certificate delivered to the Agent) the Agent may hire an independent engineer to inspect the applicable Mortgaged Property and the Agent may deem any related Restoration not complete unless the engineer reasonably determines that the Restoration was completed in accordance with this Agreement. The cost of such inspection shall be for the account of Borrower.

5.12  RENOVATIONS.

            5.12.1 NOTICE OF RENOVATION; RENOVATION PLANS. If any Loan Party intends to Renovate any Mortgaged Property and such Renovation is estimated to cost in excess of $1,000,000 (as reasonably determined by Borrower and so certified in an Officers' Certificate delivered to the Agent), Borrower shall, prior to the commencement of any such Renovation, deliver to the Agent the following: (i) a written notice of renovation or restoration with respect thereto, which shall, among other things, describe such Loan Party's plans with respect to such Renovation and the nature and extent of any interruption in leasing, use and other operations caused by the Renovation; (ii) a project budget (as revised and supplemented from time to time in accordance with this Section 5.12.1 (the "RENOVATION BUDGET") satisfactory in form to the Agent and setting forth, among other things, the aggregate costs for such Renovation, and the aggregate cost for each line item in such budget; (iii) an estimated time schedule for such Renovation, satisfactory in form to the Agent and setting forth, among other things, the projected completion date, the square footage of the Mortgaged Property that will be unavailable for leasing as a result of such Renovation and the duration of such unavailability; (iv) a description of such Renovation in reasonable detail as may be requested by the Agent (as revised and supplemented from time to time in accordance with this Section 5.12.1 (the "RENOVATION PLANS"), which shall be reasonably satisfactory in form and substance to the Agent; and (v) all such other information or materials with respect to the Renovation that the Agent may reasonably request. In the event such changes the scope of the intended Renovation, revises the Renovation Budget (including the estimated amounts contained therein), or revises or modifies the Renovation Plans, Borrower shall promptly deliver to the Agent a supplement to the Renovation Budget or Renovation Plans or a revised Renovation Budget or revised Renovation Plans, as applicable, which shall be satisfactory in form and substance to the Agent.


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      5.12.2 CONDUCT OF RENOVATION; COSTS. The applicable Loan Party shall complete the Renovation promptly, in a good and workmanlike manner and in accordance with the Renovation Plans. All costs and expenses of any Renovation, including, without limitation, the cost and expenses of complying with this
Section 5.12, shall be for the account of Borrower.

      5.12.3 COMPLETION CERTIFICATE. Upon completion of the Renovation, Borrower shall promptly deliver to the Agent a written notice of completion with respect thereto.

      5.12.4 ENGINEER'S INSPECTION. At any time after the Agent becomes aware of a Renovation involving an aggregate amount in excess of $1,000,000 (as reasonably determined by Borrower and so certified in an Officer's Certificate delivered to the Agent), the Agent may, hire an independent engineer to inspect the applicable Mortgaged Property and the related Renovation and Lender may deem such Renovation not complete unless the engineer approves such Renovation. The cost of such inspection shall be for the account of Borrower.

5.13  INTENTIONALLY OMITTED.

5.14  BRUNDAGE CLAUSE.

      In the event of the enactment of or change in (including a change in interpretation of) any Applicable Law (i) deducting or allowing any Loan Party or any of its Subsidiaries to deduct from the value of any Mortgaged Property for the purpose of taxation any Lien thereon, (ii) subjecting any Lender to any tax in respect of, or changing the basis of taxation in respect of, the Mortgages, or the manner of collection of such taxes (other than Taxes on net income, franchise taxes and doing business taxes), or (iii) for the taxation of mortgages or debts secured by mortgages or in the means of collection of any such tax, in each such case, so as to affect any Lender or the Notes or the Mortgages or any other Loan Document, and the result is to increase the taxes imposed upon or the cost to any Lender of maintaining the Loans, or to reduce the amount of any payments receivable under the Notes, the Mortgages or any other Loan Document, or to invalidate the Lien created by any Security Document, then, in any such event, Borrower shall, within twenty Business Days of receipt of a request therefor, accompanied by documentation verifying the nature, amount and due date, pay to such Lender additional amounts to compensate for such increased costs or reduced amounts; provided, however, that if any Lender makes such a request, or if the Lien created by any Security Document may be invalidated, then Borrower shall have the right, and, in the case of such invalidation, shall have the obligation, to prepay the Loans in accordance with the provisions of this Agreement and the Notes; provided further, however, that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Loans wholly or partially usurious under Applicable Law, then the Agent may, in its sole discretion, declare the Loans so affected immediately due and payable (without premium or penalty) and/or require Borrower to pay or reimburse the Lenders for payment of the lawful and non-usurious portion thereof not less than 180 days after notice of such declaration.

5.15  FURTHER ASSURANCES.

      5.15.1 ASSURANCES. Without expense or cost to the Agent or the Lenders, each Loan Party shall, and shall cause each of its Subsidiaries to, from time to time hereafter execute,


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acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may from time to time reasonably require in order to carry out more effectively the purposes of this Agreement or the other Loan Documents, including to subject any Mortgaged Property or other items of Collateral, intended to now or hereafter be covered, to the Liens created by the Security Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto Lender the property and rights hereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or which any Loan Party or any such Subsidiary may be or may hereafter become bound to convey or to assign to the Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, or any other Loan Documents or for filing, registering or recording this Agreement or any other Loan Documents. Without limiting the foregoing, Borrower shall deliver, or cause to be delivered, to the Agent, promptly upon receipt thereof, all instruments received by Borrower or, as applicable, any Mortgaged Property Subsidiary after the Closing Date and take all actions and execute all documents necessary or reasonably requested by the Agent to perfect the Agent's security interest in any such instrument or any other Investment acquired by Borrower or, as applicable, any Mortgaged Property Subsidiary. Promptly upon request or, in an emergency, upon demand, each Loan Party shall execute and deliver, and hereby authorizes the Agent to execute and file in the name of such Loan Party, to the extent the Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the Lien hereof upon the Collateral.

      5.15.2 FILING AND RECORDING OBLIGATIONS. Each Loan Party shall pay all filing, registration and recording fees and all expenses incident to the execution and acknowledgement of any Mortgage or other Loan Document, including any instrument of further assurance described in Section 5.15.1 and shall pay all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Mortgage or other Loan Document, including any instrument of further assurance described in Section 5.15.1 or by reason of its interest in, or measured by amounts payable under, the Notes, the Mortgages or any other Loan Document, including any instrument of further assurance described in
Section 5.15.1, and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document, but excluding in the case of any Lender, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lender office for funding or booking its Loan hereunder is located. If any Loan Party fails to make any of the payments described in the preceding sentence within 10 days after notice thereof from the Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by Lender, in its sole discretion) accompanied by documentation verifying the nature and amount of such payments, the Agent may (but shall not be obligated to) pay the amount due and the Loan Parties shall reimburse all amounts in accordance with the terms hereof upon demand. If Applicable Law prohibits any Loan Party from paying such taxes, charges, filing, registration and recording fees, excises, levies, stamp taxes or other taxes, then the Agent may declare the Loans immediately due and payable in accordance with the terms of this Agreement, without premium or penalty not


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less than 30 days after such declaration in a principal amount equal to the
Property Amount with respect to the applicable Mortgaged Property, and such Mortgaged Property shall thereafter be excluded from the calculation of the Borrowing Base until all such payments have been made.

      5.15.3 COSTS OF DEFENDING AND UPHOLDING THE LIEN. The Agent may, upon at least five days' prior notice to Borrower, (i) appear in and defend any action or proceeding, in the name and on behalf of the Agent, the Lenders or any Loan Party in which the Agent or any Lender is named or which the Agent in its sole discretion determines is reasonably likely to materially adversely affect any Mortgaged Property, any other material Collateral, any Mortgage, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which the Agent reasonably determines should be instituted to protect the interest or rights of the Agent in any Mortgaged Property or other Collateral or under this Agreement or any other Loan Document. Borrower agrees that all reasonable costs and expenses expended or otherwise incurred pursuant to this Section (including reasonable attorneys' fees and disbursements) by the Agent shall be paid by Borrower or reimbursed to the Agent, as the case may be, promptly after demand.

      5.15.4 COSTS OF ENFORCEMENT. Borrower agrees to bear and shall pay or reimburse the Agent and the Lenders in accordance with the terms of this Agreement for all reasonable sums, costs and expenses incurred by Lender (including reasonable attorneys' fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or Transfer in lieu of foreclosure) of any Mortgage or any other Loan Document or any sale of all or any portion of any Mortgaged Property or all or any portion of the other Collateral.

5.16  MINIMUM OCCUPANCY OF MORTGAGED PROPERTIES.

      5.16.1 As of the last day of any calendar quarter, the Borrower shall, for all Mortgaged Properties, maintain a minimum aggregated Occupancy Rate of eighty-five percent (85%).

      5.16.2 As of the last day of any calendar quarter, the Borrower shall, for each Mortgaged Property, maintain a minimum Occupancy Rate of seventy percent (70%), subject to the following provisions:

            (i) Provided that the overall Occupancy Rate for all Mortgaged Properties does not fall below eighty-five percent (85%) as required by Section 5.16.1, and provided that the following conditions are met, the minimum Occupancy Rate of one Mortgaged Property, but not more than one Mortgaged Property, may be less than seventy percent (70%) for up to three (3) consecutive calendar quarters if:

                  (a) the failure to maintain a seventy percent (70%) minimum
            Occupancy Rate for such Mortgaged Property resulted from the termination or expiration of one or more Leases of such Mortgaged Property;

                  (b) during the period following such failure to maintain the seventy percent (70%) minimum Occupancy Rate, the applicable Loan Party is making a diligent good faith effort to reestablish the minimum Occupancy Rate of seventy percent (70%); and


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                  (c) such Mortgaged Property comprises no more than fifteen percent (15%) of the total rentable area of all Mortgaged Properties (on a square footage basis).

                  (d) If, as of the last day of any calendar quarter, a
            Mortgaged Property either (a) fails to achieve a seventy percent (70%) Occupancy Rate and does not meet all of the conditions set forth in Sections 15.16.2(i)(a)-(c) or (b) fails to reestablish a seventy percent (70%) Occupancy Rate within three (3) consecutive calendar quarters as required by such Sections, then such Mortgaged Property shall be deemed removed from the Borrowing Base, the Borrowing Base shall be recomputed by giving effect to such removal, and Borrower shall prepay the Loans in the amount required by
            Section 2.9.1.4.

                                   ARTICLE 6
                               NEGATIVE COVENANTS

      Each Loan Party covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of the Loans and the other Obligations (other than indemnification obligations with respect to claims that have not been asserted at the time that the Loans and all other Obligations have been paid in full) and the cancellation or expiration of all Letters of Credit, the Loan Parties shall perform and shall cause each of their respective Subsidiaries to perform all of their covenants in this Article 6.

6.1   INDEBTEDNESS OF LOAN PARTIES.

      Any Loan Party shall not, directly or indirectly, create, incur, assume, Guarantee, refinance, exchange, refund or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

      6.1.1 the Obligations;

      6.1.2 Indebtedness under the Term Loan, with respect to which the recourse liability of any Loan Party thereunder shall rank pari passu with the liability of such Loan Party hereunder;

      6.1.3 (i) recourse Indebtedness and Guaranties of recourse Indebtedness that, in the aggregate (excluding the Indebtedness permitted by Section 6.1.1 and Section 6.1.2 hereof), do not exceed fifteen percent (15%) of Consolidated Total Assets; and (ii) such other recourse Indebtedness and Guaranties of recourse Indebtedness to which the Majority Lenders (including the Agent) have given their prior written consent, which they may give or withhold in their sole discretion;

      6.1.4 non-recourse Indebtedness (with ordinary and customary carve-outs to such non-recourse liability) secured by property other than the Collateral with respect to which Borrower has delivered to Agent (at least 5 Business Days prior to such Loan Party becoming obligated for such Indebtedness) a Compliance Certificate demonstrating compliance, on a pro forma basis taking into account the applicable Indebtedness, with the covenants set forth in Section 6.6;


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      6.1.5 non-recourse Guarantees of the Indebtedness of Subsidiaries of the
Loan Parties (other than any Mortgaged Property Subsidiary) secured by pledges of any Loan Party's interest in such Subsidiaries;

      6.1.6 Interest Rate Agreements otherwise required or permitted under this Agreement or the Term Loan Agreement;

      6.1.7 unsecured intercompany Indebtedness owed to any of such Loan Party's Subsidiaries (other than to another Loan Party), provided that such Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to an intercompany subordination agreement and shall be incurred in the ordinary course of business with respect to the cash management of COPT and its Subsidiaries for the purpose of paying operating expenses and Capital Expenditures in connection with the ownership, management, operation, cleaning, maintenance, repair, restoration or leasing of any Property, and provided, further, that no such Indebtedness shall be incurred by any Loan Party during the existence of an Event of Default or Potential Event of Default;

      6.1.8 Indebtedness set forth on Schedule 6.1.8.

6.2   LIENS AND RELATED MATTERS.

      6.2.1 PROHIBITION ON LIENS. Any Loan Party shall not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods, furniture, fixtures, equipment or accounts receivable) of such Loan Party, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except (i) in connection with any Indebtedness permitted under Section 6.1 hereof, (ii) pursuant to the Security Documents and (iii) Permitted Encumbrances.

      6.2.2 NO FURTHER NEGATIVE PLEDGES. Except with respect to agreements entered into in the ordinary course of business which by their terms restrict the assignment of rights thereunder (but not any other rights or interests and otherwise consistent with industry practices), any Loan Party shall not, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except to the extent that Liens to secure the Obligations are excluded therefrom.

6.3   INVESTMENTS.

      Any Loan Party shall not, directly or indirectly, make any Investment in any Person, including any Affiliate or Joint Venture, except, in each case without in any way limiting the effect of Section 6.13.1.1 or Section 6.14.2:

            (i) any transaction permitted under Sections 6.1 or 6.7;

            (ii) any Renovations, Restorations or improvements permitted under
            Section 5.5, 5.11, 5.12 or elsewhere in this Agreement;


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            (iii) Investments in Subsidiaries of such Loan Party;

            (iv) Investments in Cash or Cash Equivalents;

            (v) Investments in Undeveloped Land, provided that all such Investments shall not at any time constitute more than five percent (5%) of Consolidated Total Assets;

            (vi) Investments in Construction in Progress, provided that all such Investments shall not at any time constitute more than ten percent (10%) of Consolidated Total Assets, and further provided that all such Investments that constitute Speculative Construction in Progress shall not at any time constitute more than five percent (5%) of Consolidated Total Assets;

            (vii) Investments in Joint Ventures provided that all such Investments shall not at any time constitute more than ten percent (10%) of Consolidated Total Assets; (viii) Investments in real property and Improvements that do not constitute suburban office buildings located within the United States, provided that all such Investments shall not at any time constitute more than ten percent (10%) of Consolidated Total Assets;

            (ix) Investments in mortgage loan assets, provided that all such Investments shall not at any time constitute more then ten percent (10%) of Consolidated Total Assets; and

            (x) Investments set forth on Schedule 6.3;

      further provided, however, that all such Investments in those matters described in the foregoing clauses (v), (vi), (vii), (viii) and (ix) shall not, in the aggregate, at any time constitute more than twenty-five percent (25%) of Consolidated Total Assets. For the purpose of this
      Section 6.3 and without limiting any other method of making an Investment, a Loan Party and its Subsidiaries shall be deemed to make an Investment in each Investment owned by a Person at the time such Person becomes a Subsidiary of such Loan Party or any of its Subsidiaries.

6.4   CONTINGENT OBLIGATIONS.

      Any Loan Party shall not, directly or indirectly, create or become liable with respect to any Contingent Obligation, except that:

      6.4.1 Such Loan Party may become liable with respect to Contingent Obligations in respect of the Obligations;

      6.4.2 Such Loan Party may become liable with respect to Contingent Obligations in respect of the "OBLIGATIONS" under and as defined in the Term Loan Agreement;


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      6.4.3 Such Loan Party may as required hereunder or under the Term Loan
Agreement or in the ordinary course of such Loan Party's business enter into interest rate hedging agreements with respect to Indebtedness otherwise permitted under this Agreement or the Term Loan Agreement;

      6.4.4 Such Loan Party may become liable with respect to indemnification agreements and Guaranties (whether now or existing or hereafter entered into) with respect to performance, surety and similar bonds or guaranties of completion provided in the ordinary course of business consistent with past practices, in an aggregate maximum amount, when combined with all such Loan Parties, not to exceed $3,000,000 (for purposes of determining the amount of any such guaranty of completion with respect to this Section 6.4.4, (i) in the event such completion guaranty guarantees construction obligations that are the subject of a guaranteed maximum general contract and for which the general contractor thereunder has posted a valid performance bond, the amount of such guaranty of completion shall be deemed to be ten percent (10%) of the sum of:
(a) the total construction budget for the then remaining construction obligations guaranteed by the guaranty of completion, minus (b) any remaining unallocated contingency included in such construction budget, all as reasonably determined by such Loan Party and accepted by the Agent, and (ii) in all other events, the amount of such guaranty of completion shall be deemed to be the lesser of: (a) the sum of: (i) one hundred percent (100%) of the construction budget for the then remaining construction obligations guaranteed by such guaranty of completion, minus (ii) any remaining unallocated contingency included in such construction budget, all as reasonably determined by such Loan Party and accepted by the Agent; or (b) the outstanding principal and interest balance of the Indebtedness to which such guaranty of completion relates);

      6.4.5 Such Loan Party may become liable to make Investments permitted by, and in accordance with the terms of, this Article 6; and

      6.4.6 Such Loan Party may become liable with respect to Contingent Obligations permitted under Section 6.1.

6.5 DISTRIBUTIONS.

      Notwithstanding the terms of any agreement, articles or bylaws to the contrary, Borrower shall not, directly or indirectly, declare, order, pay, make, give or publish notice or fix a date in respect of or set apart any sum for any Distribution, except, if no Event of Default has occurred and is then continuing, (i) to the extent the aggregate amount of such Distributions over the preceding twelve months is less than 90% of Funds From Operations, or (ii) as may otherwise be required in order to comply with Section 5.3.1.

6.6 FINANCIAL COVENANTS.

      6.6.1 CONSOLIDATED TANGIBLE NET WORTH. The Loan Parties shall not permit at any time the Consolidated Tangible Net Worth of COPT and its Subsidiaries to be less than (i) Three Hundred Twenty-Five Million Dollars ($325,000,000), plus
(ii) 80% of any Equity Proceeds received by COPT and its Subsidiaries (other than from COPT and its Subsidiaries) after the Closing Date.


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      6.6.2 MINIMUM MORTGAGED PROPERTY INTEREST COVERAGE. As of the last day of any calendar quarter, the Loan Parties shall not permit the ratio of Total Mortgaged Property Adjusted Net Income to Total Mortgaged Property Interest Expense to be less than 1.6:1.0 (such amounts to be determined with reference to the preceding 12-month period ending on such last day).

      6.6.3 MINIMUM CONSOLIDATED INTEREST COVERAGE. As of the last day of any calendar quarter, the Loan Parties shall not permit the ratio of Consolidated Adjusted Net Income to Consolidated Interest Expense to be less than 1.75:1.0 (such amounts to be determined with reference to the preceding 12-month period ending on such last day).

      6.6.4 MAXIMUM CONSOLIDATED UNHEDGED FLOATING RATE DEBT. The Loan Parties shall not at any time permit Consolidated Total Indebtedness subject to a variable interest rate that is not subject to Interest Rate Agreements to exceed 20% of Consolidated Total Assets. Borrower shall submit evidence of compliance with the requirements governing Interest Rate Agreements with the Compliance Certificates delivered to Agent pursuant to Section 5.1.8.

      6.6.5 MAXIMUM CONSOLIDATED TOTAL INDEBTEDNESS. The Loan Parties shall not at any time permit Consolidated Total Indebtedness to exceed 65% of Consolidated Total Assets.

      6.6.6 MINIMUM FIXED CHARGE COVERAGE. As of the last day of any calendar quarter, the Loan Parties shall not permit the ratio of Consolidated Adjusted Net Income to Consolidated Fixed Charges to be less than 1.5:1.0 (such amounts to be determined with reference to the preceding 12-month period ending on such last day).

6.7 FUNDAMENTAL CHANGES.

      Without the prior written approval of the Majority Lenders (including the Agent), which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not alter the legal structure of any Loan Party, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or make or permit any Transfer, or acquire by purchase or otherwise, directly or indirectly, all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, or Transfer any Mortgaged Property, except that, from time to time after the Closing Date:

      6.7.1 the Loan Parties may lease space in Improvements and remove, sell or otherwise dispose of items of Collateral and other property as expressly permitted under the Loan Documents;

      6.7.2 the Loan Parties may incorporate or otherwise organize, and, subject to Section 6.3, capitalize, one or more Subsidiaries, provided that Borrower shall within thirty days after such organization deliver to the Agent a notice informing the Agent of such organization, the name and state of organization of such Subsidiary, and such other information as the Agent shall reasonably require;

      6.7.3 the Loan Parties may Transfer Mortgaged Properties to the extent expressly permitted in this Agreement;


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      6.7.4 the Loan Parties may Transfer any Property or any other assets of any Loan Party so long as after giving effect to such Transfer the Loan Parties are in compliance with all of the covenants in this Agreement;

      6.7.5 the Loan Parties may acquire by purchase or otherwise (excluding any transaction covered by Section 6.7.6 or 6.7.7 below), directly or indirectly, all or a portion of the business, property or fixed assets of any Person so long as after giving effect to such acquisition the Loan Parties are in compliance with the covenants of this Agreement;

      6.7.6 the Loan Parties may enter into a transaction of merger or consolidation with another Entity provided that: (i) COPT or such Subsidiary is the surviving Entity; (ii) the Entity that is merged into COPT or such Subsidiary is predominantly in the commercial real estate business; (iii) in the case of any such transaction in which the then fair market value of the assets of the Entity that is combined with COPT or its Subsidiary is (A) ten percent (10%) or more of COPT's and its Subsidiaries' Consolidated Total Assets, the Agent consents thereto in writing or (B) thirty-five percent (35%) or more of COPT's and its Subsidiaries Consolidated Total Assets, the Majority Lenders and the Agent consent thereto in writing; and (iv) after giving effect to such transaction, the Loan Parties shall, on a pro forma basis, be in compliance with all of the covenants in this Agreement, including Sections 6.1 and 6.6. Borrower shall deliver to the Agent, at least fifteen Business Days prior to the closing of any transaction described in this Section 6.7.4, a Compliance Certificate prepared on a pro forma basis after giving effect to such transaction;

      6.7.7 the Loan Parties may acquire by purchase or otherwise, directly or indirectly, all or substantially all of the stock or other evidence of beneficial ownership of any Person provided that (i) in the case of any such transaction in which the then fair market value of the assets in question is (A) ten percent (10%) or more of COPT's and its Subsidiaries' Consolidated Total Assets, the Agent consents thereto in writing or (B) thirty-five percent (35%) or more of COPT's and its Subsidiaries' Consolidated Total Assets, the Majority Lenders and the Agent consent thereto in writing; and (ii) after giving effect to such transaction, the Loan Parties shall, on a pro forma basis, be in compliance with all of the covenants in this Agreement, including Sections 6.1 and 6.6. Borrower shall deliver to the Agent, at least fifteen Business Days (or such shorter time period as reasonably acceptable to the Agent) prior to the closing of any such transaction described in this Section 6.7.5, a Compliance Certificate prepared on a pro forma basis after giving effect to such transaction; and

      6.7.8 the Loan Parties may dispose of obsolete, worn out or surplus property in the ordinary course of business.

6.8 ZONING AND CONTRACT CHANGES AND COMPLIANCE.

      Without the prior written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed, no Loan Party shall initiate or consent to any zoning reclassification of any Mortgaged Property or seek any material variance under any existing zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation. No Loan Party shall initiate or consent to any


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change in any laws, requirements of Governmental Authorities or obligations created by private contracts and Material Leases which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of any Mortgaged Property without the prior written consent of the Agent.

6.9 NO JOINT ASSESSMENT; SEPARATE LOTS.

      Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, no Loan Party shall suffer, permit or initiate the joint assessment of any Mortgaged Property
(i) with any other real property constituting a separate tax lot (other than another Mortgaged Property) and (ii) with any portion of any Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against any such personal property shall be assessed or levied or charged to any Mortgaged Property as a single lien. The Loan Parties represent and warrant that each Mortgaged Property is comprised of one or more parcels, each of which, to the knowledge of the Loan Parties, constitutes a separate tax lot (except with respect to any lot constituting another Mortgaged Property) and none of which constitutes a portion of any other tax lot.

6.10 TRANSACTIONS WITH AFFILIATED PERSONS.

      Without the prior written approval of the Majority Lenders (including the Agent), which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the rendering of any service or the making of any Investment or Guaranty, or the amendment, restatement, supplement or other change of, or waiver or failure to enforce any obligations under, any agreement) with any holder of 5% or more of any class of equity Securities of Borrower or COPT or any Affiliate or Subsidiary of COPT unless the terms thereof are not less favorable to such Loan Party or Subsidiary, as the case may be, than those that might be obtained in a comparable transaction at the time on an arms-length basis from Persons who are not such a holder or Affiliate.

6.11 SALE OR DISCOUNT OF RECEIVABLES.

      The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, sell with recourse or, except in the ordinary course of business and consistent with past practices, discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

6.12 OWNERSHIP OF MORTGAGED PROPERTY SUBSIDIARIES.

      The Loan Parties shall not permit any of the Mortgaged Property Subsidiaries to cease to be a Wholly Owned Subsidiary of COPT. Borrower shall not cease to be a Subsidiary of COPT and the financial statements of Borrower shall not cease to be consolidated with the financial statements of COPT in accordance with GAAP.


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6.13 CONDUCT OF BUSINESS.

      6.13.1 CONDUCT OF BUSINESS. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, do the following:

            6.13.1.1 engage in any business other than (a) the acquisition, development, construction, ownership, renovation, Restoration, management, operation and disposition of real properties and related assets that are office, industrial, "flex" and retail properties located in the United States of America, (b) the acquisition, ownership, servicing and disposition of loans secured by real property, and (c) any business that is ancillary, in purpose and extent, to any business referred to in the preceding clauses; provided that, notwithstanding the foregoing, the primary focus of the business of the Loan Parties and their respective Subsidiaries, taken as a whole, shall at all times be to conduct the activities described in the foregoing clause (a) with respect to suburban office properties; or

            6.13.1.2 terminate, modify, amend, waive any material provision of, or enter into any Material Lease without Agent's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or enter into any other agreement, or take any other action, if such other agreement or action would materially change the business conducted at any Mortgaged Property, including any such Material Lease, agreement or other action, that would convert or reposition any Mortgaged Property into any office building of a quality less than as of the Closing Date or the applicable Addition Date, as the case may be.

6.14 PROPERTIES.

      6.14.1 TRANSFER OF MORTGAGED PROPERTIES. The Loan Parties shall not Transfer any Mortgaged Property, except to the extent expressly permitted under the Loan Documents, and Borrower complies with the provisions set forth in
Section 2.14 with respect to such Mortgaged Property.

      6.14.2 SUBURBAN OFFICE PROPERTIES. The Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, hold, on a consolidated basis, at any time less than ninety percent (90%) of the total of Consolidated Total Assets in suburban office buildings located in the United States, excluding for purposes of such calculation the real property assets set forth on
Schedule 6.14.2.

6.15 MANAGEMENT AGREEMENTS; MATERIAL LEASES.

      No Loan Party shall enter into, or otherwise be or become obligated with respect to, any Management Agreement with respect to any Mortgaged Property after the Closing Date, except (i) Management Agreements that Agent has approved in writing, and (ii) that may be terminated by Agent without compensation upon thirty days' notice. No Loan Party shall enter into, or otherwise be or become obligated with respect to, or terminate, or amend or modify in any material respect, any Material Lease without the prior written approval of the Agent, which approval shall not be unreasonably withheld, conditioned or delayed. In connection with any such approval, if the Agent does not respond within five (5) Business Days after receipt of such Material Lease, or such amendment, modification or termination agreement relating to a Material Lease, then the Agent shall be deemed to have approved such item. In lieu of delivering the


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actual Material Lease, or the actual amendment, modification or termination agreement relating to a Material Lease, such Loan Party may deliver to the Agent a term sheet setting forth the material terms of such transaction for approval and any such approval or deemed approval by the Agent of such term sheet shall be effective so long as the actual Material Lease, or such amendment, modification or termination agreement relating to a Material Lease, does not deviate in any material respect from the terms set forth in such term sheet.

6.16 CHANGES IN CERTAIN OBLIGATIONS AND DOCUMENTS; ISSUANCE OF EQUITY
SECURITIES.

      6.16.1 CREDIT AGREEMENT. Without the prior written approval of the Majority Lenders (including the Agent), which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, enter into any agreement (other than this Agreement) prohibiting or restricting the ability of any of the Loan Parties and any of their respective Subsidiaries to amend or otherwise modify this Agreement or any other Loan Document.

      6.16.2 EQUITY SECURITIES. Without the prior written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, except as set forth on Schedule 6.16.2 annexed hereto, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, issue any Capital Stock or other Security which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund or otherwise, or redeemable in Cash at the option of the holder thereof, in whole or in part, before the date that is 91 days after the Maturity Date.

      6.16.3 ORGANIZATION DOCUMENTS. Without the prior written approval of the Majority Lenders (including the Agent), which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of the Mortgaged Property Subsidiaries to, amend or otherwise modify their respective charters or partnership agreements in any material respect, except in connection with a transaction expressly permitted under this Agreement or as otherwise expressly permitted under the Loan Documents.

6.17 FISCAL YEAR.

      Without the prior written approval of the Majority Lenders (including the Agent), which approval may be granted, withheld, conditioned or delayed in its sole discretion, neither COPT nor any of its Subsidiaries shall change its fiscal year-end from December 31.

                                   ARTICLE 7
                           EVENTS OF DEFAULT; REMEDIES

7.1 EVENTS OF DEFAULT.

      If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

      7.1.1 FAILURE TO MAKE PAYMENTS WHEN DUE. Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration in accordance with the provisions of the applicable Loan Document, by notice of voluntary prepayment, by


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mandatory prepayment or otherwise; or failure to pay interest or any other amount due under this Agreement within (i) two Business Days after the date of receipt of notice that such payment has not been received as of the date due, until three such notices have been delivered under this Agreement, or (ii) thereafter, five days after the date due; or

      7.1.2 OTHER DEFAULTS UNDER LOAN DOCUMENTS. Any Loan Party or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than any such term in this Agreement or other Loan Document that is referred to in any other clause of this Section and such default shall not have been remedied or waived within 30 days after the earlier of (i) such Loan Party's or such Subsidiary's obtaining knowledge of such default or (ii) receipt by such Loan Party or such Subsidiary of notice from Lender of such default; provided, however, that if such default cannot be cured solely by the payment of money and the cure of such default requires a period in excess of 30 days, and such default may reasonably be expected to be cured on or before the 90th day after such Loan Party or such Subsidiary obtains knowledge or notice thereof, and if and so long as such Loan Party or such Subsidiary is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless such Loan Party or such Subsidiary fails to cure such default before the 90th day after any Loan Party or any of its Subsidiaries obtains knowledge or notice thereof, as the case may be; or

      7.1.3 DEFAULT IN OTHER AGREEMENTS. (i) Failure of any Loan Party or any of its Subsidiaries to pay when due any principal of or interest on any Indebtedness the aggregate principal amount of which is equal to or greater than $1,000,000, in each case beyond the end of any grace period provided therefor (without extension); or (ii) occurrence of any other event or condition (other than an event or condition expressly described in another paragraph or provision of this Section 7.1) which, with the giving of notice or the lapse of time or both, with respect to (a) any Indebtedness the aggregate principal amount of which is equal to or greater than $1,000,000 or any Contingent Obligation(s) the aggregate amount of which is equal to or greater than $1,000,000 or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), would cause, or would permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable (upon the giving or receiving of notice, lapse of time, both, or otherwise) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, in each case beyond the end of any cure period therefor (without any extension thereof); or (iii) any default or event of default under any Lender Interest Rate Agreement beyond the delivery of notice (if any is required) and the end of any cure period therefor (without any extension thereof); or

      7.1.4 BREACH OF WARRANTY. Any representation, warranty, certification or other statement of any Loan Party or any of its Subsidiaries made in this Agreement or in any other Loan Document or in any statement or certificate at any time given in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made and such default shall not have been remedied or waived within 30 days after the earlier of (i) such Loan Party's or such Subsidiary's obtaining knowledge of such default and (ii) receipt by such Loan Party or such Subsidiary of notice from Agent of such default; provided, however, that if such default cannot be cured solely by the payment of money and the


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cure of such default requires a period in excess of 30 days, and if such Loan
Party or such Subsidiary, as applicable, is diligently and continuously prosecuting such cure, then such default shall not be an Event of Default unless such Loan Party or such Subsidiary fails to cure such default within 90 days, after such Loan Party or such Subsidiary obtain knowledge or notice thereof, as the case may be; or

      7.1.5 INVALIDITY OF LOAN DOCUMENT; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS. At any time after the execution and delivery thereof, (i) any Loan Document (other than a Security Document) or any material provision thereof shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void; (ii) any Security Document or any material provision thereof shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof or any other termination of such Security Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Agent shall not have or shall cease to have a valid and perfected first priority Lien or security interest, subject only to the Permitted Encumbrances, in any material Collateral purported to be covered, in each case for any reason other than the failure of Agent to take any action within its control; or (iii) any Loan Party shall contest in writing the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Agent, under any Loan Document to which it is a party; or

      7.1.6 PROHIBITED TRANSFERS. Any Loan Party attempts to assign its rights under this Agreement or any other Loan Document or any interest herein or therein; or

      7.1.7 INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court having jurisdiction shall enter a decree or order for relief in respect of any Loan Party or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Loan Party or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party or any of its Subsidiaries, and any such event described in this clause
(ii) shall continue for 60 days unless dismissed, bonded or discharged; or

      7.1.8 VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) Any Loan Party or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other


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custodian for all or a substantial part of its property; or any Loan Party or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Loan Party or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Loan Party or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

      7.1.9 JUDGMENTS AND ATTACHMENTS. Any money judgment, writ or warrant of attachment or similar process involving individually or in the aggregate at any time an amount in excess of $1,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Loan Party or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

      7.1.10 DISSOLUTION. Any order, judgment or decree shall be entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of such Loan Party or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      7.1.11 MATERIAL ADVERSE EFFECT. Any event or change (including, without limitation, any event or condition expressly described in another paragraph or provision of this Section) shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

      7.1.12 CHANGE IN CONTROL. Any Change in Control shall occur; or

      7.1.13 CHANGE IN MANAGEMENT. Unless waived by the Majority Lenders, an Event of Default shall occur under Section 5.2.5 hereunder; or

      7.1.14 DEFAULT UNDER TERM LOAN. Any "EVENT OF DEFAULT" under, and as defined in, the Term Loan Agreement shall occur.

      THEN (i) upon the occurrence of any Event of Default described in Sections
7.7.1 or 7.1.8, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit) and (c) all other Obligations shall automatically become immediately due and payable, without notice, presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Loan Parties and the obligations of each Lender hereunder (including, without limitation, the obligations of such Lender to make any Loan or to issue any Letter of Credit hereunder) shall thereupon terminate, and (ii) during the continuance of any other Event of Default, the Agent may, in its sole discretion, by written notice to Borrower, declare all or any portion of the amounts described in clauses (a) through (c), inclusive, above to be, and the same shall forthwith become, immediately due and payable and the obligations of each Lender hereunder (including, without limitation, the


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obligations of such Lender to make any Loan or to issue any Letter of Credit hereunder) shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under Section 2.18.3.1.

      The occurrence of any condition or event may constitute an Event of Default (or a Potential Event of Default) under more than one provision of this
Section 7.1.

7.2 CERTAIN REMEDIES.

      7.2.1 During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Agent or the Lenders against any Loan Party under this Agreement, the Notes, the Mortgages, the Security Documents or any of the other Loan Documents, or at law or in equity, may be exercised by the Agent, acting in its own sole discretion at any time and from time to time, whether or not all or any portion of the Obligations shall be declared due and payable, and whether or not the Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Property or all or any portion of the Mortgaged Property. Any such actions taken by the Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Agent in its sole discretion may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Agent or the Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

      7.2.2 In the event of the foreclosure or other action by the Agent to enforce its remedies in connection with one or more of the Mortgaged Properties or any other Collateral, whether such foreclosure (or other remedy) yields net proceeds in an amount less than, equal to or more than the Property Amount with respect to such Mortgaged Property, the Agent shall apply all net proceeds received to repay the Obligations (in such order as the Agent may, in its sole discretion, elect), the Obligations shall be reduced to the extent of such net proceeds and the remaining portion of the Obligations shall remain outstanding and secured by the Mortgages and the other Loan Documents, it being understood and agreed by the Loan Parties that Borrower is liable for the repayment of the Obligations and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to the Agent on behalf of the Lenders pursuant to the Mortgages; provided, however, that, if the Agent so elects, at its sole discretion, the Loans and the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by the Lenders with respect to any individual Mortgaged Property (or, in the event that the Agent on behalf of the Lenders is the purchaser of such Mortgaged Property by Credit Bid at a foreclosure sale, the Loans and the Notes shall be deemed to have been accelerated only at such time as the Agent subsequently disposes of such Mortgaged Property and then only to the extent of the amount of such Credit Bid) and applied in reduction of the Obligations in accordance with the provisions of this Agreement and the Notes, after payment by Borrower of all transaction costs and expenses and costs of enforcement.

      7.2.3 It is intended that the Liens of the Mortgages shall each be construed and treated as a separate, distinct Lien for the purpose of securing the entire Obligations secured thereby and each Loan Party acknowledges and agrees that each Mortgaged Property is mortgaged and


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transferred to the Agent on behalf of the Lenders by a separate and distinct mortgage and security agreement, so that if it should at any time appear or be held that any Mortgage fails to mortgage, and transfer to the Agent on behalf of the Lenders a Lien upon and the title to any Mortgaged Property, or any part thereof, as against creditors of any Loan Party other than the Lenders or otherwise, such failure shall not operate to affect in any way the transfer of the other Mortgaged Properties or any part thereof to the Agent on behalf of the Lenders; but nothing contained herein or in the Mortgages shall be construed as requiring the Agent on behalf of the Lenders to resort to any Mortgaged Property for the satisfaction of the Obligations secured thereby in preference or priority to any other Mortgaged Property thereby conveyed, but the Agent, acting in its sole discretion may seek satisfaction out of all of the Mortgaged Property or any part thereof.

      7.2.4 In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby authorized by the Loan Parties at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by the Agent to or for the credit or the account of any Loan Party against and on account of the obligations and liabilities of any Loan Party to the Agent under this Agreement and the Notes, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not
(i) the Agent shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 7.1 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      7.2.5 During the continuance of an Event of Default, the Agent, in its sole discretion, shall have the right, to the extent permitted by law, to impound and take possession of books, records, notes, and other documents evidencing Borrower's deposit accounts, accounts receivable and other claims for payment of money (including Rents) arising in connection with the Mortgaged Properties, to give notice to the obligors thereunder of the Agent's interest therein, and to make direct collections on such deposit accounts, accounts receivable and claims.

      7.2.6 During the occurrence of an Event of Default and upon the occurrence and during the continuance of a default in the payment of any principal or interest of any Indebtedness owed or alleged to be owed by the Loan Parties or any of their respective Subsidiaries, and following the initiation of any proceeding or the taking of any other action to collect the payment thereof by the Person entitled to such payment, the Agent may, in its sole discretion, advance either to such Person or to Borrower, for payment to such Person, all or any portion of the amount of such payment, whether or not the existence of such obligation or amount thereof shall be disputed by Borrower or such Subsidiary. Each such advance, to the extent not paid out of from funds of COPT, Borrower or any of their respective Subsidiaries, shall be deemed a Loan hereunder and shall be subject to the provisions of this Agreement.

      7.2.7 The rights, powers and remedies of the Agent and the Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which the


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Agent or the Lenders may have against any Loan Party pursuant to this Agreement or the other Loan Documents executed by or with respect to such Loan Party, or existing at law or in equity or otherwise. The rights, powers and remedies of the Agent and the Lenders may be pursued singly, concurrently or otherwise, at such time and in such order as the Agent, acting in its own sole discretion, may determine. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Event of Default or Potential Event of Default with respect to any Loan Party shall not be construed to be a waiver of any subsequent Event of Default or Potential Event of Default by such Loan Party or to impair any remedy, right or power consequent thereon.

                                   ARTICLE 8
                                  MISCELLANEOUS

8.1 ASSIGNMENTS AND PARTICIPATIONS IN COMMITMENTS AND LOANS.

      8.1.1 GENERAL. Each Lender shall have the right at any time, so long as no Event of Default then exists, with the prior written consent of the Agent and, so long as no Event of Default or Potential Event of Default then exists, with the prior written consent of Borrower (which consent, if required, shall, in any case, not be unreasonably withheld, conditioned or delayed) to (i) sell, assign, transfer or negotiate to any Eligible Assignee, or (ii) sell to any Eligible Assignee participations in, all or any part of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it. In the case of any such assignment, (i) the assigning Lender shall notify the Loan Parties of the effective date of such assignment, (ii) as of such effective date, the assignee shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of a Lender hereunder, (iii) the assigning Lender shall, to the extent that its rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement, (iv) the assignment shall be in an amount not less than $5,000,000, (v) the assignment shall be effected pursuant to an Assignment Agreement, and (vi) the assigning Lender shall pay a fee to Agent in the amount of Three Thousand Five Hundred Dollars ($3,500). In the event of an assignment hereunder, the Commitments shall be modified to reflect the Commitments of such assignee.

      8.1.2 PARTICIPATIONS. In the case of any such participation, each Lender shall retain the sole right to vote its Pro Rata Share of the Commitment, without the consent of any such participant, for the approval or disapproval of any amendment, modification or waiver of any provisions of the Loan Documents, provided that such Lender may grant such participant the right to approve any amendment, modification or waiver relating to the matters described in clauses
(i)(A) (other than any increase of any of the Commitments), (D), (E) or (F) of
Section 8.6.1. The Loan Parties and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.11, 2.12 and 8.5, (i) any participation will give rise to a direct obligation of the Loan Parties to the participant and
(ii) the participant shall be considered to be a "LENDER".

      8.1.3 ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this Section 8.1, any Lender may


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assign and pledge all or any portion of its Loans and the other Obligations owed to such Lender to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge.

      8.1.4 INFORMATION. Each Lender agrees to exercise commercially reasonable efforts to keep any non-public information delivered or made available to it pursuant to the Loan Documents, which any Loan Party or its authorized representative has identified as confidential information, confidential from any Person other than Persons employed by or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loan and other extensions of credit or Obligations hereunder; provided that nothing herein shall prevent such Lender from disclosing such information to any Eligible Assignee or participant that has agreed to be bound by the provisions of this Section 8.1.4 in connection with the contemplated assignment or transfer of any interest or participation in the Loans or other Obligations hereunder or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with the exercise of any remedy under the Loan Documents.

8.2 EXPENSES.

      Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the costs of furnishing all opinions of counsel for Borrower and the other Loan Parties (including any opinions reasonably requested by the Agent) as to any legal matters arising hereunder and of each Loan Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements and with respect to the Security Documents and the Liens created pursuant thereto; (ii) all the actual costs and expenses of creating, perfecting and maintaining Liens in favor of the Agent for the benefit of the Lenders pursuant to any Loan Document, including filing and recording fees and expenses, mortgage recording taxes, intangible taxes and transfer and stamp taxes, title searches, title insurance premiums, UCC search and filing charges and expenses (including charges and expenses for UCC searches evidencing the proper filing, recording and indexing of UCC financing statements and listing all other effective financing statements that name Borrower or any applicable Mortgaged Property Subsidiary as debtor, and copies of all such other financing statements); (iii) all reasonable out-of-pocket costs and expenses incurred by the Agent and the Lenders (including the reasonable fees, expenses and disbursements of any auditors, accountants, architects, engineers or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Agent or its counsel) in connection with performing due diligence, including obtaining and reviewing any Appraisals, any environmental audits or reports, market surveys, title reports, surveys and similar information; (iv) all reasonable out-of-pocket fees, expenses and disbursements of counsel for the Agent and its Affiliates (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution, participation, marketing and syndication of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Loan Party; (v) all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with (a) the


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negotiation, preparation and execution of the Loan Documents, the syndication of the Loans and due diligence, (b) any consents, amendments or waivers of or other modifications to any of the Loan Documents, (c) any addition, substitution, Transfer or release of any Mortgaged Property or other Collateral or any proposal with respect to any of the foregoing, (d) the custody or preservation of any of the Collateral and (e) the preparation, delivery or review of other documents or matters requested by any Loan Party, including, without limitation, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents; and (vi) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings. Except as expressly provided to the contrary in this Agreement or any other Loan Document, costs or expenses that are payable by Borrower after the Closing Date shall be payable by Borrower within ten (10) Business Days after Borrower's receipt of written demand from the Agent to pay same, accompanied by documentation in reasonable detail sufficient to verify the nature and amount.

8.3 INDEMNITY.

      8.3.1 INDEMNITY. In addition to the payment of expenses as required by
Section 8.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to defend, indemnify and hold harmless the Agent, the Lenders and their respective Affiliates and Persons deemed to be "controlling persons" thereof within the meaning of the Securities Act or the Exchange Act and the respective directors, officers, employees, agents, attorneys and representatives of the foregoing (collectively, "INDEMNIFIED PERSONS" and individually, an "INDEMNIFIED PERSON"), to the full extent lawful, from and against any and all losses, claims, damages, liabilities, costs and expenses or other obligations of any kind or nature whatsoever incurred by each such Indemnified Person (including fees, charges and disbursements of counsel and the allocated costs and expenses of internal counsel for such Indemnified Person) which are related to, arise out of or result from (a) any untrue statements or alleged untrue statements or omissions or alleged omissions to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case made or, to the extent contemplated by the Loan Documents, to be made, by or on behalf of any Loan Party or any of its Affiliates, (x) in the representations and warranties of the Loan Parties contained in the Loan Documents, (b) information provided by or on behalf of any Loan Party or any of their Affiliates for use in connection with any syndication, assignment or participation of any portion of the Commitments, the Loans, the Notes, the other Loan Documents or the Obligations, or in connection with any Loan Document or any transactions contemplated hereby or thereby, (c) the transactions contemplated by the Loan Documents (including Lenders' agreements to make the Loans or the use or intended use of the proceeds thereof) or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the COPT Guaranty or any Mortgaged Property Subsidiary Guaranty), (d) any actions taken or omitted to be taken by an


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Indemnified Person with the consent of any Loan Party or in conformity with the instructions of any Loan Party, or (e) any other transactions contemplated by the Loan Documents, and Borrower will reimburse each Indemnified Person for all reasonable costs and expenses, including fees and disbursements of both outside and internal counsel for such Indemnified Person, as they are incurred, in connection with investigating, preparing for, or defending any formal or informal claim, action, suit, investigation, inquiry or other proceeding, whether or not in connection with pending or threatening litigation, caused by or arising out of or in connection with the foregoing, whether or not such Indemnified Person is named as a party thereto and whether or not any liability results therefrom. Borrower shall not, however, be responsible for any losses, claims, damages, liabilities, costs or expenses pursuant to clauses (c), (d) or
(e) of the preceding sentence which have resulted from the bad faith or recklessness of such Indemnified Person as determined by a final judgment of a court of competent jurisdiction. Neither the Agent nor any other Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any of the Loan Parties and their respective Affiliates or any director, officer, employee, agent or representative of any of the foregoing, or any other person, for or in connection with the foregoing, or otherwise arising out of or in any way relating to the matters contemplated by the Loan Documents or any commitment to lend except for such liability for losses, claims, damages, liabilities, costs or expenses of any Indemnified Person pursuant to clauses
(c), (d) or (e) of the preceding sentence to the extent they are determined to have resulted from the bad faith, recklessness or negligence of such Indemnified Person as determined by a final judgment of a court of competent jurisdiction and in no event shall the Agent or any other Indemnified Person be responsible for or liable to any of the Loan Parties or any of their respective Affiliates or any other Person for consequential, punitive or exemplary damages. Borrower further agrees that the Loan Parties shall not, nor shall they permit their respective Subsidiaries to, without the prior written consent of the Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation, inquiry or other proceeding in respect of which indemnification is actually sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Agent, the Lenders and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit, investigation, inquiry or other proceeding.

      8.3.2 PROCEDURE. If any action, suit, investigation, inquiry or other proceeding is commenced, as to which an Indemnified Person proposes to demand indemnification hereunder, such Indemnified Person shall notify Borrower with reasonable promptness; provided, however, that any failure by such Indemnified Person to notify Borrower shall not relieve Borrower or any of its Affiliates from its obligations hereunder (except to the extent that Borrower or such Affiliate is prejudiced by such failure to so promptly notify). Borrower shall be entitled to assume the defense of any such action, suit, investigation, inquiry or other proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all reasonable fees and expenses incurred in connection therewith. The Indemnified Person shall have the right to employ separate counsel in any such action, suit, investigation, inquiry or other proceeding, or to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) Borrower has agreed to pay such fees and expenses, (ii) Borrower shall have failed promptly upon written demand therefor to assume the defense of such action, suit, investigation, inquiry or other proceeding, and employ counsel reasonably satisfactory to the Indemnified Person in connection therewith or (iii) such Indemnified Person shall have been advised by counsel that there exists actual or potential


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conflicting interests between any Loan Party and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to any Loan Party, in which case, if such Indemnified Person notifies Borrower in writing that it elects to employ separate counsel at the expense of Borrower, Borrower shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person; provided, however, that Borrower shall not, in connection with any one such action, suit, investigation, inquiry or other proceeding or separate but substantially similar or related actions, suits, investigations, inquiries or other proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons (in addition to local counsel), which firm shall be designated in writing by the Agent.

      8.3.3 CONTRIBUTION. In order to provide for just and equitable contribution with respect to matters subject to this Section 8.3, if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason, even though the express provisions hereof provide for indemnification in such case, or is insufficient to hold an Indemnified Party harmless, then the Loan Parties, on the one hand, and the Agent and the Lenders, on the other hand, shall contribute to such loss, claim, damage, liability, cost or expense for which such indemnification or reimbursement is held unavailable or is insufficient in such proportion as is appropriate to reflect the relative benefits to the Loan Parties and their respective Affiliates, on the one hand, and the Agent and the Lenders, on the other hand, in connection with the transactions described in the Loan Documents, as well as any other equitable considerations. The parties agree that for the purpose of this Section, the relative benefits to the Loan Parties and their respective Affiliates, on the one hand, and the Agent and the Lenders, on the other hand, shall be deemed to be in the same proportion as the proceeds received or to be received by the Loan Parties from the Loan Documents bears to the fees paid or to be paid to the Agent and the Lenders under the Loan Documents. Notwithstanding the foregoing, the Agent and the Lenders shall not be required to contribute under this Section any amount in excess of the amount of fees actually received by the Agent and the Lenders, respectively, in respect of the Loan Documents. Borrower, the Agent and the Lenders agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method which does not take into account the equitable considerations referred to in this Section 8.3.3.

      8.3.4 NO LIMITATION. The foregoing rights to indemnity and contribution shall be in addition to any rights that any Indemnified Person and Loan Parties may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the transactions contemplated by the Loan Documents. In no event shall the Agent or the Lenders be responsible or liable to any person for consequential damages which may be alleged as a result of the Loan Documents or any transaction contemplated thereby.

      8.3.5 INDEPENDENCE OF INDEMNITY; NO ENLARGEMENT. The Loan Parties acknowledge and agree that the provisions of this Section 8.3 are separate from and in addition to the provisions contained in the Environmental Indemnity.


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8.4 NO JOINT VENTURE OR PARTNERSHIP.

      The Lenders and the Loan Parties acknowledge and agree that the relationship created hereunder or under the other Loan Documents is that of creditor/debtor. Each of the Loan Parties acknowledges and agrees that (a) they are knowledgeable and sophisticated business practitioners with particular expertise and broad experience in the area of real estate acquisition, ownership, operation, finance and management; (b) the Agent and the Lenders, individually and collectively, do not owe, and expressly disclaim, any fiduciary or special obligation to the Loan Parties or any of their partners, agents, or representatives; and (c) nothing contained in this Agreement or any other Loan Document shall affect the relationship between the Lenders and Borrower as that of creditor/debtor hereunder and under the other Loan Documents. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any Loan Party or Subsidiary thereof and the Agent or any Lender nor to grant the Agent or the Lenders any interest in the Mortgaged Property other than that of mortgagee or lender.

8.5 RATABLE SHARING.

      The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Loan Parties expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Loan Party to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

8.6 AMENDMENTS AND WAIVERS.

      8.6.1 AMENDMENTS, ETC. Except as expressly provided to the contrary herein, no amendment, modification, termination or waiver of any provision of this Agreement or any other


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Loan Document or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Majority Lenders (including, without limitation, any amendment, modification or waiver of the obligation of Borrower under Section 2.9.1.4); provided that (i) no such amendment, modification, termination, waiver or consent shall be effective without the written concurrence of all Lenders if such amendment, modification, termination, waiver or consent (A) increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; (B) changes in any manner the definition of "PRO RATA SHARE" or the definitions of "MAJORITY LENDERS" or "SUPERMAJORITY LENDERS"; (C) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of a specified percentage of, or all, Lenders; (D) postpones the scheduled final maturity date of any of the Loans; (E) postpones the date on which any interest or any fees are payable; (F) decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to Section 2.7.5) or the amount of any fees payable hereunder; (G) increases the maximum duration of Interest Periods permitted hereunder; (H) except as provided in Section 2.14 or Section
2.15 of this Agreement and except as expressly provided elsewhere in this Agreement or in any of the other Loan Documents, releases any Lien granted in favor of Agent with respect to all or a material portion of the Collateral; (I) releases COPT from its obligations under the COPT Guaranty; or (J) changes in any manner the provisions contained in this subsection 8.6.1, (ii) no such amendment, modification, termination, waiver or consent shall be effective without the written concurrence of the Supermajority Lenders if such amendment, modification, termination, waiver or consent changes in any manner the provisions contained in Section 6.6, (iii) no such amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note; and (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Agent shall be effective without the written concurrence of the Agent. The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 8.6.1 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

      8.6.2 DEEMED CONSENT. If the Agent delivers a written request for the Lenders' approval or a proposed amendment or modification to, or waiver of, this Agreement, each Lender shall, within ten (10) Business Days of receiving such request for approval or proposed amendment, modification or waiver, give Agent written notice that either (i) it grants its consent or approves such amendment, modification or waiver or (ii) it does not grant its consent or does not approve such amendment, modification or waiver; provided that, except to the extent hereinafter provided, if any Lender does not respond within such ten (10) Business Days, such Lender shall be deemed to have granted its consent or approved such amendment, modification or waiver. Notwithstanding the foregoing, the deemed consent or approval proviso in the immediately preceding sentence shall not apply to: (i) any matter that requires the consent or approval of all Lenders; (ii) any matter that results in a change to Section 5.2.5, Section
7.1.12 or


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Section 7.1.13 or the definition of "CHANGE IN CONTROL"; or (iii) to any matter that results in a change to any of the financial covenants contained in Section 6.6.

8.7 INDEPENDENCE OF COVENANTS.

      All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

8.8 NOTICES.

      Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or courier service and shall be deemed to have been received when delivered in person or by courier service or upon receipt of the telefacsimile, as the case may be. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to any Loan Party and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to the Agent.

8.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      8.9.1 Except as provided below, all representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit and shall terminate upon indefeasible payment in full of the Obligations, notwithstanding anything in this Agreement or implied by law to the contrary.

      8.9.2 Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 4.10, 8.3 and 8.5 shall survive the payment in full of the other Obligations and the termination of this Agreement.

8.10 AGENT'S DISCRETION.

      Whenever pursuant to this Agreement or any other Loan Document the Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Agent, the decision of the Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Agent. Borrower acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, certain decisions to be made by the Agent under this Agreement may be subject to or determined by the further decision by the Lenders or a percentage of the Lenders.


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8.11 OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF THE LENDERS' RIGHTS.

      The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

8.12 REMEDIES OF LOAN PARTIES.

      In the event that a claim or adjudication is made that Agent or any Lender or their respective agents has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Mortgages or the other Loan Documents, the Agent, such Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, the Loan Parties agree that none of the Agent, any Lender or such agents, shall be liable for any monetary damages, and each Loan Party's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether the Agent or any Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

8.13 MAXIMUM AMOUNT.

      8.13.1 It is the intention of Borrower and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the indebtedness of Borrower to the Lenders, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by Applicable Law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and


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provisions of this Section shall control and supersede every other provision of all agreements between Borrower or any endorser of the Notes and the Lenders.

      8.13.2 If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment and shall be so applied in accordance with this Agreement hereof or if such excessive interest exceeds the unpaid balance of the Loans and any other indebtedness of Borrower in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower.

8.14 MARSHALLING; PAYMENTS SET ASIDE.

      Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower, any other Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower or any other Loan Party makes a payment or payments to the Lenders or the Agent (or to the Agent for the benefit of the Lenders), or the Agent or the Lenders enforce any security interests or the Agent or any Lender exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause of action, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

8.15 SEVERABILITY.

      In case any provision in or obligation under this Agreement or any Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction or under any set of circumstances, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction or under any other set of circumstances, shall not in any way be affected or impaired thereby.

8.16 HEADINGS.

      Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.17 APPLICABLE LAW.

      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE

OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS SET FORTH BELOW. THE PARTIES ACKNOWLEDGE THAT NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE UNDERLYING TRANSACTIONS RELATED TO THIS AGREEMENT AND TO THE PARTIES INVOLVED.

      NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT:

      (A) THE LAW OF THE STATE IN WHICH EACH MORTGAGED PROPERTY IS SITUATED (THE "SITUS STATE") GOVERNS PROCEDURES FOR ENFORCING, IN THE SITUS STATE, PROVISIONAL REMEDIES DIRECTLY RELATED TO SUCH REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, APPOINTMENT OF A RECEIVER.

      (B) THE LAW OF THE SITUS STATE ALSO APPLIES TO THE EXTENT, BUT ONLY TO THE EXTENT, NECESSARY TO CREATE, TO PERFECT, AND TO FORECLOSE THE SECURITY INTERESTS AND LIENS CREATED BY THE LOAN DOCUMENTS, BUT DOES NOT APPLY TO ANY OBLIGATION SECURED THEREBY. THOSE OBLIGATIONS ARE GOVERNED BY NEW YORK LAW. IN FURTHERANCE OF THE FOREGOING, THE PARTIES STIPULATE AND AGREE THAT LENDER MAY ENFORCE IN ACCORDANCE WITH NEW YORK LAW ANY OR ALL OF ITS RIGHTS TO SUE ANY LOAN PARTY OTHER THAN THE NON-RECOURSE PARTIES TO COLLECT ANY INDEBTEDNESS, AND TO OBTAIN A DEFICIENCY JUDGMENT AGAINST BORROWER IN THE SITUS STATE, NEW YORK, OR ELSEWHERE, BEFORE OR AFTER FORECLOSURE, AND IF LENDER OBTAINS A DEFICIENCY JUDGMENT OUTSIDE THE SITUS STATE, IT MAY ENFORCE THAT JUDGMENT IN THE SITUS STATE, AS WELL AS IN OTHER STATES.

8.18 SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Agent and the Lenders. Neither the Loan Parties' rights or obligations hereunder nor any interest therein may be assigned or delegated by the Loan Parties.

8.19 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

      ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE LOAN PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH
SECTION 8.8;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDER RETAINS THE RIGHT TO SERVE PROCESS AND PURSUE ITS REMEDIES IN ANY OTHER MANNER PERMITTED BY LAW AND TO BRING PROCEEDINGS AGAINST THE LOAN PARTIES IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SECTION RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

8.20 WAIVER OF JURY TRIAL.

      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY AND THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement and the other Loan Documents, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER


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DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

8.21 COUNTERPARTS; EFFECTIVENESS.

      This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Lender of written or telephonic notification of such execution and authorization of delivery thereof.

8.22 MATERIAL INDUCEMENT.

      Each Loan Party acknowledges that its representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents are material inducements to the Lenders to enter into this Agreement and to make the Loans, that the Lenders have already relied on such representations, warranties, covenants and agreements in entering into this Agreement and agreeing to make the Loans (notwithstanding any investigation heretofore or hereafter made by or on behalf of the Lenders), and that the Lenders will continue to rely on such representations, warranties, covenants and agreements in their future dealings with the Loan Parties. Borrower represents and warrants that it has reviewed this Agreement and the other Loan Documents with its legal counsel and that it knowingly and voluntarily is entering into this Agreement and the other Loan Documents following consultation with legal counsel.

8.23 ENTIRE AGREEMENT.

      This Agreement is evidence of the indebtedness incurred pursuant hereto and, taken together with all of the other Loan Documents and all certificates and other documents delivered to Lender hereunder and thereunder, embodies the entire agreement and supersedes all prior agreements, written and oral, relating to the subject matter hereof. This Agreement and the other Loan Documents constitute the final expression of the agreement between the parties hereto and this Agreement and such other Loan Document may not be contradicted by evidence of any alleged oral agreement.

8.24 ADDITIONAL MORTGAGED PROPERTY SUBSIDIARIES.

      The initial Mortgaged Property Subsidiaries hereunder shall be such of the Mortgaged Property Subsidiaries as are signatories to the Joinder attached hereto on the date hereof. From time to time subsequent to the date hereof, and pursuant to the terms of Section 2.13 of this Agreement, additional Mortgaged Property Subsidiaries may become parties hereto, as additional Loan Parties (each an "ADDITIONAL LOAN PARTY"), by executing a counterpart of this Agreement in the form attached as Schedule 8.24 hereto. Upon delivery of any such counterpart to the Agent, notice of which is hereby waived by the Loan Parties, each such Additional Loan Party shall be a Loan Party as fully a party hereto as if such Additional Loan Party were an original


                                       99
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signatory hereof. Each Loan Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Loan Party hereunder, nor by any election of the Agent not to cause any Mortgaged Property Subsidiary to become an Additional Loan Party hereunder.

8.25 LENDER INTEREST RATE AGREEMENTS.

      Any Lender may, from time to time in its sole and absolute discretion and as approved by Agent in its reasonable discretion, enter into one or more Lender Interest Rate Agreements with Borrower. The obligations of the applicable Loan Party under the Existing Lender Interest Rate Agreement shall rank pari passu with the Obligations of the Loan Parties hereunder and shall be secured by the Collateral. The obligations of the applicable Loan Party under any Lender Interest Rate Agreement which is entered into after the expiration or early termination of the Existing Lender Interest Rate Agreement shall be secured by the Collateral only as to the first Five Million Dollars ($5,000,000) of obligations thereunder (the "SECURED IRA OBLIGATIONS"), with any remaining obligations of the applicable Loan Party thereunder being unsecured obligations of such Loan Party, provided that (a) such Secured IRA Obligations shall be expressly subordinated and junior in right to payment and performance to the payment and performance of the Obligations of the Loan Parties hereunder and (b) no more than one (1) Lender Interest Rate Agreement, the obligations under which are secured in whole or in part by the Collateral as provided herein, shall be in existence at any one time. Each Interest Rate Exchanger (a) hereby appoints Agent to act as agent in connection with the applicable Lender Interest Rate Agreement, it being understood and agreed by each Interest Rate Exchanger that it shall have no right individually to enforce any remedy in connection with any Lender Interest Rate Agreement, and (b) hereby agrees to indemnify Agent pursuant to Section 9.4 in connection with actions taken (or not taken) by Agent in connection herewith.

                                    ARTICLE 9
                                      AGENT

9.1 APPOINTMENT.

      Bankers Trust Company is hereby appointed the Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this
Article 9 are solely for the benefit of the Agent and Lenders and no Loan Party or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower, any other Loan Party or any of their respective Subsidiaries.

9.2 POWERS; GENERAL IMMUNITY.

      9.2.1 DUTIES SPECIFIED. Each Lender irrevocably authorizes the Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan


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Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. The Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. The Agent shall be deemed to have exercised reasonable care in servicing the Loans if it accords the Loans treatment substantially equal to that which the Agent accords loans for its own account.

      9.2.2 NO RESPONSIBILITY FOR CERTAIN MATTERS. The Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements (other than representations made by the Agent in this Agreement), instruments, reports or certificates or any other documents furnished or made by the Agent to Lenders or by or on behalf of any Loan Party to the Agent or any Lender in connection with the other Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor (except as expressly set forth in the Loan Documents) shall the Agent be required to ascertain or inquire as to the performance of any of the provisions of the Loan Documents or the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement or in the other Loan Documents to the contrary notwithstanding, the Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof, absent gross negligence or willful misconduct.

      9.2.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by the Agent under or in connection with any of the Loan Documents except to the extent caused by the Agent's gross negligence or willful misconduct. If the Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from Majority Lenders (or, if expressly required by the terms of this Agreement, all Lenders). Without prejudice to the generality of the foregoing, (i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for one or more of the Loan Parties and their respective Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Majority Lenders (or, if expressly required by this Agreement, all Lenders).


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      9.2.4 AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "LENDER" or "LENDERS" or any similar term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Loan Party or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower or any other Loan Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders. Without limiting the generality of the foregoing, each Lender hereby acknowledges that, as of the date of this Agreement, Bankers Trust Company is the lender under, and holds the Indebtedness of the borrowers under, the Term Loan Agreement.

      9.2.5 CERTAIN DUTIES OF AGENT. Notwithstanding anything herein to the contrary, upon and during the continuation of any Event of Default, Agent shall be required to take such action and refrain from taking such action on behalf of Lenders as directed in writing by the Supermajority Lenders or, with respect to any action or inaction that requires the approval of all Lenders under this Agreement, all of the Lenders; provided, however, that Agent shall not be required to so act or not act if to do so would be contrary to any Loan Document or Applicable Law.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

      Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower, the other Loan Parties and their respective Subsidiaries in connection with the making of the Loans under the Credit Agreement and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower, the other Loan Parties and their respective Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders. The Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided by the Agent to Lenders.

9.4 RIGHT TO INDEMNITY.

      Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify the Agent, to the extent that the Agent shall not have been reimbursed by Borrower or any other Loan Party within 30 days of delivery by the Agent to Borrower of a written request for reimbursement, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as the Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any


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portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct; provided further that upon the consummation of an assignment of all or any portion of a Lender's interest under the Loan Documents in accordance with this Agreement (including without limitation the requirements that (i) the assignee assume all obligations (or the applicable percentage thereof) of the assigning Lender and (ii) the Agent consent in writing to such assignment), the assigning Lender shall be released from its obligations pursuant to this Section 9.4 (or the applicable percentage thereof). If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The Agent shall remit to each applicable Lender its allocable share of any recovery from Borrower or another Loan Party of amounts previously paid by such Lender.

9.5 PAYEE OF NOTE TREATED AS OWNER.

      The Agent may deem and treat the holder of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent by the registered holder of the applicable Note. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

9.6 SECURITY DOCUMENTS, ETC.

      9.6.1 SECURITY DOCUMENTS. Each Lender hereby further authorizes the Agent to enter into the Security Documents as secured party on behalf of and for the benefit of Lenders in connection with the Obligations and agrees to be bound by the terms of the Security Documents; provided that anything in this Agreement or the other Loan Documents to the contrary notwithstanding:

            9.6.1.1 The Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary or reasonably desirable to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents.

            9.6.1.2 The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (a) upon termination of the Commitments and payment in full of the Loans and all other Obligations payable under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under this Agreement (including the application of Insurance Proceeds and Condemnation Proceeds in accordance with the terms of this Agreement); (c) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended; or
(d) consisting of an instrument evidencing Indebtedness if the


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Indebtedness evidenced thereby has been paid in full. Upon request by the Agent at any time, Lenders will confirm in writing the Agent's authority to release or otherwise deal with particular types or items of Collateral pursuant to this
Section 9.6.1.

      9.6.2 LENDER ACTION. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that, without prior written consent of the Agent, no Lender shall have any right individually to realize upon any of the Collateral under the Security Documents (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Security Documents may from time to time be invested), it being understood and agreed that all rights and remedies under the Security Documents may be exercised solely by the Agent for the benefit of Lenders in accordance with the terms thereof.

9.7 SUCCESSOR AGENT.

      The Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and Borrower, and the Agent may be removed at any time solely for cause by an instrument or concurrent instruments in writing delivered to Borrower and the Agent and signed by all Lenders (excluding Agent). Upon any such notice of resignation or any such removal, the Lenders (excluding Agent) shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Agent (which successor shall, in the absence of any Potential Event of Default or Event of Default, be reasonably acceptable to Borrower); provided, that if such Lenders cannot agree on a successor Agent (a) in the case of a resignation, by the thirtieth (30th) day after the Agent's delivery of such notice, the Agent shall have the right to appoint a successor Agent, or (b) in the case of a removal for cause, upon such removal, the Majority Lenders shall have the right to appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as the Agent, such retiring or removed Agent shall continue to have the benefit of the provisions of this Agreement with respect to any actions taken or omitted to be taken by it while it was the Agent under this Agreement and the other Loan Documents.

                  [Remainder of page intentionally left blank.]


                                      104
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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

      LOAN PARTIES:                     CORPORATE OFFICE PROPERTIES, L.P.,
                                        a Delaware limited partnership

                                        By: Corporate Office Properties Trust,
                                            a Maryland real estate investment
                                            trust, its sole general partner

                                            By:  /s/ Roger A. Waesche, Jr.
                                                 ------------------------------
                                            Its: Senior Vice President
                                                 ------------------------------
                                            By:  _______________________________
                                            Its: _______________________________

                                        Notice Address:

                                        Corporate Office Properties Trust
                                        8815 Centre Park Drive, Suite 400
                                        Columbia, Maryland 21045


                                        CORPORATE OFFICE PROPERTIES TRUST,
                                        a Maryland real estate investment trust

                                        By:  /s/ Roger A. Waesche, Jr.
                                             ----------------------------------
                                        Its: Senior Vice President
                                             ----------------------------------

                                        By:  ___________________________________
                                        Its: ___________________________________

                                        Notice Address:

                                        Corporate Office Properties Trust
                                        8815 Centre Park Drive, Suite 400
                                        Columbia, Maryland 21045

LENDERS AND AGENT:                      BANKERS TRUST COMPANY,
                                        as a Lender and the Agent

                                        By: /s/ Laura S. Burwick
                                             ----------------------------------
                                            Name: ______________________________
                                            Title: Principal
                                                   ----------------------------

                                        Notice Address:

                                        Bankers Trust Company
                                        130 Liberty Street, 25th Floor
                                        New York, New York 10006
                                        Attention: Bruce P. Habig


                                        THE BANK OF NOVA SCOTIA,
                                        as a Lender

                                        By: /s/ Neil J. Crawford
                                             ----------------------------------
                                            Name: ______________________________
                                            Title: Director
                                                   ----------------------------

                                        Notice Address:

                                        The Bank of Nova Scotia
                                        One Liberty Plaza, 26th Floor
                                        New York, New York 10006
                                        Attention: Neil Crawford


                                        FLEET NATIONAL BANK,
                                        as a Lender

                                        By: /s/ James B. McLaughlin
                                             ----------------------------------
                                            Name: ______________________________
                                            Title: Director
                                                   ----------------------------


                                        Notice Address:

                                        Fleet National Bank
                                        100 Federal Street, 9th Floor
                                        Boston, Massachusetts 02110
                                        Attention: James B. McLaughlin

                                        CHEVY CHASE BANK, FSB,
                                        as a Lender

                                        By: /s/ J. Jordan O'Neill, III
                                             ----------------------------------
                                            Name: ______________________________
                                            Title: Vice President
                                                   ----------------------------

                                        Notice Address:

                                        Chevy Chase Bank, FSB
                                        8401 Connecticut Avenue, 9th Floor
                                        Chevy Chase, Maryland 20815
                                        Attention: Jordan O'Neill


                                        CITIZENS BANK OF RHODE ISLAND,
                                        as a Lender

                                        By: /s/ Craig E. Schermerhorn
                                             ----------------------------------
                                            Name: ______________________________
                                            Title: Vice President
                                                   ----------------------------

                                        Notice Address:

                                        Citizens Bank of Rhode Island
                                        One Citizens Plaza - RC-4
                                        Providence, Rhode Island 02903-1339
                                        Attention: Craig E. Schermerhorn


                                        SUNTRUST BANK
                                        (FORMERLY CRESTAR BANK),
                                        as a Lender

                                        By: /s/ Nancy B. Richards
                                             ----------------------------------
                                            Name: ______________________________
                                            Title: Vice President
                                                   ----------------------------

                                        Notice Address:

                                        Suntrust Bank
                                        8245 Boone Boulevard, Suite 820
                                        Vienna, Virginia 22182
                                        Attention: Nancy B. Richards

                                        KEYBANK NATIONAL ASSOCIATION,
                                        as a Lender

                                        By: /s/ Mary Ellen Fowler
                                             ----------------------------------
                                            Name: ______________________________
                                            Title: Vice President
                                                   ----------------------------

                                        Notice Address:

                                        KeyBank National Association
                                        127 Public Square
                                        Cleveland, Ohio 44114-1306
                                        Attention: Donald W. Woods


                                        PROVIDENT BANK,
                                        A MARYLAND BANKING INSTITUTION,
                                        as a Lender

                                        By: /s/ Carol A. Stafford
                                             ----------------------------------
                                            Name: ______________________________
                                            Title: Vice President
                                                   ----------------------------

                                        Notice Address:

                                        Provident Bank
                                        114 East Lexington Avenue, 4th Floor
                                        Mail Code 457
                                        Baltimore, Maryland 21202
                                        Attention: Christopher Nevin/
                                                   Carole Stafford

                                   APPENDIX I

                                  DEFINED TERMS

      "ACQUISITION AGREEMENTS" means, collectively, the agreements entered into after the Closing Date by COPT or any of its Subsidiaries in connection with the acquisition of any fee interest in any Mortgaged Property.

      "ACQUISITION DATE" means, with respect to any Mortgaged Property, the date such Mortgaged Property was acquired by Borrower or, if applicable, a Mortgaged Property Subsidiary.

      "ADDITION CERTIFICATE" means a certificate delivered to the Agent by Borrower pursuant to Section 2.13 substantially in the form attached as Exhibit F hereto.

      "ADDITION DATE" means the following:

      (i) with respect to any Mortgaged Property listed on SCHEDULE 1.1A as of the Closing Date, the Closing Date;

      (ii) with respect to any Additional Mortgaged Property designated after the Closing Date in accordance with Section 2.13, the effective date on which such Additional Mortgaged Property is added to the Borrowing Base in accordance with the provisions of Section 2.13.

      "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to that term in
Section 2.13.

      "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to a LIBOR Rate Loan, the rate per annum obtained by DIVIDING (i) the LIBOR offered rate for deposits with maturities comparable to the Interest Period for which such Adjusted LIBOR Rate will apply as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date as reasonably determined by the Agent, BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "EUROCURRENCY LIABILITIES" as defined in Regulation D (or any successor category of liabilities under Regulation D).

      "AFFECTED LENDER" has the meaning assigned to that term in Section 2.11.3.

      "AFFECTED LOANS" has the meaning assigned to that term in Section 2.11.3.

      "AFFILIATE" means with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.


                                 Appendix I - 1

      "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent hereunder.

      "AGREEMENT" means this Senior Secured Revolving Credit Agreement dated as of the date first written above, as it may be amended, restated, supplemented or otherwise modified from time to time.

      "ALTA" means the American Land Title Association or any successor thereto.

      "ANNIVERSARY" means each anniversary of the Closing Date.

      "APPLICABLE LAWS" means, collectively, all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting Borrower, any Loan Party or the Collateral or any part thereof (including the acquisition, development, construction, Renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), whether now or hereafter enacted and in force, and all Authorizations relating thereto, and all covenants, conditions and restrictions contained in any instruments, either of record or known to Borrower or any other Loan Party, at any time in force affecting any Property or any part thereof, including any such covenants, conditions and restrictions which may (i) require improvements, repairs or alterations in or to such Property or any part thereof or (ii) in any way limit the use and enjoyment thereof; for purposes of usury, Applicable Laws means the law of the State of New York applicable to maximum rates of interest.

      "APPLICABLE MARGIN" means, for each of the calendar months during a calendar quarter, the percent per annum figure applicable pursuant to the table directly below, as determined on the basis of the financial reports delivered by Borrower to Lender pursuant to Section 5.1.4 and the accompanied Compliance Certificate delivered by Borrower pursuant to Section 5.1.8 regarding the immediately preceding calendar quarter. The Applicable Margin determined on the basis of the financial statements delivered by Borrower during a certain calendar quarter will take effect as of the first day of the first month of the following calendar quarter. By way of example, Borrower will report its Consolidated Total Indebtedness to Consolidated Total Assets ratio pursuant to
Section 6.6.5 with respect to the first calendar quarter during the second calendar quarter. The Applicable Margin derived from such ratio will take effect as of the first day of the first month in the third calendar quarter and will remain in effect during all three months in the third calendar quarter. If Borrower fails to deliver complete and accurate reports in accordance with and within the time period required by Section 5.1.4, then the Applicable Margin shall be determined on the basis of such adjustments to the previous financial reports delivered by Borrower to Lenders, as reasonably determined necessary by the Agent, in order to correct for any error or omission in or failure of delivery of such financial reports.


                                 Appendix I - 2

               CONSOLIDATED TOTAL
          INDEBTEDNESS TO CONSOLIDATED
            TOTAL ASSETS RATIO UNDER           APPLICABLE MARGIN
                  SECTION 6.6.5            (ADJUSTED LIBOR RATE PLUS)
          ----------------------------     --------------------------
                     > 60.0%                         2.00%
                > 50.0% < = 60.0%                    1.75%
                    < = 50.0%                        1.50%

From the Closing Date through June 30, 2001, the Applicable Margin shall be
1.75%.

      "APPRAISAL" means, with respect to any Mortgaged Property or any Additional Mortgaged Property, a written appraisal of such Mortgaged Property prepared by an Appraiser and requested by the Agent pursuant to Section 5.6.2 or delivered to the Agent pursuant to Section 3.1.12, in each case determined on an "as is" basis and otherwise in form, content and methodology satisfactory to the Agent and in compliance with all applicable legal and regulatory requirements (including the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. ss.ss. 3331, et seq., as amended (or any successor statute thereto), and the regulations promulgated thereunder).

      "APPRAISED VALUE" means, as of any date of determination and with respect to any Mortgaged Property, the appraised value of such Mortgaged Property, in each case as most recently determined by an Appraisal approved by the Agent on or before such date of determination and subject to the requirements set forth in Section 5.6.2.

      "APPRAISER" means any independent appraiser selected by the Agent and reasonably acceptable to Borrower who meets all regulatory requirements applicable to the Agent and the Lenders, who is a member of the Appraisal Institute with a national practice and who has at least 10 years experience with real estate of the same type as the Property to be appraised.

      "APPROVED BANK" means banks which have (i) (a) a minimum net worth of $500,000,000 and/or (b) total assets of $10,000,000,000, and (ii) a minimum long term debt rating of (a) BBB+ or higher by S&P, and (b) Baal or higher by Moody's.

      "APPROVED ENVIRONMENTAL CONSULTANT" means any of the environmental consultants who prepared the environmental audits delivered to the Agent pursuant to Section 3.1.11 or any other qualified, independent environmental consultant reasonably acceptable to the Agent.

      "ASSIGNMENT AGREEMENT" shall mean an agreement substantially in the form of Exhibit G annexed hereto.

      "ASSIGNMENT OF RENTS AND LEASES" means each Assignment of Rents and Leases executed and acknowledged by Borrower or, if applicable, a Mortgaged Property Subsidiary in favor of the Agent for the benefit of the Lenders in form and substance satisfactory to the Agent, and including any such Assignment of Rents and Leases delivered pursuant to the Existing Agreement as each has been amended concurrently herewith, and as any such Assignment of


                                 Appendix I - 3

Rents and Leases may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

      "AUTHORIZATION" means any authorization, approval, franchise, license, variance, land use entitlement, sewer and waste water discharge permit, storm water discharge permit, air pollution authorization to operate, certificate of occupancy, municipal water and sewer connection permit, and any like or similar permit now or hereafter required for the construction or renovation of any Improvements located on any Mortgaged Property or for the use, occupancy or operation of any Mortgaged Property and all amendments, modifications, supplements and addenda thereto.

      "AUTHORIZED OFFICER" means the President; Chief Executive Officer; Senior Vice President; Chief Investment Officer; and Vice President, Finance and Treasurer of COPT, the sole general partner of Borrower.

      "AVAILABLE AMOUNT" means, as of the date of determination, the least of
(i) the Borrowing Base then in effect; (ii) the aggregate amount of Commitments then in effect; and (iii) the aggregate amount of title insurance pursuant to Title Policies delivered pursuant to Section 3.1.6.4 with respect to Mortgaged Properties.

      "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "BANKRUPTCY", as now and hereafter in effect, or any successor statute.

      "BASE RATE" means, at any time, the rate per annum that is the higher of
(i) the Prime Rate or (ii) the sum of (a) the Federal Funds Effective Rate plus
(b) 1/2 of 1%.

      "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in Section 2.7.

      "BORROWER" has the meaning assigned to that term in the introduction to this Agreement.

      "BORROWING BASE" means, as of any date of determination from and after the Closing Date through and including the Maturity Date, the amount determined by the Agent as of the last day of the preceding month or, if subsequent thereto, the most recent Addition Date or Release Date, that is equal to the sum of the Property Amounts in respect of all Mortgaged Properties as of such date of determination. The Borrowing Base is subject to recomputation and adjustment from time to time as provided in this Agreement.

      "BORROWING BASE CERTIFICATE" means a certificate substantially in the form annexed hereto as Exhibit E delivered by Borrower pursuant to Section 3.1.4.4 or 5.1.2.

      "BUSINESS DAY" means (i) for all purposes other than as covered by (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.


                                 Appendix I - 4

      "CAPITAL EXPENDITURES" means, with respect to any Property, for any period and as of any date of determination, all expenditures for capital improvements, determined in accordance with GAAP.

      "CAPITAL STOCK" means, with respect to any Person, any capital stock, partnership, limited liability company or joint venture interests of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into any of the foregoing), warrants or options to purchase any of the foregoing.

      "CASH" means money, currency or a credit balance in a Deposit Account.

      "CASH EQUIVALENTS" means, as of any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States of America or (b) issued by any agency of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) LIBOR deposits due within one year of any commercial banks whose outstanding senior long-term debt securities are rated either A- or higher by S&P or A-3 or higher by Moody's; (v) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) of this paragraph with any bank meeting the qualifications specified in clause
(vi) of this paragraph; (vi) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (vii) shares of any money market mutual fund that
(a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

      "CHANGE IN CONTROL" means the occurrence of either or both of the following:

            (a) any Person (including a Person's Affiliates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the rules and regulations thereunder) shall have acquired after the Closing Date beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of COPT which, together with other securities beneficially owned by such Person (including such Person's Affiliates) or group, result in a holding of thirty percent (30%) or more of the voting power in the election of trustees of all securities of COPT then outstanding, expressly excluding, however, any Person that, as of the Closing Date, holds thirty percent (30%) or more of such voting securities; or


                                 Appendix I - 5

            (b) during any period of up to twelve (12) consecutive months, commencing on or after the Closing Date, individuals who were Trustees of COPT at the beginning of such twelve (12) month period ("CONTINUING TRUSTEES"), plus any new Trustees whose election or appointment was approved by a majority of the Continuing Trustees then in office, shall cease for any reason to constitute a majority of the Board of Trustees.

      "CLOSING DATE" means March 30, 2001, provided that funds shall not be disbursed hereunder until April 2, 2001.

      "COLLATERAL" means, collectively, all property (including, without limitation, Capital Stock, Partnership Interests and promissory notes and other evidences of Indebtedness), whether real, personal or mixed, tangible or intangible, owned or to be owned or leased or to be leased or otherwise held or to be held by any Loan Party or in which any Loan Party has or shall acquire an interest, to the extent of such Loan Party's interest therein, now or hereafter granted, assigned, transferred, mortgaged or pledged to the Agent and/or the Lenders or in which a Lien is granted to the Agent and/or the Lenders to secure all or any part of the Obligations, whether pursuant to the Security Documents or otherwise, including, without limitation, the Mortgaged Properties, the Leases and Rents and any and all proceeds of the foregoing.

      "COMMITMENT" means, collectively, the commitments of the Lenders to make Loans to Borrower pursuant to Section 2.1.1, the aggregate outstanding principal amount of such Loans not to exceed One Hundred Twenty-Five Million Dollars ($125,000,000) at any time.

      "COMPLIANCE CERTIFICATE" means a certificate delivered to Lender by Borrower pursuant to Section 5.1.8 substantially in the form attached as Exhibit D hereto.

      "CONDEMNATION PROCEEDS" means all compensation, awards, damages, rights of action and proceeds awarded to any Loan Party by reason of any Taking.

      "CONSOLIDATED ADJUSTED NET INCOME" means, for any period and without duplication, for COPT and its Subsidiaries, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) losses on the sales of Mortgaged Properties and other Properties, debt restructurings or other nonrecurring expenses, and (vii) expenses attributable to minority interests; LESS the sum for such period of (a) a recurring capital expense reserve equal to $0.15 per net rentable square foot for all Properties, (b) gains on the sales of Mortgaged Properties and other Properties, debt restructurings or other non-recurring income, and (c) income attributable to minority interests, and as adjusted in a manner acceptable to Agent for straight line rents, all of the foregoing as determined on a consolidated basis for COPT and its Subsidiaries in conformity with GAAP.

      "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the amounts for such period of (i) Consolidated Interest Expense PLUS (ii) regularly scheduled principal amortization payments required by any Indebtedness (except balloon payments).

      "CONSOLIDATED FUNDS FROM OPERATIONS" means net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization (specifically including the amortization of deferred


                                 Appendix I - 6
financial costs), and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Consolidated Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and, therefore, should not be considered as a substitute for net income as a measure of results of operations or cash flow from operations calculated in accordance with GAAP as a measure of liquidity.

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) of COPT and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of COPT and its Subsidiaries, such interest to be calculated for purposes of this Agreement against the outstanding principal amounts of such Indebtedness as follows:

      (a) for the Loans, using a constant based on the greater of (i) the weighted average of actual interest rates then accruing on Loans made hereunder, and (ii) the then-current 10-year Treasury Rate as of the date of determination, plus 1.75%, instead of the interest rates actually applicable thereto;

      (b) all other fixed rate Indebtedness, at the interest rates actually applicable thereto; and

      (c) for all other variable rate Indebtedness, using a constant based on the then-current 10-year Treasury Rate as of the date of determination, plus 1.75%, instead of the interest rates actually applicable thereto.

      "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of COPT and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of COPT) in which any other Person (other than COPT or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to COPT or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of COPT or is merged into or consolidated with COPT or any of its Subsidiaries or that Person's assets are acquired by COPT or any of its Subsidiaries, (iii) the income of any Subsidiary of COPT to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to any disposition of any assets of COPT or its Subsidiaries or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

      "CONSOLIDATED TANGIBLE NET WORTH" means, as at any date of determination, the shareholders' equity of COPT and its Subsidiaries (determined on a book basis), PLUS accumulated depreciation, less Intangible Assets, on a consolidated basis determined in conformity with GAAP.


                                 Appendix I - 7

      "CONSOLIDATED TOTAL ASSETS" means, at any date of determination, total assets of COPT and its Subsidiaries on a consolidated basis which may properly be classified as assets in conformity with GAAP PLUS, in the event that any guarantees of indebtedness of non-consolidated joint ventures are included in the calculation of Consolidated Total Liabilities for such period pursuant to clause (iii) of the definition of Consolidated Total Liabilities, the pro rata share of COPT or such Subsidiary in the assets of such non-consolidated joint venture. The value of any real property asset included in Consolidated Total Assets shall be determined by capitalizing the Consolidated Adjusted Net Income using a 9.5% capitalization rate; provided, however, in the case of: (a) any real property asset owned less than one year, the value of such asset shall be determined by using the aggregate purchase price for such asset; and (b) any real property asset which is under development, the value of such asset shall be determined by using the direct costs incurred in connection with such development until the earlier of: (i) 30 months following the commencement of construction of such asset and (ii) 12 months following receipt of a certificate of occupancy, or the equivalent, with respect to such asset.

      "CONSOLIDATED TOTAL INDEBTEDNESS" means, as of any date of determination, the sum of the following, without duplication: (i) all Indebtedness of COPT and its Subsidiaries, determined on a consolidated basis; PLUS (ii) all Contingent Obligations of COPT and its Subsidiaries; PLUS (iii) all Guaranties of COPT or any of its Subsidiaries; PLUS (iv) all letter of credit reimbursement agreement obligations.

      "CONSOLIDATED TOTAL LIABILITIES" means, as at any date of determination, the sum of each of the following, without duplication, for COPT and its Subsidiaries, on a consolidated basis, (i) all indebtedness for borrowed money,
(ii) any obligation owed for all or any part of the deferred purchase price of assets or services which would be shown to be a liability (or on the liability side of the balance sheet) in accordance with GAAP, (iii) all guaranteed obligations including any guaranteed indebtedness of consolidated or non-consolidated joint ventures, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of COPT or any of its Subsidiaries, and, without duplication, all drafts drawn thereunder (other than letters of credit offset by a like amount of Cash or government securities held in escrow to secure such letter of credit and draws thereunder),
(v) all capitalized lease obligations, (vi) all indebtedness (A) of another Person secured by any Lien on any property or asset owned or held by COPT or any of its Subsidiaries regardless of whether the indebtedness secured thereby shall have been assumed by COPT or such Subsidiary or is nonrecourse to the credit of COPT or such Subsidiary, and (B) of any consolidated Affiliate of COPT whether or not such indebtedness has been assumed by COPT, and (vii) indebtedness created or arising under any conditional sale or title retention agreement, and
(viii) withdrawal liability or insufficiency under ERISA or under any qualified plan or related trust; including within the foregoing, trade payables and accrued expenses arising or incurred in the ordinary course of business.

      "CONSTRUCTION IN PROGRESS" means real property and/or Improvements owned by COPT or any of its Subsidiaries (including Borrower) that is included in the "Construction in Progress" category contained in COPT's or a Subsidiary's, as applicable, books and records maintained in accordance with GAAP and on which mass grading, fine grading or construction of Improvements has commenced.


                                 Appendix I - 8

      "CONTINGENT OBLIGATION" means, with respect to any Person, as of any date of determination and without duplication, any direct or indirect liability, contingent or otherwise, of that Person which has not been (or to the extent that it has not been) paid or otherwise discharged with respect to the following: (i) any Guaranty; (ii) any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) performance, surety and similar bonds in respect of any Restoration, Renovation or other design, construction, restoration, renovation, expansion or repair of any Improvements, in each case with respect to any Property. The amount of any Contingent Obligation, as of any date of determination, shall be equal to the least of (x) the amount of the obligation so Guaranteed or that otherwise may be required to be paid, (y) the amount to which such Contingent Obligation is expressly limited and (z) except with respect to a Guaranty of Indebtedness, the maximum exposure under such Contingent Obligation as reasonably calculated by Borrower and approved by the Agent in its sole discretion.

      "CONTRACTUAL OBLIGATION" means, with respect to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, deed to secure debt, contract, lease, purchase order, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

      "CONTROLLING PRINCIPAL" means Jay Shidler and/or Clay W. Hamlin III, or any trusts established by such Persons for the benefit of their immediate family members if such Person is a trustee of such trusts and able to effectively control the property and business of the trusts.

      "COPH" means Corporate Office Properties Holdings, Inc. (formerly known as FCO Holdings, Inc.), a Delaware corporation.

      "COPT" has the meaning assigned to that term in the introduction to this Agreement.

      "COPT GUARANTY" means the Guaranty executed and delivered by COPT on or before the Closing Date in favor of the Agent, for the benefit of the Lenders, substantially in the form delivered on or before the Closing Date pursuant to this Agreement, as such guaranty may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

      "CREDIT BID" means a bid in a foreclosure sale pursuant to a Mortgage made by Lender consisting of all or a portion of the outstanding amount of the Obligations.

      "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced, by a negotiable certificate of deposit.

      "DISTRIBUTION" means any payment, distribution, dividend or other transfer of money or other assets to a Loan Party's constituent partners, shareholders or beneficiaries, other than (i) a payment on account of bona fide intercompany indebtedness permitted under this Agreement, (ii) an Investment, or (iii) any other payment expressly permitted under this Agreement.

      "DOLLARS" and the sign "$" mean the lawful money of the United States of America.


                                 Appendix I - 9

      "ELIGIBLE ASSIGNEE" means (i) (a) a commercial bank organized under the laws of the United States of America or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States of America or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, however, that
(x) such bank is acting through a branch or agency located in the United States of America or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other financial institution which extends credit or buys loans as one of its principal businesses, including, real estate secured loans, in each case (under clauses (a) through (d) above) that is reasonably acceptable to Agent; and (ii) Lender and any Affiliate of Lender; and provided further, however, that (A) each Eligible Assignee under clauses (i)(a) through (i)(c) above shall have Tier 1 capital (as defined in the regulations of its primary Federal banking regulator) of not less than $100,000,000, (B) each Eligible Assignee under clause (i)(d) above shall have a net worth of not less than Two Hundred Million Dollars ($200,000,000),
(C) an entity shall not be an Eligible Assignee if on the date of assignment of an interest in the Loan to such entity Borrower is reasonably expected to become liable for additional costs or withholdings by virtue of such assignment under
Section 2.12.2, and (D) no Eligible Assignee shall be an Affiliate of any Loan Party.

      "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which (i) is currently maintained or contributed to by COPT or any of its Subsidiaries, or (ii) was at any time within the preceding five years maintained or contributed to by COPT or any of its Subsidiaries, to the extent any of them could reasonably be expected to incur liability with respect to such employee benefit plan.

      "ENGINEER" means each reputable engineer approved by the Agent licensed as such in the state in which the applicable Mortgaged Property in question is located.

      "ENGINEERING REPORT" means, with respect to any Mortgaged Property, a written report prepared by an Engineer, describing and analyzing the physical condition of the Improvements of such Mortgaged Property, describing any necessary or recommended repairs, estimating the cost of such repairs and otherwise in form and substance reasonably satisfactory to the Agent.

      "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority or any other Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, damage to natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to COPT, any of its Subsidiaries (including any Person who was a Subsidiary prior to the Closing
Date) or any Mortgaged Property.

      "ENVIRONMENTAL INDEMNITY" means the Amended and Restated Environmental Indemnity executed and delivered by the Loan Parties on or before the Closing Date, in favor of the Agent and the Lenders, substantially in the form delivered on or before the Closing Date


                                Appendix I - 10
pursuant to this Agreement, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

      "ENVIRONMENTAL LAWS" means all statutes, laws, ordinances, orders, rules, regulations, written guidelines, writs, judgments, decrees or injunctions and the like relating to (i) environmental matters, including those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Hazardous Release or threatened Hazardous Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, or the protection of human, plant or animal health or welfare, in any manner applicable to either Loan Party or any of their respective Subsidiaries or any of their properties, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.ss.9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss.ss.1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251, et seq.), the Clean Air Act (42 U.S.C.ss.ss.7401, et seq.), the Toxic Substances Control Act (15 U.S.C.ss.ss.2601, et seq.), the Solid Waste Disposal Act (42 U.S.C.ss.ss.6901, et seq.), as amended by the Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901, et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.ss.136, et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.ss.651, et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss.ss.11001, et seq.), each as amended or supplemented, and rules and regulations, policies and guidelines promulgated pursuant thereto and any analogous future or present local, state and federal statutes and rules and regulations, policies and guidelines promulgated pursuant thereto, each as in effect as of the date of determination.

      "EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of COPT or any of its Subsidiaries, including additional issuances of common shares, preferred shares or Partnership Interests.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

      "EVENT OF DEFAULT" means each of the events set forth in Article 7.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      "EXCUSABLE DELAY" means a delay due to acts of God, governmental restrictions, enemy actions, war, civil commotion, fire, casualty, strikes, shortages of supplies or labor, work stoppages or other causes beyond the reasonable control of COPT or any of its Affiliates, but lack of funds shall not be deemed a cause beyond the reasonable control of COPT or any of its Affiliates.

      "EXISTING AGREEMENT" has the meaning assigned to that term in the Recitals.

      "EXISTING LENDER INTEREST RATE AGREEMENT" means that certain interest rate swap dated December 21, 2000, in the notional amount of One Hundred Million Dollars ($100,000,000) and


                                Appendix I - 11
with an expiration date of January 2, 2003, between Borrower and Bankers Trust Company, as it may hereinafter be modified in any immaterial respect. Such Existing Lender Interest Rate Agreement shall constitute a Loan Document for purposes of this Agreement.

      "EXTRAORDINARY RECEIPTS" means the proceeds to COPT or any of its Subsidiaries from such items as (i) sales, exchanges or other dispositions of the assets of COPT or any of its Subsidiaries other than in the ordinary course of business thereof, (ii) damage recoveries and casualty insurance proceeds (including Condemnation Proceeds or Insurance Proceeds but other than the proceeds of business interruption insurance or rental loss insurance), (iii) income derived from Securities and other property acquired for investment except to the extent such Securities represent Cash Equivalents, (iv) condemnation awards or sales in lieu of and under the threat of condemnation (other than awards or other payments for any Taking for temporary use), (v) debt or equity financing or refinancing, and (vi) all other amounts of any nature paid to COPT or any of its Subsidiaries not arising out of the ordinary course of business thereof.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.

      "FEE LETTER" means, collectively, all letter agreements between all or some of the Loan Parties and Lender or Lender's Affiliates regarding fees payable in connection with the Loans.

      "FUNDING DATE" means the date of the funding of a Loan.

      "FUNDS FROM OPERATIONS" means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

      "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, in each case as the same are applicable to the circumstances as of the date of determination.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state, county, municipality or other political subdivision or branch thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any agency, board, central bank, commission, court, department or officer thereof.

      "GUARANTY" means, with respect to any Person, any obligation, contingent or otherwise, of that Person which has not been (or to the extent that it has not been) paid or otherwise discharged with respect to any Indebtedness, lease, dividend or other obligation of any other


                                Appendix I - 12

Person if the primary purpose or intent thereof by the Person incurring the Guaranty is to provide assurance to the obligee of such obligation that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. Guaranties shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligation of another Person through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person if, in the case of any agreement described under subclauses (a) or (b) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty shall be equal to the least of (x) the amount of the obligation so guaranteed or otherwise supported, (y) the amount to which such Guaranty is specifically limited and (z) except with respect to a Guaranty of Indebtedness, the maximum exposure under such Guaranty as reasonably calculated by Borrower and approved by Lender in its sole discretion. Guaranties shall not include (i) any of the foregoing obligations to the extent that the same constitutes Indebtedness under the definition thereof or is a Guaranty with respect thereto and (2) Guaranties of any liability or obligation of Borrower in respect of which Borrower is permitted to become liable pursuant to this Agreement. The term "GUARANTEE" used as a verb has a corresponding meaning.

      "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances", "pollutant", "contaminant" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP TOXICITY" or "EP TOXICITY" or words of similar import under any applicable Environmental Laws, (ii) any oil, petroleum, petroleum fraction or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form, (vii) radon, (viii) urea formaldehyde foam insulation, (ix) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (x) pesticides, and (xi) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Properties; provided, however, that Hazardous Materials shall not include any materials in a non-hazardous form such as asphalt contained in road-surfacing materials or hazardous materials customarily used in the operation of office properties and properly stored and maintained.

      "HAZARDOUS RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of


                                Appendix I - 13

Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other receptacles containing any Hazardous Materials), or into or out of any Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

      "IMPOSITIONS" means all real property taxes and assessments, of any kind or nature whatsoever, including, without limitation, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental, quasi-governmental or nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees resulting from covenants, conditions and restrictions affecting the Properties, assessments resulting from inclusion of any Property in any taxing district or municipal or other special district, any of which are assessed or imposed upon the Property, or become due and payable, and which create or may create a Lien upon the Property, or any part thereof. In the event that any penalty, interest or cost for nonpayment of any Imposition becomes due and payable, such penalty, interest or cost shall be included within the term "IMPOSITIONS".

      "IMPROVEMENTS" means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Land, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

      "INDEBTEDNESS" means, with respect to any Person and without duplication, to the extent required to be shown on a balance sheet prepared in conformity with GAAP, (i) all indebtedness for money borrowed by that Person, (ii) that portion of obligations with respect to capital leases that is classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) all obligations owed for all or any part of the deferred purchase price of assets or services purchased by that Person (a) due more than six months from the date of incurrence of the obligation in respect thereof, (b) evidenced by a note or similar written instrument or (c) owed in respect of real property purchased by such Person or any of its Subsidiaries, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) obligations under Interest Rate Agreements, (vii) that portion of any other obligation of that Person (other than reservation and similar deposits from customers and working capital deposits from owners received and held in the ordinary course of business) that is classified as a liability on a balance sheet in conformity with GAAP, which obligation is (a) due more than six months from the date of incurrence thereof or (b) evidenced by a note or similar written instrument, (viii) trade payables of such Person and its Subsidiaries that by their terms are more than 90 days delinquent (unless being contested diligently and in good faith) and (ix) all Guaranties by that Person.

      "INDEMNIFIED PERSON" has the meaning assigned to that term in Section
8.3.1.


                                Appendix I - 14

      "INSURANCE PROCEEDS" means all insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any portion of any Mortgaged Property.

      "INSURANCE REQUIREMENTS" means all terms of any insurance policy required hereunder covering or applicable to any Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting any Mortgaged Property or any part thereof or any use of any Mortgaged Property or any portion thereof.

      "INTANGIBLE ASSETS" means assets that are considered intangible assets under GAAP including goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

      "INTEREST PERIOD" has the meaning assigned to that term in Section 2.7.2.

      "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect COPT or any of its Subsidiaries against fluctuations in interest rates, which agreement or approval shall be approved by the Agent as to form and substance; provided, however, that such approval by the Agent shall not be required if such agreement (i) shall have a minimum term of two (2) years, or, in the case of loans pursuant to which interest shall accrue at a rate other than a fixed rate, a term equal to the term of such floating rate loan (to the extent the term of floating rate loan is less than two (2) years), (ii) shall have the effect of capping the interest rates covered thereby at a rate equal to or lower than the Interest Rate Cap at the time of purchase or execution, and (iii) shall be with an Approved Bank, provided that it is acknowledged and agreed that the Borrower shall have no obligation to replace any Interest Rate Agreement even if the counterparty thereto shall cease to be an Approved Bank.

      "INTEREST RATE CAP" means the Treasury Rate plus 3.0%.

      "INTEREST RATE DETERMINATION DATE" means each date for calculating the Adjusted LIBOR Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for any Loan.

      "INTEREST RATE EXCHANGER" means any Lender that has entered into a Lender Interest Rate Agreement pursuant to the terms of this Agreement.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

      "INVESTMENT" means, with respect to any Person or any of its Subsidiaries, as of any date of determination and without duplication:


                                Appendix I - 15

      (i) any direct or indirect purchase or other acquisition (whether or not for consideration) by such investing Person or Subsidiary of, or of a beneficial interest in, any Securities of any other Person;

      (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value by such investing Person or Subsidiary from any other Person (other than a Person with respect to which such investing Person or Subsidiary is a Wholly Owned Subsidiary) of any equity Securities of such investing Person or Subsidiary;

      (iii) any direct or indirect loan, advance (other than (a) advances to officers, employees, consultants, accountants, attorneys and other advisors and members of the Board of Directors of any Person for moving, entertainment and travel expenses, drawing accounts and similar expenditures in each case incurred in the ordinary course of business and (b) advances to officers of any Person for other purposes in an amount not greater than $100,000 individually or $330,000 in the aggregate, in each case at any time outstanding) or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business;

      (iv) any commitment or obligation to make any investment described in clauses (i) through (iii) above; and

      (v) any liability that is recourse to such investing Person or Subsidiary or secured by any asset of such investing Person or Subsidiary and that arises, by law, contract, ownership of Securities or otherwise, directly or indirectly, as the result of or otherwise in connection with the origination, continuation or termination of any investment described in clauses (i) through (iv) above.

      The amount of any Investment, as of any date of determination, shall be equal to (y) with respect to an Investment referred to in clause (i) or (ii) of the preceding sentence, the remainder of (1) the sum of original cost of such Investment PLUS the cost of all additions thereto as of such date of determination, MINUS (2) the aggregate amount paid to such Person or Subsidiary as a return of such Investment; provided, that (A) the calculation of the amount referred to in this clause (2) shall exclude all fees and other amounts (or the portion thereof) that shall constitute interest, dividends or other amounts in respect of the return on such Investment, as determined in accordance with GAAP, and (B) the calculation of the amount referred to in this clause (i) shall exclude, all adjustments for increases or decreases in value, and write-ups, write-downs or write-offs with respect to such Investment, and (z) with respect to an Investment referred to in clause (iv) or (v) of the preceding sentence, the maximum aggregate liability for which such investing Person or Subsidiary may become liable, by law, contract, ownership of Securities or otherwise, with respect to such Investment as of such date of determination.

      "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit as provided in Section 2.16.2.2.

      "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form, which joint


                                Appendix I - 16
venture, partnership or other similar arrangement may be a Subsidiary of any Person, including of COPT.

      "LAND" means, with respect to each Mortgaged Property, the land described on Exhibit A to the Mortgage encumbering such Mortgaged Property, together with all strips and gores within or adjoining such property, all estate, right, title, interest, claim or demand whatsoever of any Loan Party or any of its Subsidiaries in the streets, roads, sidewalks, alleys, and ways adjacent thereto (whether or not vacated and whether public or private and whether open or proposed), all vaults or chutes adjoining such land, all of the tenements, hereditaments, easements, reciprocal easement agreements, rights pursuant to any trackage agreement, rights to the use of common drive entries, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, all reversions, remainders, dower and right of dower, curtesy and right of curtesy, all of the air space and right to use said air space above such property, all transferable development rights arising therefrom or transferred thereto, all water and water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and shares of stock evidencing the same, all mineral, mining, gravel, geothermal, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, all drainage, crop, timber, agricultural, and horticultural rights with respect to such property, and all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in any way appertaining thereto, and all claims or demands of Borrower either at law or in equity, in possession or expectancy, now or hereafter acquired, of, in or to the same.

      "LEASE" means each of the leases, licenses, concession agreements, franchise agreements and other occupancy agreements and other agreements demising, leasing or granting rights of possession or use or, to the extent of the interest therein of any Loan Party or any of its Subsidiaries, any sublease, subsublease, underletting or sublicense, which now or hereafter may affect any Mortgaged Property or any part thereof or interest therein, including any agreement relating to a loan or other advance of funds made in connection with any such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease, underletting or sublicense, and every amendment, restatement, supplement, consolidation or other modification of or other agreement relating to or entered into in connection with such lease, license, concession agreement, franchise or other occupancy agreement and such sublease, subsublease, underletting or sublicense, and every security deposit, letter of credit, trust agreement, guaranty or similar security for the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and any guaranties of leasing commissions.

      "LENDER" and "LENDERS" have the meanings set forth in the first paragraph of this Agreement, together with their respective successors and permitted assigns.

      "LENDER INTEREST RATE AGREEMENT" shall mean any Interest Rate Agreement entered into by one or more Loan Parties and one or more Lenders pursuant to the terms of this Agreement with respect to all or a portion of the Indebtedness evidenced by this Agreement.

      "LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of the Loan Parties or any of their Subsidiaries in respect


                                Appendix I - 17
of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of the Loan Parties or any of their Subsidiaries, (iii) the obligations of third party insurers of the Loan Parties or any of their Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to capital leases or operating leases of the Loan Parties or any of their Subsidiaries, and (v) performance, payment, deposit or surety obligations of the Loan Parties or any of their Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Letters of Credit may not be issued for the purpose of supporting (a) trade payables or
(b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

      "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Borrower (including any such reimbursement out of the proceeds of Loans pursuant to Section 2.18.2).

      "LIBOR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in Section 2.7.

      "LIEN" means any lien (including any lien or security title granted pursuant to any mortgage, deed of trust or deed to secure debt), pledge, hypothecation, assignment, security interest, charge, levy, attachment, restraint or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

      "LOANS" means, collectively, the loans made by the Lenders to Borrower pursuant to Section 2.1.1.

      "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Security Documents, the Environmental Indemnity, the COPT Guaranty and any Mortgaged Property Subsidiary Guaranty.

      "LOAN PARTIES" means, collectively, Borrower, COPT and any Mortgaged Property Subsidiary.

      "LOAN PARTIES' ACCOUNTANTS" means Pricewaterhouse Coopers, or another "big five" accounting firm.

      "MAJORITY LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate Commitments of all Lenders.

      "MANAGEMENT AGREEMENTS" means, collectively, all management agreements with respect to the Mortgaged Properties.


                                Appendix I - 18

      "MANAGEMENT FEES" means, collectively, all management fees and all other fees or charges payable to a manager for the management and operation of a Mortgaged Property, the related land and the improvements thereof. "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the business, operations or condition (financial or otherwise) of the Loan Parties, taken as a whole, which causes or is reasonably likely to cause the material impairment of the ability of the Loan Parties to perform, or of Lender to enforce, any Obligations of the Loan Parties.

      "MATERIAL LEASE" means each Lease demising the greater of: (i) 25% or more of the net rentable area of the Improvements with respect to any Mortgaged Property or (ii) 30,000 or more square feet.

      "MATURITY DATE" means the earlier of (i) March 30, 2004, or (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to Section 7.1.

      "MAXIMUM AMOUNT" has the meaning set forth in Section 8.13.

      "MOODY'S" means Moody's Investors Service, Inc. or any successor to the business thereof.

      "MORTGAGE" means each Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and each Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing executed and acknowledged by Borrower or, if applicable, a Mortgaged Property Subsidiary in favor of the Agent for the benefit of the Lenders (or, in the case of a deed of trust, to a trustee for the benefit of the Agent and the Lenders), in form and substance satisfactory to the Agent, and including any such mortgage or deed of trust delivered pursuant to the Existing Agreement as each has been amended concurrently herewith, and as any such agreement may be amended, restated, supplemented, consolidated, extended or otherwise modified from time to time in accordance with the terms thereof and hereof.

      "MORTGAGED PROPERTIES" means, collectively, the suburban office properties, the Land on which they are located, and all Improvements thereon and all fixtures attached thereto and all personal property used in connection therewith, in each case as listed on SCHEDULE 1.1A annexed hereto, as such Schedule may be revised or supplemented from time to time pursuant to Section 2.13, 2.14 or 2.15.

      "MORTGAGED PROPERTY SUBSIDIARY" means any Wholly Owned Subsidiary of COPT that owns any Mortgaged Property.

      "MORTGAGED PROPERTY SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed by each Mortgaged Property Subsidiary, in form and substance satisfactory to the Agent, as such Mortgaged Property Subsidiary Guaranty may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.


                                Appendix I - 19

      "NET INSURANCE/CONDEMNATION PROCEEDS" means all Insurance Proceeds on account of damage or destruction to any Mortgaged Property or all Condemnation Proceeds in respect of any Mortgaged Property, MINUS the reasonable cost, if any, of such recovery and of paying out such proceeds, including reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor.

      "NOTES" means, collectively, (i) the amended and restated promissory notes of Borrower issued on the Closing Date and (ii) any promissory notes issued by Borrower in connection with an assignment of all or any portion of the Commitments and Loans and Letters of Credit of any Lender, in each case substantially in the form of EXHIBIT A annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

      "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT B annexed hereto delivered by Borrower to the Agent pursuant to Section 2.1.2 with respect to a proposed borrowing hereunder.

      "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT C annexed hereto delivered by Borrower to the Agent pursuant to
Section 2.7.4 with respect to a proposed conversion/continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

      "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT H annexed hereto delivered by Borrower to the Agent pursuant to Section 2.16.2.1 with respect to the proposed issuance of a Letter of Credit.

      "NYSE" means the New York Stock Exchange.

      "OBLIGATIONS" means, collectively, all obligations of every nature of the Loan Parties from time to time owed to the Agent or the Lenders, or any of them, under or in respect of the Loans and the Loan Documents, whether for principal, interest, fees, commissions, expenses, indemnification or otherwise.

      "OCCUPANCY RATE" means, for each Mortgaged Property and, collectively, for all Mortgaged Properties, the ratio of (i)(a) rentable area leased, on a square footage basis, under Material Leases approved as required herein, PLUS (b) rentable area leased, on a square footage basis, under other Leases entered upon arm's length terms and at then applicable market rates and other terms, as determined by Agent in its reasonable discretion, to (ii) the total rentable area of a Mortgaged Property or of all Mortgaged Properties, as applicable.

      "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by a person specified in this Agreement for such purpose or, in the absence of such specification, by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that each officer making or giving such Officers' Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of each signer,


                                Appendix I - 20
he has made or has caused to be made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of each signer, such condition has been complied with.

      "OPERATING LEASE" means, with respect to any Person, a lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is not accounted for as a capital lease on the balance sheet of that Person.

      "PARTNERSHIP INTERESTS" means the general and/or limited partnership interests (including all partnership units, all rights under partnership agreements and all rights to distributions) of such Person that is a partnership.

      "PAYMENT DATE" means the first day of each calendar month, beginning May 1, 2000, or, if such day is not a Business Day, the next succeeding Business Day, with such payment including the accrual of interest through the last day of the preceding calendar month.

      "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

      "PERMITTED ENCUMBRANCES" means the Liens shown in the Title Policy for each Mortgaged Property and, with respect to any Mortgaged Property, the following types of Liens:

      (i) Liens for real property Taxes, assessments, vault charges, water and sewer rents, and other Impositions the payment of which is not, at the time, required pursuant to this Agreement;

      (ii) the Leases in existence on the Closing Date and any Leases entered into thereafter in accordance with the requirements of the Loan Documents;

      (iii) covenants, easements, rights-of-way, restrictions, minor encroachments or other similar encumbrances incurred in the ordinary course of business of Borrower or, if applicable, the applicable Mortgaged Property Subsidiary that do not make such Mortgaged Property unmarketable or interfere in any material respect, and which could not reasonably be expected to interfere in any material respect, with the use of the Mortgaged Property for office building purposes or with the ordinary conduct of the business of Borrower or, if applicable, the applicable Mortgaged Property Subsidiary;

      (iv) Liens securing the Obligations; and

      (v) Liens that are bonded and thereby released of record in a manner reasonably satisfactory to the Agent.

      "PERSON" means, collectively, natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.


                                Appendix I - 21

      "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within the applicable grace period.

      "PRIME RATE" means the rate that Lender announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

      "PROPERTY" or "PROPERTIES" means, collectively, the Mortgaged Properties as listed on SCHEDULE 1.1.A annexed hereto and all other commercial office properties owned by COPT or any of its Subsidiaries (including Borrower) as listed on SCHEDULE 1.1B annexed hereto, the land on which such other commercial office properties are located and all Improvements thereon and all fixtures attached thereto and all personal property used in connection therewith, in each case as such Schedules may be revised or supplemented from time to time pursuant to Section 2.13, 2.14 or 2.15.

      "PROPERTY ADJUSTED NET INCOME" means, for any period, for each Property, the sum of the amounts for such period of (i) Property Gross Revenue; LESS (ii) Property Operating Expenses, all determined in conformity with GAAP.

      "PROPERTY AMOUNT" means, with respect to any Mortgaged Property and as of any date of determination, an amount equal to 65% of the Appraised Value of such Mortgaged Property.

      "PROPERTY GROSS REVENUES" means, for any period, all Receipts resulting from the operation of such Property, including, without limitation, Rents or other payments from Tenants (including payments made directly by the Tenant to the appropriate party to receive such payments but only to the extent of any expense included in the definition of "PROPERTY OPERATING EXPENSES" herein), licensees and concessionaires and business interruption and rental loss insurance payments; provided that Property Gross Revenue shall exclude (i) excise, sales, use, occupancy and similar taxes and charges collected from Tenants and remitted to Governmental Authorities, (ii) gratuities collected for employees of such Property, (iii) security deposits and other advance deposits, until and unless same are forfeited to Borrower or applied for the purpose for which collected, (iv) federal, state or municipal excise, sales, use or similar taxes collected directly from Tenants or included as part of the sales price of any goods or services, and (v) Extraordinary Receipts.

      "PROPERTY INFORMATION" means, with respect to any Additional Mortgaged Property pursuant to Section 2.13:

      (i) financial statements in respect of such Additional Mortgaged Property for the most recently completed three calendar years, to the extent such financial statements exist and are in the possession of COPT or any of its Subsidiaries or can be obtained by COPT or any of its Subsidiaries at no cost;

      (ii) copies of all other consolidated balance sheets and related statements of operations and statements of cash flows of such Additional Mortgaged Property that are to be or


                                 Appendix I - 22
were delivered to COPT or any of its Subsidiaries in connection with the acquisition of such Additional Mortgaged Property, if applicable;

      (iii) to the extent Renovation is then proposed for such Additional Mortgaged Property, a preliminary project plan and a project budget for such Additional Mortgaged Property satisfactory in form and substance to the Agent in its sole discretion;

      (iv) (a) a comprehensive environmental audit (which shall include a Phase I environmental audit and, if necessary or desirable in the Agent's opinion, a Phase II environmental audit), satisfactory in form and substance to the Agent, conducted and certified by an Approved Environmental Consultant (Borrower shall certify as of the closing date of the Addition Date that, as to any environmental audit delivered by Borrower prior to such date, to Borrower's knowledge, the information contained in such audit remains true, correct and complete), (b) a reliance letter from such Approved Environmental Consultant with respect to each such environmental audit addressed to the Agent and the Lenders, which reliance letter shall be satisfactory in form and substance to the Agent, (c) if requested by the Agent, evidence that all required approvals from all Governmental Authorities having jurisdiction with respect to the environmental condition of such Additional Mortgaged Property, if any, have been obtained, and (d) such other environmental reports, inspections and investigations as the Agent shall, in its sole discretion, require, prepared, in each instance, by an Approved Environmental Consultant, which audits, approvals, reports, inspections and investigations shall be satisfactory in form and substance to the Agent, in its sole discretion;

      (v) with respect to an Additional Mortgaged Property, (a) a written Engineering Report with respect to such Additional Mortgaged Property dated not more than 90 days (or such longer period not to exceed 180 days as Agent may approve) prior to the closing date and prepared by an Engineer which Engineering Report shall be satisfactory in form and substance to the Agent and (b) a reliance letter from such Engineer with respect to each such Engineering Report addressed to the Agent and the Lenders, which letter shall be in form and substance reasonably satisfactory to the Agent;

      (vi) copies (if available) or drafts of the Acquisition Agreements with respect to such Additional Mortgaged Property, all other purchase agreements, letters of intent or other related agreements entered into by COPT or any of its Subsidiaries in connection with the acquisition thereof (it being understood and agreed that, to the extent such agreements or letters of intent have not been entered into at such time, copies of such agreements and letters of intent shall be delivered reasonably promptly after the execution thereof);

      (vii) a market study with respect to such Additional Mortgaged Property as of a date not earlier than 90 days (or such longer period not to exceed 180 days as the Agent may approve) before the acquisition of such Additional Mortgaged Property and copies of all other appraisals and market studies with respect to such Additional Mortgaged Property to the extent such appraisals and market studies exist and can be readily obtained by COPT or any of its Subsidiaries;


                                 Appendix I - 23

      (viii) an Appraisal with respect to such Additional Mortgaged Property as of a date not earlier than 90 days (or such longer period not to exceed 180 days as the Agent may approve) before the acquisition of such Additional Mortgaged Property; and

      (ix) any other information relating to such Additional Mortgaged Property reasonably requested by the Agent.

      "PROPERTY OPERATING EXPENSES" means, for any period and for any item classified as an expense on the accrual basis of accounting (other than the item described in clause (xiii) below), all expenses incurred by Borrower or, as applicable, a Mortgaged Property Subsidiary during such period in connection with the ownership, management, operation, cleaning, maintenance, repair, restoration or leasing of any Property, including without duplication:

      (i) costs and expenses in connection with the cleaning, ordinary repair, maintenance, decoration and painting of such Property;

      (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or, as applicable, a Mortgaged Property Subsidiary engaged in the management, operation, cleaning, maintenance, repair, restoration and leasing of such Property and service to Tenants of such Property; (iii) a management fee equal to 3% of Property Gross Revenue with respect to such Property and during such period (which amount shall be treated as a Property Operating Expense whether or not any such management fee was in fact paid);

      (iv) the cost of all services and utilities with respect to such Property, including all electricity, oil, gas, water, steam, heating, ventilation, air conditioning, elevator, escalator, landscaping, model furniture, answering services, telephone maintenance, credit check, snow removal, trash removal and pest extermination costs and expenses and any other energy, utility or similar item and overtime services with respect to such Property;

      (v) the cost of building and cleaning supplies with respect to such Property;

      (vi) insurance premiums required in order to maintain the insurance policies required under this Agreement or any other Loan Documents with respect to such Property (which, in the case of any policies covering multiple Properties, shall be allocated among the Properties pro rata in proportion to the insured value of the Properties covered by such policies);

      (vii) legal, accounting, engineering, brokerage and other fees, commissions, costs and expenses incurred by or on behalf of Borrower or, as applicable, a Mortgaged Property Subsidiary in connection with the ownership, management, operation, maintenance, repair, restoration, and leasing of such Property, including collection costs and expenses;

      (viii) costs and expenses of security and security systems provided to and/or installed and maintained with respect to such Property;

      (ix) real property taxes and assessments with respect to such Property and the costs incurred in seeking to reduce such taxes or the assessed value of such Property;


                                Appendix I - 24

      (x) advertising, marketing and promotional costs and expenses with respect to such Property;

      (xi) costs and expenses incurred in connection with lock changes, storage, moving, appraisals, surveys, valuations, title insurance, inspections, market surveys, permits (and the application or registration therefor), and licenses (and the application or registration therefor) with respect to such Property;

      (xii) maintenance and cleaning costs related to tenant amenities with respect to such Property;

      (xiii) Capital Expenditures with respect to such Property accrued during such period or, if higher, a reserve for Capital Expenditures equal to $0.15 per square foot of floor area contained in the Improvements located at such Property during such period;

      (xiv) contributions by Borrower or, as applicable, a Mortgaged Property Subsidiary to any merchants' association, whether as dues or advertising costs or otherwise with respect to such Property;

      (xv) costs incurred pursuant to any reciprocal easement agreement affecting such Property;

      (xvi) refunds Borrower or, as applicable, a Mortgaged Property Subsidiary must pay to Tenants and other occupants of such Property;

      (xvii) reserves for such expenses and in such amounts as Borrower or, as applicable, a Mortgaged Property Subsidiary and the Agent may reasonably agree upon; and

      (xviii) all other ongoing expenses which in accordance with the accrual basis of accounting should be included in Borrower's or, as applicable, the Mortgaged Property Subsidiary's annual financial statements as operating expenses of such Property.

Notwithstanding the foregoing, Property Operating Expenses shall not include depreciation and amortization or interest, principal, if any, due under the Loans or the Notes or otherwise in connection with the Obligations.

      "PRO RATA SHARE" means, with respect to each Lender, the percentage obtained by dividing (i) that Lender's Commitment BY (ii) the sum of the aggregate Commitments of all Lenders.

      "RECEIPTS" means, collectively, all cash, Cash Equivalents, checks, notes, drafts and any items of payment or collection received, by or on behalf of COPT or any of its Subsidiaries, or by any officers, employees or agents of COPT or any of its Subsidiaries or other Persons acting for or in concert with COPT or such Subsidiary to make collections on COPT's or such Subsidiary's behalf in connection with or in any way relating to COPT or such Subsidiary or the operation of COPT's or such Subsidiary's business, including, without limitation, any proceeds received from or pursuant to (i) any sales of, or loans against, accounts of COPT or any of its Subsidiaries (other than the Loans pursuant to this Agreement), (ii) any disposition of assets


                                Appendix I - 25

(including, without limitation, any disposition of assets permitted hereunder or consented to by the Agent, but excluding amounts applied to the repayment of indebtedness or other obligations secured by a Lien on the assets subject to such disposition) or issuance or sale of equity Securities by COPT or any of its Subsidiaries, (iii) the incurrence of Indebtedness by COPT or any of its Subsidiaries and the issuance and sale by COPT or any of its Subsidiaries of equity or debt Securities, in each case other than the Obligations and other Indebtedness permitted by this Agreement, (iv) insurance policies (other than liability insurance payable directly or indirectly to a third party) maintained by COPT or any of its Subsidiaries, whether or not Lender is an additional insured or named as loss payee thereunder, (v) the successful prosecution (including any settlement) of any claims, actions or other litigation or proceeding by or on behalf of or against COPT or any of its Subsidiaries, (vi) Investments in, or equity and debt Securities issued by, Joint Ventures or other Persons and (vii) the Management Agreements; it being understood and agreed that nothing contained in this definition shall in any respect be deemed to permit any transactions by COPT or any of its Subsidiaries otherwise restricted or prohibited by this Agreement.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "REIMBURSEMENT DATE" has the meaning assigned to that term in Section 2.18.2.

      "REIT" means a "real estate investment trust," as such term is defined in
Section 856 of the Internal Revenue Code.

      "RELEASE" means any satisfaction, release, assignment instrument, deed of reconveyance or similar instrument or instruments (each in recordable form but without any representation or warranty of the Agent or any Lender) necessary and sufficient to release any Collateral from the Lien of all applicable Security Documents.

      "RELEASE DATE" means the date of a release of the Lien of the Security Documents from any Property pursuant to Section 2.14.

      "RENOVATION" means the expansion, rebuilding, repair, restoration, refurbishment, fixturing and equipping of the Improvements at a Mortgaged Property. The term "RENOVATE" used as a verb has a corresponding meaning.

      "RENTS" means all rents, issues, profits, royalties, receipts, revenues, accounts receivable, security deposits and other deposits (subject to the prior right of Tenants making such deposits) and income, including fixed, additional and percentage rents, occupancy charges, operating expense reimbursements, reimbursements for increases in taxes, sums paid by Tenants to Borrower to reimburse Borrower for amounts originally paid or to be paid by Borrower or Borrower's agents or affiliates for which such Tenants were liable, as, for example, tenant improvements costs in excess of any work letter, lease takeover costs, moving expenses and tax and operating expense pass-throughs for which a Tenant is solely liable, parking, maintenance, common area, tax, insurance, utility and service charges and contributions, proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services, deficiency rents and liquidated damages, and other benefits.


                                Appendix I - 26

      "RENT ROLL" means, for any Mortgaged Property, a rent roll in the form approved by the Agent indicating (i) the names of all Tenants of such Mortgaged Property and the space occupied by such Tenants, (ii) the term of each Lease affecting such Mortgaged Property, (iii) the monthly Rent, additional Rent, if any, and other fees and charges paid by each such Tenant and whether such Tenant is in default, (iv) for any Rent Roll delivered after the Closing Date, any extension, renewal, expansion, or purchase options contained in any such Lease,
(v) each vacant space in such Mortgaged Property and Borrower's or, as applicable, a Mortgaged Property Subsidiary's estimate of the fair rental value of each such space, (vi) the occupancy rate of such Mortgaged Property, (vii) the security deposit and escrows, if any, held by Borrower or, as applicable, a Mortgaged Property Subsidiary under any such Lease and (viii) the arrearages for any such Tenant.

      "RESTORATION" means the repair, restoration (including demolition), replacement and rebuilding of all or any portion of a Mortgaged Property (or the Improvements thereof) following the destruction, damage, loss or Taking thereof. The term "RESTORE" used as a verb has the corresponding meaning.

      "SECURITIES" means any stock, shares, partnership interests, interests in limited liability companies, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

      "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

      "SECURITY AGREEMENT" means the Security and Pledge Agreement executed and delivered by Borrower (if Borrower owns any Mortgaged Property in the Borrowing Base at the time of the closing) and, if applicable, any Mortgaged Property Subsidiary and the Agent on or before the Closing Date pursuant to this Agreement, substantially in the form delivered on or before the Closing Date pursuant to this Agreement, pursuant to which Borrower (if applicable) and, if applicable, any Mortgaged Property Subsidiary will pledge and grant a security interest in the Collateral described therein to the Agent for the benefit of the Lenders, and including any such Security and Pledge Agreement delivered pursuant to the Existing Agreement as each has been amended concurrently herewith, and as any such Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

      "SECURITY DOCUMENTS" means, collectively, the Mortgages, the Assignments of Rents and Leases, the Security Agreement, the Tenant Subordination Agreements, all mortgages, security agreements, pledge agreements, assignments and all other instruments or documents (including UCC-1 financing statements, fixture filings, amendments of financing statements or similar documents required or advisable in order to perfect or maintain the Liens created by the Security Documents) delivered by any Person pursuant to this Agreement or any of the other Loan Documents, whether such delivery is prior to, contemporaneous with or after delivery of


                                Appendix I - 27
this Agreement, in order to grant to Lender Liens in real, personal or mixed property of that Person, and to maintain such Liens as each of the foregoing may be amended, restated, consolidated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof. Security Documents do not include this Agreement or the Notes.

      "SPECULATIVE CONSTRUCTION IN PROGRESS" means any Construction in Progress with respect to which COPT or its Subsidiary, as applicable, has not entered into binding leases, licenses, concession agreements or other occupancy agreements with unaffiliated third-parties for at least fifty percent (50%) of the net rentable area of the Improvements that are to be constructed.

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, trust, joint venture or other business entity of which either (i) the Person is a general partner or member of a limited liability company or other entity having the right to direct or manage the business and affairs of such entity or (ii) more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. The term "SUBSIDIARY" shall include Subsidiaries of a Subsidiary.

      "SUPERMAJORITY LENDERS" means all Lenders having or holding more than 66.67% of the sum of the aggregate Commitments of all Lenders.

      "SURVEY" means, with respect to any Mortgaged Property, a current survey map prepared by a surveyor licensed in the state in which such Mortgaged Property is located, reasonably acceptable to the Agent, which shall (i) contain the legal description of such Mortgaged Property, (ii) conform, and be certified by such surveyor to the Agent and the Lenders and the Title Company as conforming, to the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys for urban survey class as adopted by ALTA and American Congress on Surveying & Mapping (1992 version), and (iii) show, to the extent practicable, all matters described in "TABLE A/OPTIONAL SURVEY RESPONSIBILITIES AND SPECIFICATIONS" in such Minimum Standard Detail Requirements; provided, however, that the survey need not satisfy the requirements of the preceding clauses (ii) and (iii) if the Title Company has eliminated the survey exception from the Title Policies and all other exceptions to the Title Policies based upon such survey are acceptable to the Agent in its sole discretion. Any such survey shall contain a certification by such surveyor to Lender stating whether the Mortgaged Property is located in an area having special flood hazards as identified by the Federal Emergency Management Agency.

      "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor to the business thereof.

      "TAKING" means the taking or appropriation (including by deed in lieu of condemnation or by voluntary sale or transfer under threat of condemnation or while legal proceedings for condemnation are pending) of any Mortgaged Property, or any part thereof or interest therein, for


                                Appendix I - 28
public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain. The term "TAKEN" used as a verb has a correlative meaning.

      "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, on whomsoever and wherever imposed, levied, collected, withheld or assessed by a Governmental Authority; provided, however, that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of any Lender, its lending office) is located or in which that Person is deemed to be doing business on (or measured with reference to) all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

      "TENANT" means any Person liable by contract or otherwise to pay rent or a percentage of income, revenue or profits pursuant to a Lease, and includes a tenant, subtenant, lessee and sublessee.

      "TENANT SUBORDINATION AGREEMENT" means any Subordination, Non-Disturbance and Attornment Agreement executed and acknowledged by a Tenant, Borrower or, if applicable, a Mortgaged Property Subsidiary and the Agent, on behalf of the Lenders, and reasonably satisfactory in form and substance to the Agent, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

      "TERM LOAN" means the Indebtedness incurred by Borrower and other parties under the Term Loan Agreement.

      "TERM LOAN AGREEMENT" means that certain Senior Secured Credit Agreement dated as of August 31, 1998, by and among COPT, Borrower, COPH, Blue Bell Investment Company, L.P., a Delaware limited partnership, South Brunswick Investors, L.P., a Delaware limited partnership, Comcourt Investors, L.P., a Delaware limited partnership, and 6385 Flank Drive, L.P., a Pennsylvania limited partnership, collectively, as "Loan Parties", Bankers Trust Company and each other lender that may thereafter become a party to such Agreement pursuant to
Section 8.1.1 therein, collectively, as "Lenders", and Bankers Trust Company as agent for the Lenders, as amended by that certain First Amendment to Amended and Restated Senior Secured Credit Agreement dated as of January 31, 1999, by that certain Second Amendment to Amended and Restated Senior Secured Credit Agreement of even date herewith, and as it may be amended, restated, supplemented or otherwise modified from time to time.

      "TITLE COMPANY" means (i) as of any date on or prior to the Closing Date, Commonwealth Land Title Insurance Company and (ii) as of any date after the Closing Date, such other title company as may be selected by Borrower and approved by the Agent in its reasonable discretion.


                                Appendix I - 29

      "TITLE POLICIES" means, with respect to the Mortgaged Properties, the paid mortgagee policies of title insurance in the form of a 1970 ALTA loan policy (or other form of loan policy available in the applicable state and acceptable to the Agent) and issued by the Title Company.

      "TOTAL MORTGAGED PROPERTY ADJUSTED NET INCOME" means, for any period and as of any date of determination, the aggregate Property Adjusted Net Income for such period with respect to all Mortgaged Properties.

      "TOTAL MORTGAGED PROPERTY INTEREST EXPENSE" means, for any period, total interest expense related to outstanding Indebtedness secured by the Mortgaged Properties, such interest to be calculated for purposes of this Agreement against the aggregate amount of the Commitments regardless of the actual outstanding principal amount of the Loans using a constant based on the greater of (i) the weighted average of actual interest rates then accruing on Loans made hereunder, and (ii) the 10-year Treasury Rate as of the date of determination, plus 1.75%, instead of the interest rates actually applicable thereto.

      "TRANSFER" means any conveyance, assignment, sale, sale and leaseback, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (i) in all or any portion of any Property or
(ii) in any other assets of any Loan Party or any of its Subsidiaries, or (iii) of any Partnership Interest held by COPT in Borrower.

      "TREASURY RATE" means, as of any date or determination, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rate, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

      "UNDEVELOPED LAND" means real property owned by COPT or any of its Subsidiaries (including Borrower) on which no Improvements are located and that is not Construction in Progress.

      "UNITED STATES OF AMERICA" means the 50 states of the United States of America and Washington, D.C., but excluding any territories or possessions thereof other than the Commonwealth of Puerto Rico.

      "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, a Subsidiary all of the outstanding equity Securities of which are owned directly or indirectly by such Person.

      "WORK" has the meaning assigned to that term in Section 5.11.6.


                                Appendix I - 30

                                  SCHEDULE 1.1A

                INTERESTS OF LOAN PARTIES IN MORTGAGED PROPERTIES

                                   [ATTACHED]


                                    S-1.1A-1

                                  SCHEDULE 1.1B

                  INTERESTS OF LOAN PARTIES IN OTHER PROPERTIES

                                   [ATTACHED]


                                    S-1.1B-1

                                 SCHEDULE 4.1.1

                        COPT AND SUBSIDIARY JURISDICTIONS

                                   [ATTACHED]


                                    S-4.1.1-1

                                 SCHEDULE 4.3.1

                UNREPORTED MATERIAL CONTINGENT OBLIGATIONS, ETC.

                                   [ATTACHED]


                                    S-4.3.1-1

                                 SCHEDULE 4.4.1

                             RIGHTS OF FIRST REFUSAL

                                   [ATTACHED]


                                    S-4.4.1-1

                                 SCHEDULE 4.4.2

                                 MATERIAL LEASES

                                   [ATTACHED]


                                    S-4.4.2-1

                                  SCHEDULE 4.5

                                   LITIGATION

                                   [ATTACHED]


                                     S-4.5-1

                                  SCHEDULE 4.7

                          MATERIALLY ADVERSE AGREEMENTS

                                   [ATTACHED]


                                     S-4.7-1

                                 SCHEDULE 5.2.3

                 MINIMUM SHAREHOLDINGS OF CONTROLLING PRINCIPALS

                                   [ATTACHED]


                                    S-5.2.3-1

                                 SCHEDULE 6.1.8

                                  INDEBTEDNESS

                                   [ATTACHED]


                                    S-6.1.8-1

                                  SCHEDULE 6.3

                                   INVESTMENTS

                                   [ATTACHED]


                                     S-6.3-1

                                 SCHEDULE 6.14.2

                          EXCLUDED REAL PROPERTY ASSETS

                                   [ATTACHED]


                                   S-6.14.2-1

                                 SCHEDULE 6.16.2

                                EQUITY SECURITIES

                                   [ATTACHED]


                                   S-6.16.2-1

                                  SCHEDULE 8.24

                          ADDITIONAL MORTGAGED PROPERTY

                                   [ATTACHED]


                                    S-8.24-1

                                           EXHIBIT A

                     FORM OF AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$125,000,000                                                  New York, New York
                                                             __________ __, 2001

      THIS AMENDED AND RESTATED REVOLVING PROMISSORY NOTE (as amended, restated, supplemented or otherwise modified from time to time, this "NOTE") is made by CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership ("MAKER"), having an address 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045, in favor of ________________________________ and its successors and assigns (the "PAYEE").

      FOR VALUE RECEIVED, Maker promises to pay to the order of Payee or its assigns, on or before the Maturity Date, the lesser of (x) ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000) and (y) the unpaid principal amount of all advances made by Payee to Maker as Loans under the Credit Agreement referred to below. This Note, together with all other Notes issued under the Credit Agreement, amend and restate in their entirety all of the Notes as issued under and defined in the Existing Agreement (as defined in the Credit Agreement).

      Maker also promises to pay interest on the unpaid principal amount hereof, from the Closing Date until paid in full, at the rates and times determined in accordance with the provisions of that certain First Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 28, 2001, by and among Maker, Corporate Office Properties Trust, a Maryland real estate investment trust, any Mortgaged Property Subsidiaries (as defined therein) and Payee (said Credit Agreement, as it may be amended, restated supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", and the terms defined therein and not otherwise defined herein being used herein as therein defined).

      This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

      All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Lender located at One Bankers Trust Plaza, New York, New York or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until notified in writing of the assignment or transfer of this Note in accordance with the terms of the Credit Agreement, Maker shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby.

      Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

      This Note is subject to mandatory and optional prepayment as provided in the Credit Agreement.

      This Note is secured by certain assets pursuant to the Mortgages and the other Security Documents.

      Amounts borrowed by Maker hereunder and evidenced by this Note may increase or decrease during the term hereof and may be repaid and reborrowed but at no time shall exceed the amount of the Note.

      During the continuance of any Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

      This Note is subject to restrictions on transfer or assignment as provided in Sections 8.1 and 8.18 of the Credit Agreement.

      No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Maker, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Maker promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in Section 8.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Maker and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and, except as expressly provided in the Credit Agreement, notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

      THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MAKER

                                    CORPORATE OFFICE PROPERTIES, L.P.,
                                    A DELAWARE LIMITED PARTNERSHIP

                                    By: Corporate Office Properties Trust,
                                        a Maryland real estate investment trust,
                                        its sole general partner


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING

                                                         DATED: __________, ____

      Pursuant to that certain First Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 28, 2001, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Corporate Office Properties, L.P., a Delaware limited partnership ("BORROWER"), Corporate Office Properties Trust, a Maryland real estate investment trust, the Mortgaged Property Subsidiaries (as defined therein), the Lenders defined therein and Bankers Trust Company, as agent for the Lenders defined therein ("AGENT"), this represents Borrower's election to borrow from Lenders as follows:

      1.    FUNDING DATE:           ___________________, _________

      2.    AMOUNT OF BORROWING:    $___________________

      3.    INTEREST RATE OPTION:   |_| a. LIBOR Rate Loan(s) with an initial
                                           Interest Period of _________ month(s)
                                    |_| b. Base Rate Loan(s)

The proceeds of such Loan(s) are to be deposited in _________.

      The undersigned officer, to the best of his or her knowledge, and Borrower certify that:

            a. not more than three other Funding Dates for a Loan have occurred within the thirty days next preceding the proposed Funding Date specified in item 1 above, and the last Funding Date occurred on [INSERT DATE];

            b. after giving effect to any LIBOR Rate Loan(s) requested herein on the proposed Funding Date specified in item 1 above, not more than six Interest Periods will be outstanding, and if six Interest Periods will be outstanding, then at least one such Interest Period will be either (i) a one month Interest Period or (ii) an Interest Period with less than thirty days remaining;

            c. the amount of the proposed borrowing specified in item 2 above will not cause the sum of: (i) aggregate principal amount of the outstanding Loans plus (ii) the Letter of Credit Usage to exceed the Available Amount in effect on the proposed Funding Date specified in item 1 above;

            d. the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

            e. the Loan Parties have performed in all material respects all agreements which the Credit Agreement provides shall be performed by it on or before the date hereof and each of the other conditions to funding set forth in Section 3.2 of the Credit Agreement will be satisfied by the proposed Funding Date specified in item 1 above; and

            f. the Schedules to the Credit Agreement are updated, pursuant to
            Section 5.1.23 of the Credit Agreement, as set forth in Exhibit A hereto.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned officer (in his or her corporate and not individual capacity) does hereby execute this Notice of Borrowing.

                                        CORPORATE OFFICE PROPERTIES, L.P.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    EXHIBIT A

                                    EXHIBIT C

                         FORM OF NOTICE OF CONTINUATION

      Pursuant to that certain First Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 28, 2001 as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Corporate Office Properties, L.P., a Delaware limited partnership ("BORROWER"), Corporate Office Properties Trust, a Maryland real estate investment trust, the Mortgaged Property Subsidiaries (as defined therein), the Lenders defined therein and Bankers Trust Company, as agent for the Lenders defined therein ("AGENT"), this represents Borrower's request to continue Loans as follows:

      1.    DATE OF CONVERSION/CONTINUATION:     __________________, _______

      2.    AMOUNT OF LOANS BEING
            CONVERTED/CONTINUED:                 $__________________

      3.    NATURE OF CONVERSION/CONTINUATION:
            ___ a. Conversion of Base Rate
                   Loans to LIBOR Rate Loans
            ___ b. Conversion of LIBOR
                   Rate Loans to Base Rate Loans
            ___ c. Continuation of LIBOR
                   Rate Loans as such

      4.    IF LOANS ARE BEING CONTINUED AS OR
            CONVERTED TO LIBOR RATE LOANS, THE
            DURATION OF NEW INTEREST PERIOD
            THAT COMMENCES ON THE
            CONVERSION/CONTINUATION DATE:        ___________________ month(s)

      In the case of a conversion to or continuation of LIBOR Rate Loans, the undersigned officer (in his or her corporate and not individual capacity), to the best of his or her knowledge, and Borrower certify that no Event of Default or Potential Event of Default has occurred and is continuing under the Credit Agreement.

DATED: __________________               CORPORATE OFFICE PROPERTIES, L.P.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                                DATE:

THE UNDERSIGNED HEREBY CERTIFY THAT:

            (1) I am a duly elected Authorized Officer of Corporate Office Properties, L.P., a Delaware limited partnership ("BORROWER") and Corporate Office Properties Trust, a Maryland real estate investment trust ("COPT" and, collectively with Borrower, the "PARTIES").

            (2) I have reviewed the terms of that certain First Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 28, 2001, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined in this Certificate or in Attachment No. 1 annexed hereto and made a part hereof being used in this Certificate or said Attachment as therein defined), by and between the Parties and the Mortgaged Property Subsidiaries, collectively, as Loan Parties, the Lenders as defined therein and Bankers Trust Company, as agent for the Lenders defined therein, and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of COPT and its Subsidiaries during the accounting period covered by the attached financial statements; and

            (3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Potential Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth below].

      [Set forth [below] [in a separate attachment to this Certificate] are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Loan Parties have taken, are taking, or propose to take with respect to each such condition or event:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________]

      The foregoing certifications (which are made in my corporate and not individual capacity on behalf of the Parties), together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered on the date first written above pursuant to Section ______(1) of the Credit Agreement.

                                        CORPORATE OFFICE PROPERTIES, L.P.
                                        CORPORATE OFFICE PROPERTIES TRUST


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

--------
(1) Insert "3.1.4.4" if Compliance Certificate is being delivered on the Closing Date and "5.1.8" if Compliance Certificate is being delivered together with delivery of financial statements pursuant to Section 5.1.8 of the Credit Agreement.

                                ATTACHMENT NO. 1

                            TO COMPLIANCE CERTIFICATE

      The Certificate attached hereto is as of [DATE] and pertains to the period from [DATE] to [DATE]. Capitalized terms used herein shall have the meanings set forth in the Credit Agreement. Section references herein relate to the Sections of the Credit Agreement.

A.    MINIMUM CONSOLIDATED TANGIBLE NET WORTH
      (Section 6.6.1)

      (1)   Consolidated Tangible Net Worth             $__________________

      (2)   Minimum required under Section 6.6.1        $__________________(2)

            (a)   Consolidated Tangible Net
                  Worth as of the Closing Date:

                  PLUS                                  $__________________;

            (b)   Equity Proceeds received by
                  COPT and its Subsidiaries
                  (other than from COPT and its
                  Subsidiaries) after the
                  Closing Date MULTIPLIED by .80:       $__________________.

B.    MINIMUM MORTGAGED PROPERTY INTEREST
      COVERAGE (Section 6.6.2)

      (1)   Total Mortgaged Property Adjusted
            Net Income for the preceding
            12-month period ending on [DATE]:           $__________________

      (2)   Total Mortgaged Property Interest
            Expense for the preceding 12-month
            period ending on [DATE]:                    $__________________

      (3)   Ratio of B(1) to B(2):                      __ : 1

      (4)   Minimum permitted Mortgaged Property
            Interest Coverage Ratio under
            Section 6.6.2:                              1.6  1

--------
(2)   Sum of the calculation described in clauses (a) and (b).

C.    MINIMUM CONSOLIDATED INTEREST COVERAGE
      (Section 6.6.3)

      (1)   Consolidated Adjusted Net Income for
            the preceding 12-month period ending
            on [DATE]                                   $__________________

      (2)   Consolidated Interest Expense for
            the preceding 12-month period ending
            on [DATE]                                   $__________________

      (3)   Ratio of C(1) to C(2):                      __ : 1

      (4)   Minimum permitted Consolidated
            Interest Coverage Ratio under
            Section 6.6.3:                              1.75 : 1

D.    MAXIMUM CONSOLIDATED UNHEDGED FLOATING
      RATE DEBT (Section 6.6.4)

      (1)   Consolidated Total Indebtedness
            subject to a variable interest rate
            and not subject to Interest Rate
            Agreements:                                 $__________________

      (2)   Consolidated Total Assets:                  $__________________

      (3)   Maximum amount of permitted
            Consolidated Total Indebtedness
            described in D(1) equals to the
            product of D(2) multiplied by .20:          $__________________

      (4) Attached hereto is evidence of compliance with the requirements governing Interest Rate Agreements.

E.    MAXIMUM CONSOLIDATED TOTAL INDEBTEDNESS
      RATIO (Section 6.6.5)

      (1)   Consolidated Total Indebtedness:            $__________________

      (2)   Consolidated Total Assets:                  $__________________

      (3)   Maximum amount of permitted
            Consolidated Total Indebtedness
            described in E(1) equals product of
            E(2) multiplied by .65:                     $__________________

F.    MINIMUM FIXED CHARGED COVERAGE
      (Section 6.6.6)

      (1)   Consolidated Net Income for the
            preceding 12-month period ending on
            [DATE]                                      $__________________

      (2)   Consolidated Fixed Charges for the
            preceding 12-month period ending on
            [DATE]                                      $__________________

      (3)   Ratio of F(1) to F(2):                       __ : 1

      (4)   Minimum permitted Minimum Fixed
            Charge Coverage Ratio under Section
            6.6.6                                       1.5 : 1

G.    FUNDAMENTAL CHANGES
      (Section 6.7)

      (1)   Fair market value of Entity that is
            merged into COPT or any Subsidiary
            pursuant to Section 6.7.6                   $__________________

      (2)   Fair market value of assets involved
            in Transfer/purchase described in
            Section 6.7.7                               $__________________

      (3)   COPT's and its Subsidiaries
            Consolidated Total Assets                   $__________________

H. TITLE INSURANCE (Section 2.1; Definition of Available Amount)

      Aggregate amount of title insurance:              $__________________

                                    EXHIBIT E

                       FORM OF BORROWING BASE CERTIFICATE

      I, the undersigned, Authorized Officer of Corporate Office Properties, L.P. ("BORROWER"), do hereby certify (in my corporate, and not individual, capacity) that the information contained in Attachment I hereto is true and correct as of [DATE] and has been provided in accordance with the First Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 28, 2001 entered into by and between Borrower, Corporate Office Properties Trust, a Maryland real estate investment trust, and the Mortgaged Property Subsidiaries (as defined therein), collectively, as Loan Parties, and the Lenders defined therein and Bankers Trust Company, as agent for the Lenders defined therein, as amended, restated, supplemented or otherwise modified from time to time (the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF the undersigned officer (in his or her corporate and not individual capacity) does execute this Borrowing Base Certificate.

                                        CORPORATE OFFICE PROPERTIES, L.P.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                  ATTACHMENT I

                          TO BORROWING BASE CERTIFICATE

   Mortgaged Property     Most recent         Property Amount    Amount of Title
                           Appraised            (65% of the         Insurance
                         Value/ Date of         most recent
                          most recent         Appraised Value)
                           Appraisal
_________________________________________   ____________________________________


                                               ________________  _______________

                                Total          ________________  _______________

                                    EXHIBIT F

                          FORM OF ADDITION CERTIFICATE

      This Certificate is delivered pursuant to Section 2.11 of that certain First Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 28, 2001, as amended, restated, supplemented or otherwise modified to the date hereof (said Senior Secured Revolving Credit Agreement, as so amended, restated, supplemented or otherwise modified, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and between Corporate Office Properties, L.P., a Delaware limited partnership ("BORROWER"), Corporate Office Properties Trust, a Maryland real estate investment trust ("COPT"), and the Mortgaged Property Subsidiaries (as defined therein), collectively, as Loan Parties, and Bankers Trust Company, as agent for the Lenders defined therein ("AGENT").

      The undersigned Authorized Officer of Borrower to the best of his or her knowledge (and in his or her corporate, not individual, capacity), and Borrower hereby certify that, except as may have been previously disclosed to the Agent in writing and expressly waived in writing by the Agent in its sole discretion:

      1. Attachment I hereto contains a list of each Additional Mortgaged Property that is a subject of this Addition Certificate.

      2. With respect to the addition of an Additional Mortgaged Property, each of the conditions precedent set forth in Section 2.13 has been satisfied as of the date hereof.

      3. As of the Addition Date:

                  (a) the representations and warranties contained in the Credit
            Agreement and the other Loan Documents will be true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

                  (b) no event will have occurred and be continuing or would result from the consummation of the addition of such Additional Mortgaged Property contemplated hereby that would constitute an Event of Default or a Potential Event of Default or that could have a Material Adverse Effect;

                  (c) each Loan Party will have performed in all material
            respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed by it on or before the Addition Date;

                  (d) there shall not be pending or, to the knowledge of either
            Loan Party, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting COPT or any of its Subsidiaries that has not been disclosed by the Loan Parties in writing pursuant to Section 4.5 or
            5.1.15 prior to the Addition Date that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, government investigation or arbitration so disclosed, that, in either event, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order will have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement; and

                  (e) since the last date to which Borrower has provided
            financial statements required by Section 5.1.4 or 5.1.5 of the Credit Agreement, no condition or event will have occurred that will have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

DATED:                  , 200__         CORPORATE OFFICE PROPERTIES, L.P.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                  ATTACHMENT I

                                    EXHIBIT G

                          FORM OF ASSIGNMENT AGREEMENT

      This ASSIGNMENT AGREEMENT (this "AGREEMENT") is entered into by and between the parties designated as Assignor ("ASSIGNOR") and Assignee ("ASSIGNEE") above the signatures of such parties on the Schedule of Terms attached hereto and hereby made an integral part hereof (the "SCHEDULE OF TERMS") and relates to that certain Credit Agreement described in the Schedule of Terms (said Credit Agreement, as amended, supplemented or otherwise modified to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined).

      IN CONSIDERATION of the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

      SECTION 1. ASSIGNMENT AND ASSUMPTION.

      (a) Effective upon the Settlement Date specified in Item 4 of the Schedule of Terms (the "SETTLEMENT DATE"), Assignor hereby sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee hereby purchases and assumes from Assignor, that percentage interest in all of Assignor's rights and obligations as a Lender arising under the Credit Agreement and the other Loan Documents with respect to Assignor's Commitments and outstanding Loans, if any, which represents, as of the Settlement Date, the percentage interest specified in Item 3 of the Schedule of Terms of all rights and obligations of Lenders arising under the Credit Agreement and the other Loan Documents with respect to the Commitments and any outstanding Loans (the "ASSIGNED SHARE"). Without limiting the generality of the foregoing, the parties hereto hereby expressly acknowledge and agree that any assignment of all or any portion of Assignor's rights and obligations relating to Assignor's Commitment shall include (i) in the event Assignor is an Issuing Lender with respect to any outstanding Letters of Credit (any such Letters of Credit being "ASSIGNOR LETTERS OF CREDIT"), the sale to Assignee of a participation in the Assignor Letters of Credit and any drawings thereunder as contemplated by subsection 2.16.3 of the Credit Agreement and (ii) the sale to Assignee of a ratable portion of any participations previously purchased by Assignor pursuant to said subsection 2.16.3 with respect to any Letters of Credit other than the Assignor Letters of Credit.

      (b) In consideration of the assignment described above, Assignee hereby agrees to pay to Assignor, on the Settlement Date, the principal amount of any outstanding Loans included within the Assigned Share, such payment to be made by wire transfer of immediately available funds in accordance with the applicable payment instructions set forth in Item 5 of the Schedule of Terms.

      (c) Assignor hereby represents and warrants that Item 3 of the Schedule of Terms correctly sets forth the amount of the Commitment and the Pro Rata Share corresponding to the Assigned Share.

      (d) Assignor and Assignee hereby agree that, upon giving effect to the assignment and assumption described above, (i) Assignee shall be a party to the Credit Agreement and shall have all of the rights and obligations under the Loan Documents, and shall be deemed to have made all of the covenants and agreements contained in the Loan Documents, arising out of or otherwise related to the Assigned Share, and (ii) Assignor shall be absolutely released from any of such obligations, covenants and agreements assumed or made by Assignee in respect of the Assigned Share. Assignee hereby acknowledges and agrees that the agreement set forth in this Section 1(d) is expressly made for the benefit of Borrower, Agent, Assignor and the other Lenders and their respective successors and permitted assigns.

      (e) Assignor and Assignee hereby acknowledge and confirm their understanding and intent that (i) this Agreement shall effect the assignment by Assignor and the assumption by Assignee of Assignor's rights and obligations with respect to the Assigned Share, (ii) any other assignments by Assignor of a portion of its rights and obligations with respect to the Commitment and any outstanding Loans shall have no effect on the Commitment and the Pro Rata Share corresponding to the Assigned Share as set forth in Item 3 of the Schedule of Terms or on the interest of Assignee in any outstanding Loans corresponding thereto, and (iii) from and after the Settlement Date, Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (including without limitation all payments of principal and accrued but unpaid interest, commitment fees and letter of credit fees with respect thereto) (A) in the case of any such interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (B) in all other cases, to Assignee; provided that Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Agent under the Loan Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of consideration contemplated by Section 1(b) occurs on a date other than the Settlement Date.

      SECTION 2. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

      (a) Assignor represents and warrants that it is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.

      (b) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of any Loan Party or any of its Subsidiaries to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default.

      (c) Assignee represents and warrants that it is an Eligible Assignee; that it has experience and expertise in the making of loans such as the Loans; that it has acquired the

Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of subsection 8.1 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); and that it has received, reviewed and approved a copy of the Credit Agreement (including all Exhibits and Schedules thereto).

      (d) Assignee represents and warrants that it has received from Assignor such financial information regarding each Loan Party and its Subsidiaries as is available to Assignor and as Assignee has requested, that it has made its own independent investigation of the financial condition and affairs of each Loan Party and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of each Loan Party and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.

      (e) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

      SECTION 3. MISCELLANEOUS.

      (a) Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

      (b) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

      (c) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the notice address of each of Assignor and Assignee shall be as set forth on the Schedule of Terms or, as to either such party, such other address as shall be designated by such party in a written notice delivered to the other such party. In addition, the notice address of Assignee set forth on the Schedule of Terms shall serve as the initial notice address of Assignee for purposes of Section 8.8 of the Credit Agreement.

      (d) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      (e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      (f) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      (g) This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      (h) This Agreement shall become effective upon the date (the "EFFECTIVE DATE") upon which all of the following conditions are satisfied: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the receipt by Agent of any processing or recordation fees required under the Credit Agreement, (iii) in the event Assignee is organized under the laws of any jurisdiction other than the United States of America or any state or other political subdivision thereof, the delivery by such Assignee to Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may reasonably require; (iv) the execution of a counterpart hereof by Agent as evidence of its acceptance hereof in accordance with subsection 8.1 of the Credit Agreement, (v) the receipt by Agent of originals or telefacsimiles of the counterparts described above and authorization of delivery thereof, and (vi) the recordation by Agent in the Register of the pertinent information regarding the assignment effected hereby in accordance with subsection 8.1 of the Credit Agreement.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on the Schedule of Terms.

                               SCHEDULE OF TERMS

1.    BORROWER:   Corporate Office Properties, L.P.

2. NAME AND DATE OF CREDIT AGREEMENT: First Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 28, 2001 by and among Corporate Office Properties, L.P., as Borrower, and Corporate Office Properties Trust, as Guarantor, the financial institutions listed therein as Lenders, and Bankers Trust Company, as Agent.

3.    AMOUNTS:

                                                      Re: Term    Re: Revolving
                                                        Loan         Loan
                                                      --------    -------------
       (a)  Aggregate Commitments of all Lenders:     $______     $________
       (b)  Assigned Share/Pro Rata Share:             ______%     ________%
       (c)  Amount of Assigned Share of Commitment:   $______     $________

4.    SETTLEMENT DATE: ____________, 200__

5.    PAYMENT INSTRUCTIONS:

      ASSIGNOR:                                ASSIGNEE:

      ____________________________             ____________________________
      ____________________________             ____________________________
      ____________________________             ____________________________
      Attention: _________________             Attention: _________________
      Reference: _________________             Reference: _________________

6.    NOTICE ADDRESSES:

      ASSIGNOR:                                ASSIGNEE:
      ____________________________             ____________________________
      ____________________________             ____________________________
      ____________________________             ____________________________
      ____________________________             ____________________________

7.    SIGNATURES:

[NAME OF ASSIGNOR],                      [NAME OF ASSIGNEE],
as Assignor                              as Assignee


By: _______________                      By: _______________
Title: ____________                      Title: ____________

                                         Accepted in accordance with subsection
                                         8.1.1 of the Credit Agreement

                                         [NAME OF AGENT], as Agent


                                         By: _______________
                                         Title:_____________

                                    EXHIBIT H

                      FORM OF ISSUANCE OF LETTER OF CREDIT

      Pursuant to that certain First Amended and Restated Senior Secured Revolving Credit Agreement dated as of March 28, 2001, as amended, restated, supplemented or otherwise modified to the date hereof (said Credit Agreement, as so amended, supplemented or otherwise modified, the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Corporate Office Properties, L.P., a Delaware limited partnership ("BORROWER"), Corporate Office Properties Trust, a Maryland real estate investment trust, the Mortgaged Property Subsidiaries (as defined therein), the Lenders defined therein, and Bankers Trust Company, as agent for the Lenders defined therein ("AGENT"), this represents Borrower's request for the issuance of a Letter of Credit as follows:

      1.    ISSUING LENDER:         |_|  a.     Agent
                                    |_|  b.     ________________________________

      2.    DATE OF ISSUANCE OF LETTER OF CREDIT:  ________________, ________

      3.    FACE AMOUNT OF LETTER OF CREDIT:  $________________________

      4.    EXPIRATION DATE OF LETTER OF CREDIT:  ________________, ________

      5.    NAME AND ADDRESS OF BENEFICIARY:
                        ___________________________________________
                        ___________________________________________
                        ___________________________________________
                        ___________________________________________

      6.    ATTACHED HERETO IS:
            |_| a. the verbatim text of such proposed Letter of Credit
            |_| b. a description of the proposed terms and conditions of such
                   Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

      The undersigned Authorized Officer of Borrower to the best of his or her knowledge (and in his or her corporate, not individual, capacity), and Borrower hereby certify that, except as may have been previously disclosed to the Agent in writing and expressly waived in writing by the Agent in its sole discretion:

      1. The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

      2. No event has occurred and is continuing or would result from the issuance of the Letter of Credit contemplated hereby that would constitute an Event of Default or a Potential Event of Default or that could have a Material Adverse Effect.

      3. Each Loan Party has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed by it on or before the date hereof.

DATED:               , 200__            CORPORATE OFFICE PROPERTIES, L.P.


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    EXHIBIT A


                                      H-3